 As filed with the Securities and Exchange Commission on September 26, 1997
                                              Registration No. 333-________


                            SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, D.C.  20549
                                       -------------
                                        FORM SB-2
                                   REGISTRATION STATEMENT
                               UNDER THE SECURITIES ACT OF 1933
                                       -------------
                              UNITED TENNESSEE BANKSHARES, INC.
                     (Name of small business issuer in its charter)


          Tennessee                          6035                      Requested
-----------------------------     ---------------------------    ----------------------
(State or other jurisdiction of   (Primary standard industrial   (I.R.S. employer
incorporation or organization)    classification code number)    identification number)

                           344 Broadway, Newport, Tennessee 37821
                                     (423) 623-6088

         (Address and telephone number of principal executive offices and principal place  of business)

                                  Mr. Richard G. Harwood
                          President and Chief Executive Officer
                            United Tennessee Bankshares, Inc.
                                     344 Broadway
                                 Newport, Tennessee  37821
                                      (423) 623-6088
                                       -------------
            (Name, address, and telephone number of agent for service)

                   Please send copies of all communications to:
                             Gary R. Bronstein, Esquire
                               K. Scott Fife, Esquire
                          Housley Kantarian & Bronstein, P.C.
                          1220 19th Street, N.W., Suite 700
                               Washington, D.C.  20036

       Approximate date of commencement of proposed sale to the public:
   As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                               CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
                                                 Proposed           Proposed
                                 Dollar           Maximum            Maximum         Amount of
Title of Each Class              Amount           Offering          Aggregate      Registration
of Securities                    to be            Price Per          Offering           Fee
to be Registered               Registered         Security           Price (1)
------------------------------------------------------------------------------------------------
Common Stock, no par value   $14,547,500          $10.00          $14,547,500     $4,408.33
------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

P R O S P E C T U S

                       UNITED TENNESSEE BANKSHARES, INC.
      (HOLDING COMPANY FOR NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION)
             Between 935,000 and 1,454,750 Shares of Common Stock

Newport Federal Savings and Loan Association is converting from mutual to stock form and forming a holding company, United Tennessee Bankshares, Inc. This prospectus describes terms pursuant to which our holding company is offering between 935,000 and 1,454,750 shares of its Common Stock in a Subscription Offering to our current and former customers and our ESOP in the following order of priority in accordance with applicable regulatory requirements: (i) Eligible Account Holders, (ii) the ESOP, (iii) Supplemental Eligible Account Holders and (iv) Other Members. Subscription rights are not
transferable, and all subscription rights will expire at    :    p.m.,
Eastern Time, on December    , 1997, unless extended.  During or after the
Subscription Offering, our holding company may offer shares not sold in the Subscription Offering to the general public in a Community Offering, with preference given to permanent residents of our Local Community --Cocke County, Tennessee. All shares issued in the Conversion will be sold for $10.00 per share.

Each eligible subscriber (including joint account holders, as a group) may subscribe for up to 11,000 shares per qualifying deposit or loan in the Subscription Offering, provided that the maximum number of shares that may be purchased in the Conversion by any person, together with associates, or group of persons acting in concert (other than the ESOP) is 22,000. No person may purchase fewer than 25 shares.

The amount of Common Stock being offered in the Conversion is based on an independent appraisal of our estimated pro forma market value, which was $11,000,000 as of September 12, 1997. The amount of Common Stock to be issued in the Conversion, however, will be based on our estimated value at the time of the Conversion and may be as low as $9,350,000 or as high as $14,547,500, depending upon market and financial conditions at that time. The market price of the shares to be issued may be more or less over time than our offering price. See "RISK FACTORS"

------------------------------------------------------------------------------
                               OFFERING SUMMARY

                Price per Share:                 $10.00
               Number of Shares:           935,000 to 1,454,750
         Estimated Offering Expenses:      $620,000 to $715,000
             Estimated Net Proceeds:     $8,730,000 to $13,832,500
------------------------------------------------------------------------------

THE SHARES BEING OFFERED ARE NOT DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

THE SHARES BEING OFFERED HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION OR ANY OTHER GOVERNMENT AGENCY, AND NO GOVERNMENT AGENCY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

FOR ADDITIONAL INFORMATION ABOUT THE CONVERSION, INCLUDING ANSWERS TO FREQUENTLY ASKED QUESTIONS, PLEASE REFER TO THE MORE DETAILED INFORMATION IN THIS PROSPECTUS. FOR ASSISTANCE, PLEASE CONTACT OUR STOCK INFORMATION CENTER
AT (423)     -     .

                           TRIDENT SECURITIES, INC.
                             November      , 1997

                                   GLOSSARY

Bank                         The federally chartered savings association
(also, alone or with         converting from mutual to stock form, in its
the Company, as              mutual form as "Newport Federal Savings and
appropriate, "we,"           Loan Association" and its stock form as
"us," etc.)                  "Newport Federal Bank"

Company                      The Tennessee corporation named United
(also "our holding           Tennessee Bankshares, Inc. formed by the Bank
company," etc.)              to serve as its holding company after the
                             Conversion

Common Stock                 The common stock of the Company

Community Offering           If any, the offering of shares of the Common
                             Stock to the general public concurrently with or after commencement of the Subscription
                             Offering, giving preference to natural persons and trusts of natural persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural persons have substantial interests) who are permanent residents of the Bank's
                             Local Community

Conversion                   Conversion of the Bank from mutual to stock
                             form, the issuance of common stock of the Bank to the Company and the issuance of the Company's Common Stock to purchasers in the Subscription Offering and, if any, the Community Offering and/or Syndicated Offering

Eligible Account Holders     Holders of savings accounts at the Bank with
                             balances of at least $50 as of December 31,
                             1995

ESOP                         Employee Stock Ownership Plan to be
                             implemented by the Company in the Conversion

Estimated Valuation Range    Range of valuation from 15% below to 15% above
                             the independent appraisal of our estimated pro forma market value, which was $11,000,000 as of September 12, 1997

FDIC                         Federal Deposit Insurance Corporation

FHLMC                        Federal Home Loan Mortgage Corporation

FNMA                         Federal National Mortgage Association

GNMA                         Government National Mortgage Association

Local Community              The county where our offices are located --
                             Cocke County, Tennessee

MRP Management Recognition Plan (expected to be implemented by the Company at least six months after the Conversion)

Option Plan                  Stock Option and Incentive Plan (expected to
                             be implemented by the Company at least six months after the Conversion)

Other Members                Depositor and borrower members of the Bank as
                             of November     , 1997

OTS                          Office of Thrift Supervision of the United
                             States Department of the Treasury

RP Financial                 RP Financial, LC, the firm we engaged to
                             prepare the appraisal of our
                             estimated pro forma market value in the Conversion and to advise us about our business plan

SEC                          Securities and Exchange Commission

Subscription Offering        The offering of  shares of the Common Stock to
                             Eligible Account Holders, the ESOP,
                             Supplemental Eligible Account Holders and
                             Other Members

Supplemental Eligible        Holders of accounts at the Bank with balances
Account Holders              of at least $50 as of September 30, 1997

Syndicated Offering          If any, the offering of shares of the Common
                             Stock to the general public during or after the Subscription Offering in a syndicated offering by selected dealers

Trident Securities           Trident Securities, Inc., the firm we engaged
                             to advise and assist us in marketing the Common Stock and conducting the Subscription
                             Offering and, if any, the Community Offering and/or Syndicated Offering

                            QUESTIONS & ANSWERS

    Set forth below are answers to frequently asked questions about the Conversion. For additional information about the Conversion, please refer to the more detailed information in this prospectus. For assistance, please
contact our Stock Information Center at (423)    -   .

NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION

1.  What are your principal business activities?

    Through two full service banking offices in Newport, Tennessee, we attract deposits from the public and invest those funds principally in single-family residential real estate loans and, to a lesser extent, multi-family and commercial real estate loans and consumer loans, principally in Cocke County, Tennessee. We also maintain a substantial investment portfolio, primarily of mortgage-backed securities issued by the FNMA, FHLMC and GNMA, obligations of the federal government and agencies and investment-grade obligations of states and political subdivisions. We derive our income principally from interest earned on loans, investment securities and other interest-earning assets. Our principal expenses are interest expense on deposits and noninterest expenses such as employee compensation, deposit insurance and miscellaneous other expenses. Funds for these activities are provided principally by deposit growth, repayments of outstanding loans and investment securities, other operating revenues and, from time to time, advances from the Federal Home Loan Bank of Cincinnati. At June 30, 1997, we had total assets of $64.2 million, deposits of $56.7 million and equity of $6.5 million, or 10.1% of total assets.

THE CONVERSION

2.  What is a Mutual to Stock Conversion?

    The Conversion is a change in our legal form of organization. We currently operate as a federally chartered mutual savings institution with no stockholders. Through the Conversion, we will become a federally chartered stock savings institution, we will change our name to "Newport Federal Bank," we will issue shares of our stock to United Tennessee Bankshares, Inc., which will thereby become our holding company, and United Tennessee Bankshares, Inc., as our holding company, will issue shares of its Common Stock to investors who purchase shares in the Conversion. Currently, our depositor and borrower members as such have voting rights in the Bank and, therefore, are entitled to elect directors of the Bank and to vote on other important matters. Following the Conversion, the Company will exercise all voting rights with respect to the Bank's common stock, and the Company's stockholders will elect its directors and exercise all other voting rights with respect to the Common Stock.

3.  Why are you converting?

    As a mutual savings institution, we do not have stockholders and do not have authority to issue capital stock. By converting to the stock form of organization, we will be structured in the form used by commercial banks, most business entities and a growing number of savings institutions. The Conversion will be important to our future growth and performance by providing a larger capital base from which we may operate, by enhancing our ability to attract and retain qualified management through stock-based compensation plans, by enhancing our ability to diversify into other financial services related activities and by expanding our ability to provide services to the public.

    We believe that the stock form of organization is preferable to the mutual form of organization for a financial institution. We recognize the decline in the number of mutual thrifts from over 12,500 mutual institutions in 1929 to under 1,000 mutual thrifts today.

    We believe that converting to the stock form of organization and changing our name will allow us to compete more effectively with other community banks and thrifts, and with statewide, regional and nationwide banks, which are in stock form. We believe that by combining our existing quality service and products with a local ownership base we will encourage our customers and community members who become stockholders to do more business with us.

    Furthermore, because we compete with local and nonlocal banks not only for customers, but also for employees, we believe that the stock form of organization will better afford us the opportunity to attract and retain employees, management and directors through stock-based compensation plans which are not available to mutual savings institutions.

4.  Will the Conversion have any effect on our deposits and loans?

    No. The Conversion will not affect terms and balances of your deposit accounts and interest rates paid on such accounts. Deposits will remain federally insured by the FDIC up to the maximum amount permitted by law. The Conversion also will not affect terms or conditions of any of our loans or rights and obligations of our borrowers.

5.  Will the Conversion cause any changes in your personnel?

    No. Before and after the Conversion, our business of accepting deposits, making loans and providing financial services will continue without interruption with the same board of directors, management and staff.

6.  What approvals must be received before the Conversion becomes effective?

    First, our Board of Directors must adopt the Plan of Conversion, which occurred on May 20, 1997. Second, the OTS must approve the applications required to effect the Conversion. These approvals have been obtained. Third, the Plan of Conversion must be approved by a majority of all votes eligible to be cast by our members. A special meeting of our members will be held on
    December    , 1997 to consider and vote upon the Plan of
    Conversion. Last, the final amount of Common Stock to be issued in the Conversion must be approved by the OTS before the consummation of the Conversion.

THE HOLDING COMPANY

7.  What is a holding company?

    A holding company is a company that owns another company. In the Conversion, we will become a subsidiary of United Tennessee
    Bankshares, Inc., a company we organized to become our holding company by acquiring all of our stock to be issued in the Conversion.

8.  Why are you forming a holding company?

    We believe that the formation of our holding company will result in a more versatile financial institution with the ability to diversify our business activities through existing or newly formed subsidiaries, although there are no current plans with respect to such diversification. Our holding company will also be able to use stock-based compensation programs to attract, motivate and retain directors, management and employees.

9.  What will be the holding company's principal business activities?

    We formed United Tennessee Bankshares, Inc. under Tennessee law in August 1997 for the purpose of becoming our holding company in the Conversion. Before the Conversion, our holding company will not have any material assets or liabilities, and it will not engage in any material operations. Following the Conversion, our holding company's primary assets will be our outstanding stock, a portion of the net proceeds of the Conversion and a note receivable from our ESOP, and it will primarily engage in the business of directing, planning and coordinating our business activities. In the future, our holding company may become an operating company or acquire or organize other operating subsidiaries, including other financial institutions. Initially, our holding company will not maintain offices separate from ours or employ any persons other than its officers, who will not be separately compensated for such service.

10. If I buy stock in the Conversion, will I own stock in United Tennessee Bankshares, Inc. or Newport Federal Savings and Loan Association?

    You will own shares of common stock of United Tennessee
    Bankshares, Inc. United Tennessee Bankshares, Inc., as our holding company, will own all of our outstanding stock.

ABOUT BECOMING A STOCKHOLDER

11. What are the Subscription and Community Offerings?

    In accordance with applicable regulatory requirements, our holding company is offering shares of its Common Stock in a Subscription Offering to our current and former customers and to our ESOP. Any shares not subscribed for in the Subscription Offering may be offered to the general public in a Community Offering with preference given to natural persons and trusts of natural persons who are permanent residents of our Local Community, Cocke County, Tennessee. The Subscription Offering, and the Community Offering, if any, are being managed by Trident Securities. We anticipate that any shares not sold in the Subscription or Community Offering may be offered for sale in a Syndicated Offering, which would be an offering to the general public on a best efforts basis by a selling group of broker-dealers managed by Trident Securities.

12. Will I pay a commission to buy shares in the Subscription, Community or Syndicated Offering?

    No. You will not pay a commission to buy any shares in the Conversion.

13. How many shares of your holding company's stock will be issued in the Conversion?

    Between 935,000 and 1,454,750 shares of the Common Stock will be sold, all at a price of $10.00 per share.

14. How was the price determined?

    The amount of Common Stock being offered in the Conversion is based on an independent appraisal of our estimated pro forma market value, which was $11,000,000 as of September 12, 1997. The amount of Common Stock to be issued in the Conversion, however, will be based on our estimated value at the time of the Conversion and may be as low as $9,350,000 or as high as $14,547,500, depending upon market and financial conditions at that time.

15. Who is entitled to buy stock in the Conversion?

    The shares of Common Stock to be issued in the Conversion are being offered in a Subscription Offering to our current and former customers and our ESOP in the following order of priority in accordance with applicable regulatory requirements:

    1. "Eligible Account Holders" -- our depositors of $50 or more as of December 31, 1995

    2. "ESOP" -- the Employee Stock Ownership Plan to be implemented by our holding company in the Conversion

    3. "Supplemental Eligible Account Holders" -- our depositors of $50 or more as of September 30, 1997

    4.   "Other Members" -- our depositor and borrower members
         as of November    , 1997

    Subject to the prior rights of holders of subscription rights, shares not sold in the Subscription Offering may be offered in a Community Offering to the general public, with preference given to natural persons and trusts of natural persons permanently residing in our Local Community, Cocke County, Tennessee. Shares not sold in the Subscription or Community Offering may be offered to the general public in a Syndicated Offering.

16. Are the subscription rights transferable?

    No. Subscription rights held by our Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are not transferable, and persons with subscription rights may not subscribe for shares for the benefit of any other person. Persons who directly or indirectly violate this prohibition may lose their right to purchase shares in the Conversion and may be subject to criminal prosecution. Each Eligible Account Holder, Supplemental Eligible Account Holder and Other Member must list all qualifying savings accounts and loans, as of the respective qualifying dates, on the Stock Order Form. Persons who do not list all qualifying savings accounts and loans may be subject to reduction or rejection of their subscription.

17. What are the minimum and maximum numbers of shares that I can purchase in the Conversion?

    The minimum number of shares is 25. Each eligible subscriber may subscribe for up to 11,000 shares per qualifying deposit or loan in the Subscription Offering, provided that the maximum number of shares that may be purchased in the Conversion by any person, together with associates, or group of persons acting in concert, (other than the ESOP) is 22,000. We expect the ESOP to subscribe for 8% of the shares issued in the Conversion.

18. Are your Board of Directors and management buying a significant number of shares?

    We expect our directors and executive officers to subscribe for 140,000 shares. The purchase price paid by them will be the same $10.00 per share price as that paid by all other persons who purchase shares in the Conversion.

19. How do I subscribe for shares?

    To subscribe for shares of the Common Stock in the Subscription Offering, you should send or deliver a Stock Order Form together with full payment (or appropriate instructions for withdrawal from permitted deposit accounts, as described below) to us in the postage-paid envelope provided, so that the Stock Order Form and payment or withdrawal authorization instructions are received before the end of the Subscription Offering, which will expire at
      :    , Eastern Time, on December    , 1997, unless extended.
    Payment for shares may be made in cash (if made in person) or by check or money order. Subscribers who have deposit accounts with us may include instructions on the Stock Order Form requesting withdrawal from such deposit account(s) to purchase shares. Withdrawals from certificates of deposit may be made without incurring an early withdrawal penalty.

    If shares remain available for sale after the expiration of the Subscription Offering, they may be offered in a Community Offering, which may begin during or after the Subscription Offering. Persons who wish to order shares in the Community Offering should return their Stock Order Form as soon as possible after the Community Offering begins, because it may be terminated at any time. Members of the public should contact the Stock
    Information Center at (423)     -      for additional
    information.

    Owners of self-directed Individual Retirement Accounts (IRAs) may use the assets of their IRAs to purchase shares of Common Stock in the Subscription and Community Offerings, provided that their IRAs are not maintained on deposit with us. Persons with self-directed IRAs maintained by us must transfer their accounts to an unaffiliated institution or broker to purchase shares of Common Stock in the Subscription and Community Offerings. Anyone interested in doing so should contact the Stock Information Center no later than five business days before the Expiration Date.

20. Will I receive interest on funds I submit to purchase shares?

    Yes. We will pay interest at our passbook rate from the date funds are received until completion or termination of the Conversion. All funds authorized for withdrawal from deposit accounts with us will earn interest at the applicable account rate.

21. May I borrow funds from you to pay for shares purchased in the Conversion?

    No. Federal regulations prohibit us from making loans for this purpose. However, federal regulations do not prohibit you from obtaining a loan from another source for the purpose of purchasing shares in the Conversion.

22. How may investors buy or sell shares in the aftermarket?

    We have obtained conditional approval for the Common Stock to be
    quoted on the Nasdaq Small-Cap Market under the symbol "     ."
    After shares of the Common Stock commence trading, interested investors may contact any broker to buy or sell shares. Due to the amount of Common Stock to be issued in the Conversion, we cannot assure you that the conditions for quotation on the Nasdaq Small-Cap Market will be satisfied or that an active and liquid trading market for the Common Stock will develop or be maintained.

23. Will the holding company pay dividends?

    We intend to adopt a policy of paying regular cash dividends at an annual rate of $0.30 per share (3.0% based on the $10.00 per share purchase price of the Common Stock in the Conversion) following the current fiscal year (that is, following December 31, 1997). Dividends will be subject to determination and declaration by the Board of Directors, which will take into account a number of factors, including our consolidated operating results and financial condition, net worth and capital requirements as well as regulatory restrictions on the payment of dividends from the Bank to the Company. We cannot assure you that dividends will in fact be paid or that, if paid, such dividends will not be reduced or eliminated in the future.

24. Will the FDIC insure the shares of the holding company?

    No. Shares of the Common Stock are not savings deposits or savings accounts and are not insured by the FDIC or any other government agency.

25. If I subscribe for shares and later change my mind, may I demand a refund or change my order?

    No. After we receive your order, it cannot be withdrawn or changed, except with our consent.

26.  How can I get additional information about the Conversion?

    FOR ADDITIONAL INFORMATION ABOUT THE CONVERSION, PLEASE REFER TO THE MORE DETAILED INFORMATION IN THIS PROSPECTUS.

    FOR ASSISTANCE, OR TO REQUEST ANOTHER PROSPECTUS AND STOCK ORDER
    FORM, PLEASE CONTACT OUR STOCK INFORMATION CENTER AT (423)     -     .

                                RISK FACTORS

    Before investing in the Common Stock please carefully consider the matters discussed below. The Common Stock is not a savings account or deposit and is not insured by the FDIC or any other government agency.

MARKET CONDITIONS AND ABSENCE OF PRIOR MARKET FOR THE COMMON STOCK

    The appraisal of our pro forma market value which will determine the amount of Common Stock to be issued in the Conversion is an estimate based upon our independent appraiser's evaluation of our business and assessment of current market conditions. Further, no shares of the Common Stock will be publicly outstanding and available for trading until after the Conversion, and thereafter opportunities to purchase or sell shares of the Common Stock will be limited by the number of shares available at any given time. As a result, we cannot assure you that you will be able to sell your shares purchased in the Conversion at or above the initial purchase price, and we cannot assure you that an active and liquid trading market for the Common Stock will develop or be maintained. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued" and "MARKET FOR THE COMMON STOCK."

BELOW AVERAGE RETURN ON EQUITY AFTER CONVERSION

    Return on equity (net income divided by average equity) is a ratio used by many investors to compare the performance of a particular company with other companies. Our post-Conversion return on equity will be below the average return on equity for many publicly held companies, including many thrifts and banks. In addition, the expenses associated with our ESOP and MRP, along with other post-Conversion expenses, are expected to contribute to reduced earning levels. Over time, we intend to deploy the net proceeds from the Conversion to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity competitive with other publicly traded thrifts. This goal could take a number of years to achieve, and we cannot assure you that this goal can be attained. Consequently, you should not expect a competitive return on equity in the near future. See "SELECTED CONSOLIDATED FINANCIAL INFORMATION AND OTHER DATA," "CAPITALIZATION" and "PRO FORMA DATA."

POSSIBLE BENEFITS TO MANAGEMENT AND DILUTIVE EFFECTS OF STOCK COMPENSATION
PLANS

    Our ESOP is expected to purchase 8% of the shares to be issued in the Conversion. These shares will be allocated under the ESOP to all eligible employees, including executive officers, in proportion to their covered compensation as the loan secured by the ESOP shares is repaid.

    At least six months following the Conversion, we expect to adopt a Stock Option and Incentive Plan (the Option Plan), under which directors and employees could be granted options to purchase an aggregate amount of Common Stock equal to 10% of the shares issued in the Conversion at exercise prices equal to the market price of the Common Stock on the date of grant, and a Management Recognition Plan (the MRP), under which directors and employees could be awarded an aggregate amount of Common Stock equal to 4% of the shares issued in the Conversion.

    If these plans are implemented during the year following the Conversion, they will be subject to stockholder approval, and it is expected that, in accordance with applicable regulatory limitations, 50% of the shares and options under the plans may be granted among our three executive officers and 25% of such shares and options may be granted among our non-employee directors. Under such regulations, at the midpoint of the estimated valuation range, all participants in such plans as a group could receive at no cost to them options to purchase a total of up to 110,000 shares at an exercise price equal to the value of such shares when the options are granted as well as a total of up to 44,000 shares ($440,000 in value at the $10.00 price per share in the Conversion). If the Option Plan and/or MRP is implemented after the year following the Conversion, the foregoing regulatory restrictions would not apply, but the plans generally would remain subject to the regulatory authority of the OTS.

    Under these plans, the shares issued to participants could be newly issued shares or, subject to regulatory restrictions, shares repurchased in the market. In the event the shares issued under these plans consist of newly issued shares of Common Stock, the voting interests of existing stockholders would be diluted. At the midpoint of the estimated valuation range, if all shares under these plans were newly issued and the exercise price for the option shares were equal to the price per share in the Conversion, the number of outstanding shares of Common Stock would increase from 1,100,000 to 1,254,000, thereby reducing the proportionate voting rights of stockholders by approximately 12%, the pro forma book value per share of the outstanding Common Stock at June 30, 1997 would decrease from $14.09 to $13.59 and the pro forma net income per share of the outstanding Common Stock for the fiscal year ended December 31, 1996 and the six months ended June 30, 1997 would decrease from $0.78 and $0.32 to $0.67 and $0.29, respectively. See "PRO FORMA DATA" and "MANAGEMENT -- Certain Compensation Agreements and Plans -- Stock Option and Incentive Plan" and " -- Management Recognition Plan."

POSSIBLE ADVERSE IMPACTS OF INTEREST RATES AND ECONOMIC AND INDUSTRY
CONDITIONS

    We are vulnerable to fluctuations in market interest rates, and our net interest margin is affected by general economic conditions and other factors that influence market interest rates as well as our ability to respond to changes in such rates. Unlike most industrial companies, nearly all of our assets and liabilities are monetary. As a result, interest rates have a greater impact on our performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services. We estimate that our net interest income and the net market value of our assets and liabilities could be significantly exposed to increases in interest rates. In a rising interest rate environment, our net interest income could be adversely affected as liabilities could reprice to higher market rates more quickly than assets. This effect could be compounded, because the prepayment speeds of our long-term fixed-rate assets could decrease in a rising interest rate environment. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS --Asset/Liability Management."

    Significant and rapid changes have occurred in the thrift industry in recent years, and the future of the industry is subject to various uncertainties. The traditional role of thrifts as the nation's primary housing lenders has diminished, and thrifts are subject to increasing competition for deposits and loans from commercial banks, mortgage bankers, mutual funds and other financial companies. In addition, the companies competing against thrifts frequently are substantially larger, with much greater resources to attract and serve customers. The ability of thrifts to diversify into lending activities other than real estate lending has been limited by federal regulations. The thrift industry also faces an uncertain regulatory environment in which applicable laws, regulations and enforcement policies are subject to significant change. See "BUSINESS" and "REGULATION."

LIMITED ECONOMY IN MARKET AREA

    Substantially all of our loans are secured by properties located in our primary market area -- Cocke County in East Tennessee. While Cocke County is experiencing modest population growth, the county is primarily rural, with relatively high levels of unemployment and low levels of income. While we are committed to increasing our loan-making and deposit-gathering activities and pursuing banking opportunities throughout our primary market area, the limited economy in our primary market area may restrain our growth, and there can be no assurance that we will be able to sufficiently increase our loan originations to promptly deploy the Conversion proceeds in our primary market area. See "BUSINESS -- Market Area."

LOAN PORTFOLIO COMPOSITION

    Mobile Home, Residential Construction, Commercial Real Estate and Consumer Loans. Our loan portfolio includes significant amounts of mobile home loans, residential construction loans, commercial real estate loans and consumer loans, all of which expose us to greater risks than traditional single family residential loans. While our losses on these types of loans have been insignificant, and we maintain loan loss reserves for perceived risks of loss on these loans, we cannot assure you that we will not incur substantial losses on these types of loans in the future. See "BUSINESS -- Lending Activities."

    Nonconforming Loans. Our one- to four-family residential mortgage loans generally are underwritten in accordance with applicable underwriting guidelines and documentation requirements published by the FNMA and FHLMC for loans to be eligible for sale to them. However, because we do not sell our loans, and we do not intend to sell them in the future, when circumstances warrant, we allow exceptions to the FNMA and FHLMC collateral requirements based on our knowledge and experience with borrowers and properties in our market area. For example, we do not always require homes to have air conditioning or a complete survey or independent appraisal, and we do not always require contractors to be licensed. Our losses on these types of loans have been insignificant, and we maintain loan loss reserves for perceived risks of loss on these loans. In the future, we could experience difficulty if we ever try to sell these loans, and we could incur losses if defaults on these loans exceed our loan loss reserves. See "BUSINESS -- Lending Activities."

    Adjustable Rate Loans. Our loan portfolio includes a significant amount of loans with adjustable rates of interest. Adjustable rate loans generally pose the risk that as interest rates rise, the underlying payments of the borrowers rise, thereby increasing the potential for loan delinquencies and loan losses. At the same time, the marketability of the underlying properties may be adversely affected by higher interest rates. While our losses on this type of loan have been insignificant, and we maintain loan loss reserves for perceived risks of loss on these loans, in the event of substantial and prolonged increases in market interest rates we could incur significant losses on these loans in the future. See "BUSINESS -- Lending Activities -- One-to Four-Family Residential Lending."

    Nonperforming Loans. Our assets include significant amounts of past due loans from time to time, particularly during the 15-day grace period before most loans incur a late penalty. At June 30, 1997 our loans past due 90 days or more totaled $549,000, or 1.20% of our total loans. While our losses on nonperforming assets have been insignificant in recent years, we cannot assure you that our allowance for loan losses will be adequate to absorb all losses that we may experience or that, in the future, our regulators or prevailing financial and economic conditions will not result in substantial charge-offs or increases in loss allowances. In such event, our financial condition and profitability would be negatively affected. See "BUSINESS -- Lending Activities -- Asset Classification, Allowances for Losses and Nonperforming Assets."

    Substantial Lending Relationships. At June 30, 1997, we had loans outstanding to six borrowers or groups of affiliated borrowers with aggregate outstanding balances over $250,000 each and loans outstanding to another eight borrowers or groups of affiliated borrowers over $200,000 each. These 14 lending relationships totalled $4,056,000, or 8.8% of our total loans. As a result of their size in relation to our size and profitability, these loans present more risk to us than smaller loans, because adverse circumstances among a relatively small number of borrowers could have a disproportionate adverse effect on us. At June 30, 1997, none of these loans was nonperforming. See "BUSINESS -- Lending Activities" and "REGULATION -- Regulation of the Bank -- Limits on Loans to One Borrower."

COMPETITION

    We experience strong competition in our market area. This competition arises from local and regional banks, as well as mortgage bankers and national and local securities firms. Such competition could adversely affect our business in the future. See "BUSINESS -- Competition."

DEPENDENCE ON KEY PERSONNEL

    We depend to a considerable degree on key management personnel, and the loss of such personnel could adversely affect us. We have entered into employment agreements with our three executive officers. See "MANAGEMENT."

POTENTIAL IMPACT OF PURCHASES BY MANAGEMENT AND STOCK COMPENSATION
PLANS

    The 140,000 shares of Common Stock expected to be purchased by our directors and executive officers in the Conversion, combined with the shares expected to be awarded or sold to plan participants under the ESOP, the MRP and the Option Plan, could result in management controlling up to approximately 35% of the outstanding shares of the Common Stock at the midpoint of the estimated valuation range (assuming the shares issued under the MRP and the Option Plan are repurchased treasury shares) and could permit management to benefit from certain statutory and regulatory provisions, as well as certain provisions in our Charter and Bylaws, that may tend to promote the continuity of existing management. If the members of management were to act in concert with each other, they could have significant influence over the outcome of any stockholder vote requiring a majority vote and in the election of directors and could effectively exercise veto power in matters requiring the approval of our stockholders, such as certain business combinations. Management might thus have the power to authorize actions that may be viewed as contrary to the best interests of non-affiliated holders of the Common Stock and might have veto power over actions that such holders may deem to be in their best interests. See "PURCHASES BY DIRECTORS AND EXECUTIVE OFFICERS," "PRO FORMA DATA," "MANAGEMENT -- Certain Compensation Agreements and Plans," "CERTAIN RESTRICTIONS ON ACQUISITIONS" and "CERTAIN ANTI-TAKEOVER PROVISIONS."

CHARTER AND BYLAW, STATUTORY AND OTHER PROVISIONS THAT COULD DISCOURAGE HOSTILE ACQUISITIONS OF CONTROL

    Our holding company's Charter and Bylaws contain certain provisions that could discourage nonnegotiated takeover attempts that certain stockholders might deem to be in their interests or through which stockholders might otherwise receive a premium for their shares over the then current market price and that may tend to perpetuate existing management. In addition, Tennessee law provides for numerous restrictions on acquisition of the Company, and federal law contains various restrictions on the acquisition of control of savings institutions, particularly during the period immediately following a conversion to stock form. These Charter, Bylaw, statutory and regulatory provisions, as well as certain other provisions of state and federal law and certain provisions in our employee compensation agreements and plans, may have the effect of discouraging or preventing a future takeover attempt in which stockholders otherwise might receive a substantial premium for their shares over then-current market prices. For detailed discussions of those provisions, see "MANAGEMENT -- Certain Compensation Agreements and Plans," "DESCRIPTION OF COMMON STOCK," "CERTAIN RESTRICTIONS ON ACQUISITIONS" and "CERTAIN ANTI-TAKEOVER PROVISIONS."

BUSINESS PLAN TO REMAIN INDEPENDENT LOCAL THRIFT

    We have operated as a locally owned and managed, community-oriented thrift institution for over 60 years, and we plan to continue serving the saving and borrowing needs of our community as an independent institution in the same manner following the Conversion. We do not have any plans to be acquired by any other financial institution, and we urge investors not to subscribe for shares in the Conversion based on an expectation of a quick sale by us.

POSSIBLE INCOME TAX CONSEQUENCES OF DISTRIBUTION OF SUBSCRIPTION RIGHTS

    If the subscription rights granted to our Eligible Account Holders, Supplemental Eligible Account Holders and Other Members were deemed to have an ascertainable value, receipt of such rights could be taxable to recipients who exercise the subscription rights in an amount equal to such value, and we could recognize a gain on such distribution. Whether subscription rights are considered to have any ascertainable value is an inherently factual determination. We have received an opinion from our independent appraiser that such rights have no value, but that opinion is not binding on the Internal Revenue Service.

           SELECTED CONSOLIDATED FINANCIAL INFORMATION AND OTHER DATA

    The following summary of selected consolidated financial information and other data does not purport to be complete and is qualified in its entirety by reference to the detailed information and consolidated financial statements and accompanying notes appearing elsewhere in this prospectus. The information at June 30, 1997 and for the six months ended June 30, 1997 and 1996 is derived from unaudited financial data but, in our opinion, reflects all adjustments (which comprise only normal recurring accruals) necessary for a fair presentation of our financial condition and results of operations at that date and for those periods. For additional information, see the Consolidated Financial Statements and related Notes.

SELECTED FINANCIAL CONDITION DATA

    The following table sets forth information about our financial condition (including consolidated data from operations of our subsidiary) at the dates indicated.


                                                           AT                          AT DECEMBER 31,
                                                        JUNE 30,    -----------------------------------------------------
                                                          1997         1996       1995       1994       1993       1992
                                                       ----------   ---------  ---------  ---------  ---------  ---------
                                                       (UNAUDITED)                  (DOLLARS IN THOUSANDS)

Total assets.........................................   $  64,189   $  60,611  $  54,019  $  53,238  $  51,465  $  48,552
Loans receivable, net................................      45,625      44,230     40,365     36,568     34,121     31,682
Cash and amounts due from depository institutions....       3,081       2,889      1,832        930      2,250      4,480
Investment securities:
 Available for sale..................................      13,769      11,689     10,286     10,325     10,428         --(1)
 Held to maturity....................................       1,059       1,212      1,046      4,863      4,317     11,921(1)
Deposits.............................................      56,725      53,767     47,954     48,761     47,310     45,631
Equity...............................................       6,469       6,103      5,419      4,262      3,835      2,591

-----------------------------------------------------------------------------------------------------------------------------

Number of:
 Real estate loans...................................       1,432       1,448      1,421      1,371      1,351      1,320
 Deposit accounts....................................       6,761       6,908      6,494      5,918      5,159      4,665
 Offices.............................................           2           2          2          2          2          2


------------------------

(1) Prior to application of Statement of Financial Accounting Standards ("SFAS") No. 115, regarding classification of investments as available for sale or held to maturity.

SELECTED RESULTS OF OPERATIONS DATA

    The following table sets forth information about our results of operations for the periods indicated.

                                                           SIX MONTHS ENDED
                                                               JUNE 30,                       YEAR ENDED DECEMBER 31,
                                                         --------------------  -----------------------------------------------------
                                                           1997       1996       1996       1995       1994       1993       1992
                                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                                     (DOLLARS IN THOUSANDS)
Interest income........................................  $   2,465  $   2,175  $   4,536  $   4,282  $   3,906  $   3,926  $   3,846
Interest expense.......................................      1,304      1,135      2,400      2,218      1,655      1,688      2,022
                                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net interest income before provision for loan losses...      1,161      1,040      2,136      2,064      2,251      2,238      1,824
Provision for loan losses..............................         90         --         --         --         33         99        205
                                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net interest income after provision for loan losses....      1,071      1,040      2,136      2,064      2,218      2,139      1,619
Noninterest income.....................................         50         74        150        167        119        112        110
Noninterest expense....................................        725        560      1,478      1,082      1,038        917        778
                                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before income taxes.............................        396        554        808      1,149      1,299      1,334        951
Income taxes...........................................        159        184        225        435        456        433        436
                                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income.............................................  $     237  $     370  $     583  $     714  $     843  $     901  $     515
                                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------

SELECTED RATIOS

    The following table sets forth information about our performance, asset quality and capital at the dates and for the periods indicated.

                                                                              AT OR FOR THE
                                                                                SIX MONTHS
                                                                                  ENDED
                                                                                 JUNE 30,     AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                                              --------------  --------------------------------------
                                                                               1997    1996    1996    1995    1994    1993    1992
                                                                              ------  ------  ------  ------  ------  ------  ------
PERFORMANCE RATIOS:
Return on assets (net income divided by average total assets)...............    .76%   1.33%   1.01%   1.33%   1.60%   1.80%   1.14%
Return on average equity (net income divided by average equity).............   7.51   13.18   10.19   14.75   20.92   28.03   22.10
Interest rate spread (combined weighted average interest rate earned less
  combined weighted average interest rate cost).............................   3.30    3.30    3.40    3.60    4.20    4.14    4.38
Net interest margin (net interest income divided by average interest-earning
  assets)...................................................................   3.80    3.79    3.83    3.93    4.42    4.84    4.26
Ratio of average interest-earning assets to average interest-bearing liabilities............................................................... 110.27  111.20  109.30  108.70  107.70  101.65  100.88
Ratio of noninterest expense to average total assets........................   2.32    2.01    2.57    2.02    1.97    1.83    1.73
Efficiency Ratio (noninterest expense divided by total of net interest
  income and noninterest income)............................................  64.67   50.27   64.65   48.50   44.42   40.74   45.00

ASSET QUALITY RATIOS:
Nonperforming assets to total assets at end of period.......................    .99     .58     .63     .54     .96     .81    1.87
Nonperforming loans to total loans at end of period.........................   1.24     .73     .84     .72    1.28    1.20    2.70
Allowance for loan losses to total loans at end of period...................   1.20    1.06    1.10    1.21    1.34    1.36    1.18
Allowance for loan losses to nonperforming loans at end of period...........  96.40  146.49  129.93  168.86  104.40  113.86   43.58
Provision for loan losses to total loans....................................    .19      --      --      --     .09     .28     .63
Net charge-offs to average loans outstanding................................    .02     .01     .01     .01     .03     .01     .07

CAPITAL RATIOS:
Equity to total assets at end of period.....................................  10.08    9.69   10.07   10.03    8.01    7.45    5.34
Average equity to average assets............................................  10.09   10.10    9.95    9.05    7.63    6.42    5.18

                                       3

SELECTED REGULATORY CAPITAL RATIOS

    At June 30, 1997, we substantially exceeded all regulatory minimum capital requirements. The following table sets forth certain information about our consolidated regulatory capital at that date. For additional information, see "HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE" and "REGULATION -- Regulation of the Bank -- Regulatory Capital Requirements."

                                                     PERCENT OF
                                            AMOUNT    ASSETS(1)
                                         ---------  -----------
                                         (DOLLARS IN THOUSANDS)
Tangible capital.......................  $   5,868        9.14%
Tangible capital requirement...........        963        1.50
                                         ---------       -----
 Excess................................  $   4,905        7.64%
                                         ---------       -----
                                         ---------       -----
Core capital...........................  $   5,868        9.14%
Core capital requirement...............      1,926        3.00
                                         ---------       -----
 Excess................................  $   3,942        6.14%
                                         ---------       -----
                                         ---------       -----
Total capital..........................  $   6,218       22.45%
Risk-weighted capital requirement......      2,224        8.00
                                         ---------       -----
 Excess................................  $   3,994       14.45%
                                         ---------       -----
                                         ---------       -----

------------------------

(1) Based on our adjusted total assets for the purposes of the tangible and core capital requirements and risk-weighted assets for the purpose of the total regulatory capital requirement.

                                THE CONVERSION

    THE OTS HAS APPROVED OUR PLAN OF CONVERSION. THE OTS APPROVAL DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN OF CONVERSION.

GENERAL

    On May 20, 1997, our Board of Directors unanimously adopted our Plan of Conversion, pursuant to which we are converting from mutual to stock form as a wholly owned subsidiary of our holding company. In the Conversion, we will issue all of our outstanding shares to our holding company, and our holding company will issue all of its outstanding shares of the Common Stock to our current and former customers in the Subscription Offering and, if any shares remain available, to the general public, giving preference to residents of Cocke County, Tennessee in the Community and Syndicated Offerings. We also will change our name from "Newport Federal Savings and Loan Association" to "Newport Federal Bank." The consummation of the Conversion is contingent upon the satisfaction of certain conditions. The OTS has approved the Plan of Conversion, subject to its approval by our members at a special meeting to
be held on December     , 1997.

    All shares of the Common Stock to be issued and sold in the Conversion will be sold at the same price of $10.00 per share. The aggregate purchase price of the Common Stock to be issued in the Conversion will be based on the estimated valuation range of between $9,350,000 and $12,650,000, and will not be less than $9,350,000 or more than $14,547,500, based upon an independent appraisal of the estimated pro forma market value of the Common Stock to be updated at the time of the consummation of the Conversion. Our holding company will retain half of the net proceeds from the sale of the Common Stock and will contribute half of the net proceeds to us in exchange for all of our outstanding common stock.

    The following sections describe important aspects of the Conversion. For additional information, see the Plan of Conversion, which is available for inspection at each of our offices and at the offices of the SEC and the OTS. See "ADDITIONAL INFORMATION."

BUSINESS PURPOSES

    We have formed United Tennessee Bankshares, Inc. to serve following the Conversion as our holding company with us as its principal subsidiary. The portion of the net proceeds from the sale of the Common Stock in the Conversion to be distributed to us by our holding company will substantially increase our capital position, which will in turn increase the amount of funds available for lending and investment and provide greater resources to support both current operations and future expansion. The holding company structure will provide greater flexibility than we would have as a savings institution for diversification of business activities and geographic operations. We believe that this increased capital and operating flexibility will enable us to compete more effectively with other types of financial services organizations. In addition, the Conversion will also enhance our future access to the capital markets.

    The potential impact of the Conversion upon our capital base is significant. See "HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE." The investment of the net proceeds from the sale of the Common Stock will provide both us and our holding company with additional income to further increase our respective capital positions. The additional capital will also assist us in offering new and expanded services to our customers.

    After the Conversion, the unissued Common Stock and preferred stock authorized by our holding company's Charter will permit our holding company, subject to market conditions and regulatory approval of an offering, to raise additional equity capital through further sales of securities and to issue securities in connection with possible acquisitions. At the present time, we have no plans with respect to additional offerings of securities, other than the possible issuance of additional shares upon the implementation of the MRP and the Option Plan. Following the Conversion, our holding company also will be able to use stock-related incentive programs to attract and retain executive and other personnel for itself and its subsidiaries. See "MANAGEMENT -- Certain Compensation Agreements and Plans."

OFFERING OF COMMON STOCK

    Under the Plan of Conversion, our holding company is offering the Common Stock to our current and former customers and our ESOP in the Subscription Offering, first to our Eligible Account Holders, second to the ESOP, third to our Supplemental Eligible Account Holders and fourth to our Other Members. During or after the Subscription Offering, the Company may also offer Common Stock to the general public in a Community Offering giving preference to natural persons and trusts of natural persons who are permanent residents of our Local Community. Subscriptions in the Community Offering will be subject to the availability of shares of the Common Stock for purchase after satisfaction of all subscriptions in the Subscription Offering and to our right to reject any such orders, in whole or in part.

SUBSCRIPTION AND COMMUNITY OFFERINGS

    Subscription Rights and Subscription Offering. Our current and former customers and our ESOP hold nontransferable subscription rights that entitle them to subscribe for shares of the Common Stock in the Subscription Offering as follows:

         Category 1: "Eligible Account Holders" -- Holders of savings accounts with us with balances of at least $50 as of December 31, 1995. With respect to each qualifying deposit, Eligible Account Holders (including joint account holders, as a group) may subscribe for up to $110,000, or 11,000 shares, of the Common Stock in the Subscription Offering, subject to the possible subscription priority of our ESOP and the overall purchase limitation. See below and "Limitations on Purchases of Shares." If the exercise of subscription rights in this category results in an oversubscription, shares will be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal 100 shares or the amount subscribed for, whichever is less. Any shares not so allocated shall be allocated among the subscribing Eligible Account Holders on an equitable basis related to the amounts of their respective qualifying deposits, as compared with the total qualifying deposits of all subscribing Eligible Account Holders. Subscription rights of our directors and executive officers and their associates in this category based on their increased deposits in the one-year period preceding December 31, 1995 will be subordinated to the subscription rights of other Eligible Account Holders.

         Category 2: ESOP -- The Employee Stock Ownership Plan to be implemented by our holding company in the Conversion. Our ESOP may subscribe for up to 10% of the shares issued in the Conversion. We expect our ESOP to subscribe for 8% of such shares, or 88,000 shares at the midpoint of the estimated valuation range. We will fill our ESOP's subscription only to the extent that sufficient shares remain after satisfaction of subscriptions by Eligible Account Holders, provided that we may sell any shares sold in excess of the maximum of the estimated valuation range first to the ESOP.

         Category 3: "Supplemental Eligible Account Holders" -- Holders of savings accounts with us with balances of at least $50 as of September 30, 1997. With respect to each qualifying deposit, Supplemental Eligible Account Holders (including joint account holders, as a group) may subscribe for up to $110,000, or 11,000 shares, of the Common Stock in the Subscription Offering, subject to the subscription priorities of Eligible Account Holders and our ESOP and the overall purchase limitation. See "Limitations on Purchases of Shares." In the event of an oversubscription in this category, the available shares will be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation (including the number of shares of Common Stock, if any, allocated to him as an Eligible Account Holder) equal to 100 shares or the total amount of his subscription, whichever is less. Any shares not so allocated shall be allocated among the subscribing Supplemental Eligible Account Holders on an equitable basis, related to their respective qualifying deposits, as compared to the total deposits of all subscribing Supplemental Eligible Account Holders.

         Category 4:  "Other Members" -- Our depositor and borrower
    members as of November     , 1997.  With respect to each deposit in, or
    loan from, us as of November     , 1997, Other Members (including joint
    account holders and joint loan borrowers, as a group) may subscribe for up to $110,000, or 11,000 shares, of the Common Stock in the Subscription Offering, subject to the subscription priorities of Eligible Account Holders and Supplemental Eligible Account Holders and our ESOP and the overall purchase limitation. In the event of an over-subscription in this category, the available shares will be allocated among subscribing Other Members so as to permit each Other Member, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares of the number of shares subscribed for by the Other Member.
    The shares remaining thereafter will be allocated among subscribing Other Members whose subscriptions remain unsatisfied on a reasonable basis, as determined by the Board of Directors.

    Our holding company will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for the Common Stock pursuant to the Plan of Conversion reside. However, no person will be offered or allowed to purchase any Common Stock under the Plan of Conversion if he resides in a foreign country or in a state of the United States with respect to which any or all of the following apply:
(i) a small number of persons otherwise eligible to subscribe for shares under the Plan of Conversion reside in such state or foreign country; (ii) the granting of subscription rights or the offer or sale of shares of Common Stock to such persons would require our holding company or our employees to register, under the securities laws of such state, as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state or foreign country; and (iii) such registration or qualification would be impracticable for reasons of cost or otherwise.

    Subscription Rights are NOT Transferable. Subscription rights may be exercised only by the person(s) to whom they are issued and only for their own account. The subscription rights granted under the Plan of Conversion are not transferable, and persons who attempt to transfer their subscription rights may lose the right to purchase stock in the Conversion and may be subject to other sanctions and penalties imposed by the OTS. Each person subscribing for shares of Common Stock must represent to us that he or she is purchasing such shares for his or her own account and that he or she has no agreement or understanding with any other person for the sale or transfer of the shares purchased.

    Community and Syndicated Offerings. During or after the Subscription Offering, we may offer shares of Common Stock not subscribed for in the Subscription Offering to the general public in a Community Offering, giving preference to natural persons and trusts of natural persons who are permanent residents of our Local Community -- Cocke County, Tennessee. Orders accepted in the Community Offering shall be filled up to a maximum of 2% of the Common Stock, and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled. The Common Stock to be offered in the Community Offering will be offered and sold in a manner that will achieve the widest distribution of the Common Stock. Orders for Common Stock in the Community Offering may be filled to the extent shares of Common Stock remain available after satisfaction of all orders received in the Subscription Offering, subject to the overall purchase limitation and our absolute right to accept or reject such orders in whole or in part. We may terminate the Community Offering at any time after we have received orders for at least the minimum number of shares available for purchase in the Conversion.

    Trident Securities may enter into agreements with other dealers ("Selected Dealers") to assist in the sale of shares in the Community Offering (a Syndicated Offering). In the Syndicated Offering, Selected Dealers may solicit only indications of interest from their customers to place orders with us as of a certain date (the "Order Date") for the purchase of shares of the Common Stock. When and if we believe that enough subscriptions, orders and indications of interest have been received in the Subscription, Community and Syndicated Offerings to consummate the Conversion, Trident Securities will request, as of the Order Date, Selected Dealers to submit orders to purchase shares for which they have previously received indications of interest from their customers. Selected Dealers will send confirmations of the orders to such customers on the next business day after the Order Date. Selected Dealers will debit the accounts of their customers on the date which will be within three business days from the Order Date (the "Settlement Date"). On the Settlement Date, funds received by Selected Dealers will be remitted to us. It is anticipated that the Conversion would be consummated on the Settlement Date.

    If all of the Common Stock offered in the Subscription Offering is subscribed for, no Common Stock will be available for purchase in a Community Offering, and all funds submitted pursuant to a Community or Syndicated Offering will be promptly refunded with interest. If the Community or Syndicated Offering extends beyond 45 days following the expiration of the Subscription Offering, subscribers will have the right to increase, decrease or rescind subscriptions for stock previously submitted.

LIMITATIONS ON PURCHASES OF SHARES

    The Plan of Conversion provides for certain limitations on the purchase of shares by eligible subscribers and others in the Conversion. Each subscriber must subscribe for a minimum of 25 shares. Additionally, no person either alone or with an associate or group of persons acting in concert (other than our tax-qualified employee stock compensation plans) currently may purchase more than $220,000 of the Common Stock offered in the Conversion, except that the ESOP may purchase up to 10% of the Common Stock to be issued in the Conversion, and shares purchased by the ESOP and attributable to a participant thereunder shall not be aggregated with shares purchased by such participant or any other purchaser of Common Stock in the Conversion. Our Board of Directors determined the current purchase limitation in order to encourage a wide distribution of the Common Stock in the Conversion, particularly among our customers and other persons residing in the communities served by us and to prevent the undue concentration of stock ownership among a few investors. Our officers, directors and their associates may not purchase, in the aggregate, more than 34% of the shares to be issued in the Conversion. For purposes of the Plan of Conversion, the directors are not deemed to be associates or a group acting in concert solely by reason of their Board membership.

    Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of our members, purchase limitations may be increased or decreased at our sole discretion at any time. Under current regulatory authority, our Boards of Directors may, in their discretion, increase the maximum purchase limitation referred to above up to 10%, provided that orders for shares exceeding 5% of the shares to be issued in the Conversion shall not exceed, in the aggregate, 10% of the shares to be issued in the Conversion. If such amount is increased, subscribers for the maximum amount will be given the opportunity to increase their subscriptions up to the then applicable limit, subject to the rights and preferences of any person who has priority subscription rights. In the event that the purchase limitation is decreased after commencement of the Subscription and Community Offerings, the orders of any person who subscribed for the maximum number of shares of Common Stock shall be decreased by the minimum amount necessary so that such person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such person.

    The term "associate" of a person means: (i) any corporation or other organization (other than us or our holding company or a majority-owned subsidiary of either) of which such person is an officer or partner or is directly or indirectly the beneficial owner of 10% or more of any equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or serves as a director or in a similar fiduciary capacity, provided, however, such term shall not include any of our or our holding company's employee stock compensation plans in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who serves a director or officer for us or our holding company or any of our subsidiaries. Directors are not treated as associates solely because of their Board membership.

    When you purchase Common Stock, you are confirming that your purchase does not conflict with the purchase limitations imposed under the Plan of Conversion or by law, rule or regulation. We may determine that persons are acting in concert based on the circumstances, including current or previous relationships or actions. In the event that a person (including any associate or group of persons affiliated or otherwise acting in concert with such person) violates the purchase limitations, we would have the right to purchase from such person at the aggregate purchase price all shares acquired by such person in excess of such purchase limitations or, if such excess shares have been sold by such person, to receive the difference between the aggregate purchase price paid for such excess shares and the price at which such excess shares were sold by such person. Persons who violate the purchase limitations may be subject to sanctions and penalties imposed by the OTS.

    Stock purchased in the Conversion will be freely transferable, except for shares purchased by our directors and executive officers. See " -- Limitations on Resales by Management."

PROCEDURE FOR PURCHASING SHARES IN SUBSCRIPTION AND COMMUNITY OFFERINGS

    Expiration Date.  The Subscription Offering will expire at   :   p.m.,
Eastern Time, on December   , 1997, unless extended (the Expiration Date).

    We will not execute any orders until all shares of Common Stock have been sold. If all shares of Common Stock have not been sold within 45 days after the end of the Subscription Offering (unless such period is extended), we will promptly return all funds delivered to us with interest, and rescind all charges to savings accounts.

    Use of Stock Order Forms. Any person who desires to subscribe for shares of Common Stock must do so on or before the Expiration Date by delivering (by mail or in person) to either of our offices a properly executed and completed original Stock Order Form, together with full payment for all shares for which the subscription is made. All checks or money orders must be made payable to "Newport Federal Savings and Loan Association." Stock Order Forms must be received by the Expiration Date. All subscription rights under the Plan of Conversion will expire on the Expiration Date. Once tendered, subscriptions and community orders may not be revoked. In order to ensure that we properly identify Eligible Account Holders, Supplemental Eligible Account Holders and Other Members as to their stock purchase priorities, such persons must list all of their deposit and loan accounts on the Stock Order Form.

    To ensure that each purchaser receives a prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 under the Exchange Act, we will not mail any prospectus any later than five days before such date or hand deliver any prospectus later than two days before such date. Execution of the Stock Order Form will confirm receipt or delivery in accordance with Rule 15c2-8. We will distribute Stock Order Forms only with a prospectus. The acknowledgment on the Stock Order Form must be signed. We will accept for processing only orders submitted on original Stock Order Forms. We will not accept photocopies and facsimile copies of Stock Order Forms. Payment by cash (if delivered in person), check, money order, bank draft or debit authorization to an existing account with us must accompany the Stock Order Form. We will not accept wire transfers.

    In the event Stock Order Forms (i) are not delivered and are returned to the sender by the United States Postal Service or we are unable to locate the addressee, (ii) are not returned or are received after the Expiration Date,
(iii) are defectively filled out or executed or (iv) are not accompanied by the full required payment for the shares subscribed for (including instances where a savings account or certificate balance from which withdrawal is authorized is insufficient to fund the amount of such required payment), the subscription rights for the person to whom such rights have been granted will lapse as though such person failed to return the completed Stock Order Form within the time period specified. We may waive any irregularity on any Stock Order Form or require the submission of corrected Stock Order Forms or the remittance of full payment for subscribed shares by such date as we may specify. Our interpretation of the terms and conditions of the Plan of Conversion and of the Stock Order Form will be final.

    Payment for Shares. To be valid, all completed Stock Order Forms must be accompanied by full payment. You may pay (i) by cash (if delivered in person), check, bank draft or money order or (ii) by authorization of withdrawal from deposit accounts maintained with us. Instructions to withdraw funds from your deposit accounts appear on the Stock Order Form.

Once such a withdrawal has been authorized, none of the designated withdrawal amounts may be used by a subscriber for any purpose other than to purchase stock while the Plan of Conversion remains in effect. In the case of payments authorized to be made through withdrawal from deposit accounts, all sums authorized for withdrawal will continue to earn interest at the contract rate until the completion of the Conversion. In the case of payments made by cash, check or money order, such funds will be placed in a segregated savings account established for each subscriber specifically for this purpose (each insured by the FDIC up to the applicable $100,000 limit), and interest will be paid at our passbook rate from the date payment is received until the Conversion is completed or terminated. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares of Common Stock. However, if a partial withdrawal reduces a certificate account to less than the applicable minimum balance requirement, the certificate evidencing the remaining balance will earn interest at the passbook rate.

    Owners of self-directed Individual Retirement Accounts (IRAs) may use the assets of their IRAs to purchase shares of Common Stock in the Subscription and Community Offerings, provided that their IRAs are not maintained on deposit with us. Persons with self-directed IRAs maintained by us must transfer their accounts to an unaffiliated institution or broker to purchase shares of Common Stock in the Subscription and Community Offerings. Anyone interested in doing so should contact the Stock Information Center no later than five business days before the Expiration Date.

    Your executed Stock Order Form, once received by us, may not be modified, amended or rescinded without our consent, unless the Conversion is not completed within 45 days of the termination of the Subscription Offering. Payments accompanying your Stock Order Form will not be available to you for this 45-day period, and may not be available for an additional period if the OTS approves an extension to complete the Conversion and provided you affirm or modify, but do not rescind your orders after the initial 45-day period.
If an extension to complete the Conversion is approved by the OTS, you will be resolicited and must affirmatively reconfirm your orders prior to the expiration of the resolicitation offering, or your subscription funds will be promptly refunded. We will continue to pay interest on such funds during the 45-day period and any approved extension period.

    For information about procedures for payment for shares through Selected Dealers, see "Community and Syndicated Offerings."

    Federal regulations prohibit us from lending funds or extending credit to any person to purchase Common Stock in the Conversion.

    Delivery of Stock Certificates. Certificates representing shares of the Common Stock will be delivered to purchasers promptly after the Conversion. Until certificates for the Common Stock are available and delivered to you, you may not be able to sell your shares of Common Stock even though trading of the Common Stock may have commenced.

FINANCIAL ADVISORY AND SALES ASSISTANCE ARRANGEMENTS

    We have engaged Trident Securities as financial and sales advisor in connection with the offering of the Common Stock, and Trident Securities has agreed to use its best efforts to solicit subscriptions and purchase orders for shares of Common Stock in the Offerings. We have agreed to pay Trident Securities for its services in the Conversion a fixed fee of $20,000 plus a variable fee of two percent of the Common Stock sold in the Conversion, excluding shares sold to our directors and executive officers and their associates and shares sold to our ESOP. Fees paid to Trident Securities may be deemed to be underwriting fees, and Trident Securities may be deemed to be an underwriter. Trident Securities will also be reimbursed for allocable expenses incurred by them, including legal fees. Trident's reimbursable out-of-pocket expenses other than legal fees will not exceed $10,000, and its reimbursable legal fees will not exceed $30,000. We have agreed to indemnify Trident Securities for costs and expenses reasonably incurred in connection with certain claims or liabilities, including certain liabilities under the Securities Act. Trident Securities has received an advance towards its reimbursable expenses in the amount of $10,000. Total fees to and expenses of Trident Securities are expected to be approximately $235,000 assuming the sale of $11,000,000 of Common Stock at the midpoint of the estimated valuation range. For additional information, see " -- Stock Pricing and Number of Shares to be Issued" and "USE OF PROCEEDS."

    Our officers are available at segregated and separately identifiable areas apart from the areas accessible to the general public for the purposes of making or withdrawing deposits within each of our offices, to provide offering materials to prospective investors, to answer their questions (but only to the extent such information is derived from this prospectus) and to receive completed Stock Order Forms from prospective investors interested in
subscribing for shares of Common Stock.   None of our directors, officers or
employees will receive any commissions or other compensation for their efforts in connection with sales of shares of Common Stock. Although information about the stock offering is available at our offices, an investment in the Common Stock is not a deposit, and the Common Stock is not federally insured, and officers, directors and others have been instructed to inform purchasers of these facts prior to sale.

STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED

    The Plan of Conversion requires that the purchase price of the Common Stock be based on the appraised pro forma market value of the Common Stock, as determined on the basis of an independent valuation. We have retained RP Financial, a company experienced in the evaluation and appraisal of savings institutions converting from mutual to stock form, to prepare an appraisal of the estimated pro forma market value of the Common Stock to be sold pursuant to the Conversion.

    RP Financial will receive aggregate fees and reimbursable expenses of approximately $25,500 for its appraisal and other services in connection with the Conversion. Further, we have agreed to indemnify RP Financial under certain circumstances against liabilities and expenses arising out of our engagement of RP Financial.

    The appraisal contains an analysis of a number of factors including, but not limited to, our financial condition and operating trends, the competitive environment within which we operate, operating trends of certain savings institutions and savings institution holding companies, relevant economic conditions, both nationally and in Tennessee which affect the operations of savings institutions, and stock market values of certain institutions. In addition, RP Financial has advised us that it included in its analysis an examination of the potential effects of the Conversion on our operating characteristics and financial performance as these factors relate to our estimated pro forma market value.

    RP Financial has determined that, as of September 12, 1997, the estimated pro forma market value of the Common Stock to be issued by the Company in the Conversion was $11,000,000. Both our and our holding company's Boards of Directors, in consultation with their advisors, have determined to offer the shares in the Conversion at a price of $10.00 per share, and by dividing the price per share into the estimated aggregate value, plan to issue 1,100,000 shares of the Common Stock in the Conversion. The price per share was determined based on a number of factors, including the market price per share of the stock of other financial institutions. Regulations administered by the OTS require, however, that the appraiser establish a range of value for the stock of approximately 15% on either side of the estimated value to allow for fluctuations in the aggregate value of the stock due to changes in the market and other factors from the time of commencement of the Subscription Offering until completion. In accordance with such regulations, RP Financial has established a range of value of from $9,350,000 to $12,650,000 (the estimated valuation range), which would result in a range of shares to be issued from 935,000 to 1,265,000.

    At the time of the Closing of the Conversion, RP Financial, after taking into account factors similar to those involved in its prior appraisal, will update its estimate of the pro forma market value of the Common Stock to be issued in the Conversion. If the pro forma market value is higher or lower than $11,000,000 but is nonetheless within the estimated valuation range -- or within 15% of the maximum of such range -- we will make an approximate adjustment by raising or lowering the total number of shares to be issued (within a range of from 935,000 shares to 1,454,750 shares). No resolicitation of subscribers and other purchasers will be made because of any such changes in the number of shares to be issued unless the aggregate purchase price of the Common Stock is below $9,350,000 (the low end of the estimated valuation range) or is more than $14,547,500 (15% above the maximum of the estimated valuation range). If the aggregate purchase price falls outside the range of from $9,350,000 to $14,547,500, subscribers and other purchasers will be resolicited and given the opportunity to continue their orders, in which case they will need to affirmatively confirm their subscriptions prior to the expiration of the resolicitation, or their subscription funds will be promptly refunded with interest at our passbook rate. Subscribers will also be given the opportunity to increase, decrease or rescind their orders. Any change in the estimated valuation range must be approved by the OTS. The establishment of any new valuation range may be effected without a resolicitation of votes from our members to approve the Conversion.

    An increase in the number of shares to be issued in the Conversion (assuming no change in the per share purchase price) would decrease both a subscriber's ownership interest and our holding company's pro forma net income and stockholders' equity on a per share basis while increasing pro forma net income and stockholders' equity on an aggregate basis. A decrease in the number of shares to be issued in the Conversion (assuming no change in the per share purchase price) would increase both a subscribers' ownership interest and the Company's pro forma net income and stockholders' equity on a per share basis while decreasing pro forma net income and stockholders' equity on an aggregate basis. See "PRO FORMA DATA."

    The appraisal is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing the Common Stock. In preparing the valuation, RP Financial has relied upon and assumed the accuracy and completeness of financial and statistical information provided by us. RP Financial did not independently verify the consolidated financial statements and other information provided by us, and RP Financial did not value independently our assets and liabilities. Our Boards of Directors have consulted with RP Financial and carefully reviewed the methodology and assumptions used by them in preparing the appraisal, and the Boards have relied upon the expertise of RP Financial, and have not expressly evaluated the reasonableness or adequacy of the appraisal or the methodology or assumptions used by RP Financial. The valuation considers both ourselves and our holding company only as a going concern and should not be considered as an indication of our liquidation value. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing the Common Stock will thereafter be able to sell such shares at or above the initial offering price per share. Copies of the appraisal report of RP Financial setting forth the method and assumptions for such appraisal are on file and available for inspection as set forth in "ADDITIONAL INFORMATION" and at our main office. Any subsequent updated appraisal report of RP Financial also will be available for inspection.

    Promptly after the completion of the Conversion, RP Financial will confirm to the OTS, so long as such is the case, that, to the best of its knowledge and judgment, nothing of a material nature has occurred (taking into account all of the relevant factors including those which would be involved in a cancellation of the Offerings) that would cause it to conclude that the aggregate dollar amount of shares ordered in the Conversion was incompatible with its estimate of our consolidated pro forma market value as a subsidiary of our holding company. If the circumstances do not justify such a statement, a new estimated valuation range may be set, and a resolicitation of subscribers and other purchasers may be held.

RESTRICTIONS ON REPURCHASE OF STOCK

    Subject to the exceptions described below, for a period of three years following the Conversion, our holding company could be restricted from repurchasing any of its stock from any person. Federal regulations generally limit repurchases by our holding company of its own capital stock during the three-year period after the Conversion to (i) repurchases on a pro rata basis pursuant to an offer, approved by the OTS, made to all stockholders, (ii) repurchases of qualifying shares of a director or, in certain circumstances,
(iii) repurchases of shares to fund employee stock compensation plans. However, upon written notification to the OTS, if the OTS does not object, our holding company may make open market repurchases of its outstanding Common Stock, provided that: (i) no repurchases may occur in the first year following the Conversion except as may be permitted by the OTS, (ii) in the second and third years after the Conversion, repurchases must be part of an open-market stock repurchase program that does not allow for the repurchase of more than 5% of our holding company's outstanding Common Stock during a 12-month period except as may be permitted by the OTS, (iii) the repurchases would not cause us to become "undercapitalized" (as defined by OTS regulations), (iv) the repurchases would not materially adversely affect our holding company's financial condition and (v) there is a valid business
purpose for the repurchases.   Furthermore, our holding company may apply for
regulatory approval to repurchase shares in excess of these amounts, but may not repurchase any of its stock if the effect thereof would cause our equity to be reduced below the amount required for our liquidation account. See "REGULATION."

LIMITATIONS ON RESALES BY MANAGEMENT

    Shares of the Common Stock purchased by our directors or executive officers in the Conversion may not be sold for a period of one year following completion of the Conversion, except in the event of the death of the director or executive officer or in an exchange of such shares in connection with a merger or acquisition of the Company approved by the OTS. Any shares issued to directors and executive officers as a stock dividend, stock split or otherwise with respect to restricted stock shall be subject to the same restrictions. Shares not acquired in the Conversion would not be subject to such restrictions. See also "REGULATION -- Regulation of the Company -- Federal Securities Law."

LIQUIDATION ACCOUNT

    In the unlikely event of a complete liquidation of us in our present mutual form, each holder of a deposit account with us would receive his pro rata share of our assets remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). The depositor's pro rata share of such remaining assets would be the same proportion of such assets as the value of his or her deposit account was to the total of the value of all deposit accounts in us at the time of liquidation.

    After the Conversion, each deposit account holder on a complete liquidation would have a claim of the same general priority as the claims of our other general creditors. Therefore, except as described below, the depositor's claim would be solely in the amount of the balance in his or her deposit account plus accrued interest. The depositor would have no interest in our value above that amount.

    Our Plan of Conversion provides for the establishment, upon the completion of the Conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to our regulatory capital as of the date of our latest statement of financial condition contained in this prospectus. Each Eligible Account Holder and Supplemental Eligible Account Holder would be entitled, on a complete liquidation of us after Conversion, to an interest in the liquidation account. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of the qualifying deposit in the related deposit account and the denominator is the total amount of the qualifying deposits of all Eligible Account Holders and Supplemental Eligible Account Holders. However, if the amount in the qualifying deposit account on any annual closing date is less than the amount in such account on the initial applicable date or any subsequent closing date, then the Eligible Account Holder's or Supplemental Eligible Account Holder's interest in the liquidation account would be reduced from time to time by an amount proportionate to any such reduction. If any such qualified deposit account is closed, the interest in the liquidation account will be reduced to zero.

    Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders were satisfied would be distributed to the entity or persons holding our stock at that time.
 A merger, consolidation, sale of bulk assets, or similar combination or transaction with an FDIC-insured institution in which we are not the surviving insured institution would not be considered to be a "liquidation" under which distribution of the liquidation account could be made. In such a transaction, the liquidation account would be assumed by the surviving institution.

    The creation and maintenance of the liquidation account will not restrict the use or application of any of our capital accounts, except that we may not declare or pay a cash dividend on, or repurchase any of, our stock if the effect of such dividend or repurchase would be to cause our equity to be reduced below the aggregate amount then required for the liquidation account.

INTERPRETATION AND AMENDMENT OF THE PLAN OF CONVERSION

    To the extent permitted by law, our interpretations of the Plan of Conversion will be final. We may substantively amend the Plan of Conversion at any time prior to the mailing of the Plan of Conversion and proxy materials to our members. After such mailing, we may amend the Plan of Conversion at any time prior to the special meeting of our members and at any time following the meeting with the concurrence of the OTS. We may modify or terminate the Plan of Conversion upon the order of the regulatory authorities without a resolicitation of proxies or another meeting of our members.

    In the event that mandatory new regulations pertaining to conversions are adopted by the OTS or any successor agency prior to completion of the Conversion, the Plan of Conversion will be amended to conform to such regulations without a resolicitation of proxies or another meeting of our members. In the event that such new conversion regulations contain optional provisions, we may amend the Plan of Conversion to utilize such optional provisions without a resolicitation of proxies or another meeting of our members. By approval of the Plan of Conversion, our members will be deemed to have authorized amendment of the Plan of Conversion under the circumstances described above.

CONDITIONS AND TERMINATION

    In order to complete the Conversion, (i) the Plan of Conversion must be approved by at least a majority of the total number of votes of our members eligible to be cast at the special meeting of our members and (ii) all shares of the Common Stock must be sold within 24 months after the members approve the Plan of Conversion. If these conditions are not satisfied, we will terminate the Plan of Conversion and will continue our business in the mutual form of organization. We may terminate the Plan of Conversion at any time prior to the special meeting of our members and, with the approval of the OTS, at any time after the meeting.

                       UNITED TENNESSEE BANKSHARES, INC.

    We incorporated United Tennessee Bankshares, Inc. under the laws of the State of Tennessee in August 1997 to serve as our holding company following the Conversion. We have received approval from the OTS for our holding company to acquire us in the Conversion subject to satisfaction of certain conditions. Before the Conversion, our holding company has not engaged and will not engage in any material operations. Following the Conversion, our holding company will direct, plan and coordinate our business activities. In the future, our holding company may become an operating company or acquire or organize other operating subsidiaries, including other financial institutions. Initially, our holding company will not maintain offices separate from ours or employ any persons other than its officers who will not be separately compensated for such service.

    The holding company structure will permit us to expand the financial services we currently offer. As a unitary savings institution holding company, our holding company will have greater flexibility than we have as a savings institution to diversify its business activities through existing or newly formed subsidiaries or through acquisition or merger with other financial institutions. Our holding company will be subject to regulation by the OTS. See "REGULATION -- Regulation of the Company -- Activities Restrictions."

    The Company's executive offices are located at 344 W. Broadway, Newport, Tennessee 37821-0249, and its telephone number is (423) 623-6088.

                   NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION

    We were organized as a federally chartered mutual savings institution in 1934. We currently operate through two full service banking offices located in Newport, Tennessee. At June 30, 1997, we had total assets of $64.2 million, deposits of $56.7 million and equity of $6.5 million, or 10.1% of total assets.

    We attract deposits from the general public and invest those funds in loans secured by first mortgages on owner-occupied single-family residences in our market area and, to a lesser extent, commercial real estate loans and consumer loans. We also maintain a substantial investment portfolio, primarily of mortgage-backed securities issued by the FNMA, FHLMC and GNMA, obligations of the federal government and agencies and investment-grade obligations of states and political subdivisions.

    We derive our income principally from interest earned on loans, investment securities and other interest-earning assets. Our principal expenses are interest expense on deposits and noninterest expenses such as employee compensation, deposit insurance and miscellaneous other expenses. Funds for these activities are provided principally by deposit growth, repayments of outstanding loans and investment securities, other operating revenues and, from time to time, advances from the Federal Home Loan Bank of Cincinnati.

    As a federally chartered savings institution, we are subject to extensive regulation by the OTS. Our lending activities and other investments must comply with various federal regulatory requirements, and the OTS periodically examines us for compliance with various regulatory requirements. The FDIC also has the authority to conduct special examinations. We must also file reports with the OTS describing our activities and financial condition and are subject to certain monetary reserve requirements promulgated by the Federal Reserve Board.

    For additional information, see "BUSINESS" and "REGULATION."

                               USE OF PROCEEDS

    The amount of proceeds from the sale of the Common Stock in the Conversion depends upon the total number of shares actually sold, and the actual expenses of the Conversion. As a result, we cannot determine the actual net proceeds from the sale of the Common Stock until the Conversion is completed. Based on the sale of $11,000,000 of Common Stock (the midpoint of the estimated valuation range), the net proceeds from the sale of the Common Stock are estimated to be approximately $10,350,000. We expect the Company to purchase all of our capital stock to be issued in the Conversion in exchange for at least half of the net proceeds from sale of Common Stock. Based on the foregoing assumption, and the ESOP's purchase of 8% of the shares to be issued in the Conversion, we anticipate that we would receive $5,175,000 in cash, a portion of which would replenish deposits withdrawn to purchase shares in the Conversion, and our holding company would retain $4,295,000 in cash and $880,000 in the form of a note receivable from the ESOP. See "PRO FORMA DATA."

     The proceeds retained by our holding company initially will be invested in short-term securities and will be available for a variety of corporate purposes, including additional capital contributions, loans to us, future acquisitions and diversification of business, dividends to stockholders and future repurchases of the Common Stock as permitted by the OTS. For additional information, see "DIVIDENDS" and "BUSINESS."

    The proceeds contributed to us will ultimately become part of our general corporate funds to be used for our business activities, which will include the origination of loans. Initially, we expect that we will invest the proceeds in short-term securities. The availability of the proceeds for the payment of dividends to our holding company will be limited by regulatory restrictions on our capital distributions. Due to the limited nature of our holding company's business activities, we do not believe that the offering proceeds retained after the Conversion will be inadequate to meet our holding company's needs until dividends are paid by us; however, we cannot assure you that our holding company will not need additional funds in the future. For additional information, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Sources of Capital and Liquidity," "BUSINESS," "REGULATION -- Regulation of the Bank -- Dividend and

Other Capital Distribution Limitations" and "MANAGEMENT -- Certain Compensation Agreements and Plans -- Management Recognition Plan."

                                   DIVIDENDS

    Dividends on the Common Stock will be subject to determination and declaration by the Board of Directors of our holding company. The Board of Directors currently intends to establish a policy of paying regular cash dividends on the Common Stock at an initial annual rate of $0.30 per share (3.0% of the $10.00 per share purchase price of the Common Stock in the Conversion), with the first dividend to be declared and paid following the current fiscal year (that is, following December 31, 1997). From time to time, the Board of Directors may also decide to pay special cash dividends. Special cash dividends, if paid, may be paid in addition to, or in lieu of, regular cash dividends. The payment of dividends, however, will be subject to the requirements of applicable law and the determination by the Board of Directors that our net income, capital and financial condition, banking industry trends and general economic conditions justify the payment of dividends. We cannot assure you that dividends will be paid or, if paid, will continue to be paid in the future. Further, OTS policy prohibits dividends that would qualify for exemption from federal income taxation as a return of capital during the year following the Conversion.

    Since our holding company initially will have no significant source of income other than dividends from us, principal and interest payments on the note receivable from the ESOP and earnings from investment of the cash proceeds of the Conversion it retains, the payment of dividends by our holding company will depend in part upon the amount of the proceeds from the Conversion retained by it and its earnings thereon and the receipt of dividends from us. Unlike us, our holding company generally is not subject to regulatory restrictions on the payment of dividends to stockholders.
Under Tennessee law, our holding company generally is permitted to pay dividends so long as following a dividend it would be able to pay its debts in the ordinary course of business and its assets would exceed its liabilities. All capital distributions paid by us are subject to regulatory restrictions tied to our regulatory capital level. In addition, after the Conversion, we will be prohibited from paying any dividend that would reduce our regulatory capital below the amount in the liquidation account to be provided for the benefit of certain depositors at the time of the Conversion. See "PRO FORMA DATA," "REGULATION -- Regulation of the Bank -- Regulatory Capital Requirements" and " -- Dividend and Other Capital Distribution Limitations" and "THE CONVERSION -- Liquidation Account."

                         MARKET FOR THE COMMON STOCK

    The Company has never issued its Common Stock to the public. Consequently, there is no established market for the Common Stock. An active and liquid public trading market for the securities of any issuer, including the Common Stock of the Company, depends upon the presence in the marketplace of both willing buyers and willing sellers of the securities at any given time. The Company has received conditional approval for the Common Stock to
be quoted on the Nasdaq Small-Cap Market under the symbol "      ," subject
to certain conditions which we believe will be met, including a minimum market capitalization and minimum numbers of market makers and stockholders of record. Trident Securities is expected to make a market in the Common

Stock following consummation of the Conversion and will assist the Company in seeking to encourage at least two additional market makers to establish and maintain a market in the Common Stock. Making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. Due to the amount of Common Stock to be issued in the Conversion, we cannot assure you that the conditions for quotation on the Nasdaq Small-Cap Market will be satisfied or that an active and liquid trading market for the Common Stock will develop or be maintained. See "RISK FACTORS."

                 PURCHASES BY DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth information about the approximate number of shares of the Common Stock each of our directors and executive officers intends to purchase, including each person's associates, and by all directors and executive officers as a group, including all of their associates. Actual purchases could be more or less than the amounts indicated. For purposes of the table, we have assumed that 1,100,000 shares of the Common Stock will be sold for $10.00 per share at the midpoint of the estimated valuation range. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued.(2)

                                                                           PERCENT   AGGREGATE PURCHASE
                     NAME AND POSITION                          TOTAL        OF           PRICE OF
                       WITH THE BANK                           SHARES       TOTAL    INTENDED PURCHASES
-----------------------------------------------------------  -----------  ---------  ------------------
Clyde E. Driskill, Jr.
 Director                                                       22,000        2.0          220,000
Richard G. Harwood
 Director, President and Chief Executive Officer                22,000        2.0          220,000
William B. Henry
 Director                                                       22,000        2.0          220,000
J. William Myers
 Chairman of the Board                                          22,000        2.0          220,000
Robert L. Overholt
 Director                                                       22,000        2.0          220,000
Robert D. Self
 Director                                                       10,000         .9          100,000
Nancy L. Bryant
 Vice President and Treasurer                                   10,000         .9          100,000
Peggy Holston
 Branch Manager and Assistant Secretary                         10,000         .9          100,000
All directors and executive officers
 as a group (8 persons)                                        140,000       12.7        1,400,000
ESOP                                                            88,000        8.0          880,000
MRP                                                             44,000        4.0          440,000
                                                             -----------  ---------     ----------
 Total(1)                                                      272,000       24.7%      $2,720,000
                                                             -----------  ---------     ----------
                                                             -----------  ---------     ----------

------------------------
(1) Excludes (i) shares that could be allocated to participants in the ESOP, under which executive officers and other employees could be allocated in the aggregate 8% of the Common Stock issued in the Conversion, (ii) shares that could be awarded to participants in the MRP, if adopted, under which directors, executive officers and other employees could be awarded an aggregate number of treasury or newly issued shares equal to 4% of the Common Stock issued in the Conversion, and (iii) shares that could be purchased by participants in the Option Plan, if adopted, under which directors, executive officers and other employees could be granted options to purchase an aggregate amount of Common Stock equal to 10% of the shares issued in the Conversion at exercise prices equal to the market price of the Common Stock on the date of grant. See "RISK FACTORS" and "MANAGEMENT--Certain Compensation Agreements and Plans."

                                  CAPITALIZATION

     The following table sets forth information about our consolidated capitalization, including deposits, at June 30, 1997, and our pro forma consolidated capitalization, giving effect to the sale of Common Stock in the Conversion, based upon the assumptions set forth in "PRO FORMA DATA" and below.


                                                                      PRO FORMA CONSOLIDATED CAPITALIZATION OF
                                                                  THE COMPANY AT JUNE 30, 1997 BASED ON THE SALE OF
                                        CAPITALIZATION     -----------------------------------------------------------------
                                            OF THE                            1,100,000        1,265,000        1,454,750
                                           BANK AT         935,000 SHARES      SHARES           SHARES           SHARES
                                           JUNE 30,          AT $10.00        AT $10.00        AT $10.00        AT $10.00
                                             1997            PER SHARE        PER SHARE        PER SHARE        PER SHARE
                                     --------------------  --------------  ---------------  ---------------  ---------------
                                                          (IN THOUSANDS)
Deposits 1.......................           $56,725            $56,725         $56,725          $56,725          $56,725

Capital stock
 Preferred stock, no par value:
  authorized--5,000,000 shares;
  assumed outstanding--none.......          $   --             $   --           $  --           $  --            $  --
 Common Stock, no par value:
  authorized--20,000,000 shares;
  shares to be outstanding--as
  shown...........................              --                 --              --              --               --
 Paid-in capital 2................              --               8,730          10,350           11,970           13,833
 Less: Common Stock expected to
       be acquired by ESOP........              --                (748)           (880)          (1,012)          (1,163)
       Common stock possibly to be
       acquired by MRP............              --                (374)           (440)            (506)            (582)
Retained earnings................             5,868              5,868           5,868            5,868            5,868
Net unrealized gain on investment
  securities.....................               601                601             601              601              601
                                            ---------          -------         -------          -------          -------
   Total equity..................           $ 6,469            $14,077         $15,499          $16,921          $18,557
                                            ---------          -------         -------          -------          -------
                                            ---------          -------         -------          -------          -------

------------------------
(1) This table does not reflect withdrawals from deposit accounts for the purchase of Common Stock. Any withdrawals will reduce our pro forma capitalization by the amount of such withdrawals.
(2) Based upon the estimated net proceeds from the sale of Common Stock.

                HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

    The following table sets forth information about our historical and pro forma capital position relative to our various minimum statutory and regulatory capital requirements at June 30, 1997. See PRO FORMA DATA" and "REGULATION--Regulation of the Bank--Regulatory Capital Requirements."

                                                                  PRO FORMA AT JUNE 30, 1997 BASED ON THE SALE OF 1:
                                               ------------------------------------------------------------------------------------
                                                    MINIMUM OF           MIDPOINT OF          MAXIMUM OF       MAXIMUM, AS ADJUSTED
                                                  935,000 SHARES      1,100,000 SHARES     1,265,000 SHARES      1,454,750 SHARES
                              HISTORICAL AT         AT $10.00             AT $10.00            AT $10.00             AT $10.00
                              JUNE 30, 1997         PER SHARE             PER SHARE            PER SHARE             PER SHARE
                           -------------------  ------------------   ------------------   -------------------   -------------------
                                    PERCENT OF          PERCENT OF           PERCENT OF            PERCENT OF            PERCENT OF
                            AMOUNT   ASSETS 2   AMOUNT   ASSETS 2    AMOUNT   ASSETS 2    AMOUNT    ASSETS 2    AMOUNT    ASSETS 2
                           -------  ----------  ------  ----------   ------  ----------   ------   ----------   ------   ----------
                                                                          (DOLLARS IN THOUSANDS)
Capital under generally
  accepted accounting
  principles.............   $6,469   10.08%      $9,712   14.24%     $10,324    14.98%    $10,935     15.70%    $11,640     16.50%
                            ------   ------      ------   ------     -------    ------    -------     ------    -------     ------
                            ------   ------      ------   ------     -------    ------    -------     ------    -------     ------

Tangible capital.........   $5,868    9.14%      $9,111   13.36%     $ 9,723    14.11%    $10,334     14.83%    $11,039     15.65%
Tangible capital
 requirement.............      963    1.50        1,023    1.50        1,034     1.50       1,045      1.50       1,058      1.50
                            ------   ------      ------   ------     -------    ------    -------     ------    -------     ------
 Excess..................   $4,905    7.64%      $8,088   11.86%     $ 8,689    12.61%    $ 9,290     13.33%    $ 9,981     14.15%
                            ------   ------      ------   ------     -------    ------    -------     ------    -------     ------
                            ------   ------      ------   ------     -------    ------    -------     ------    -------     ------

Core capital.............   $5,868    9.14%      $9,111   13.36%     $ 9,723    14.11%    $10,335     14.83%    $11,039     15.65%
Core capital
 requirement.............    1,926    3.00        2,045    3.00        2,068     3.00       2,090      3.00       2,116      3.00
                            ------   ------      ------   ------     -------    ------    -------     ------    -------     ------
 Excess..................   $3,942    6.14%      $7,066   10.36%     $ 7,655    11.11%    $ 8,245     11.83%    $ 8,923     12.65%
                            ------   ------      ------   ------     -------    ------    -------     ------    -------     ------
                            ------   ------      ------   ------     -------    ------    -------     ------    -------     ------

Total regulatory
 capital.................   $6,218   22.45%      $9,461   33.20%     $10,073    35.17%    $10,685     37.11%    $11,389     39.32%
Risk-based capital
 requirement.............    2,224    8.00        2,279    8.00        2,291     8.00       2,303      8.00      2,317       8.00
                            ------   ------      ------   ------     -------    ------    -------     ------    -------     ------
 Excess..................   $3,994   14.45%      $7,182   25.20%     $ 7,782    27.17%    $ 8,382     29.11%    $ 9,072     31.32%
                            ------   ------      ------   ------     -------    ------    -------     ------    -------     ------
                            ------   ------      ------   ------     -------    ------    -------     ------    -------     ------

-----------------------
(1) Assumes our holding company will purchase all of our stock to be issued in the Conversion in exchange for half of the net proceeds from the Conversion. Assumes net proceeds distributed to our holding company or us initially are invested in short-term securities that carry a risk-weight equal to 20%. Assumes 8% of the shares to be sold in the Conversion are purchased by the ESOP and that the funds used to purchase such shares are borrowed from our holding company. The approximate amount expected to be borrowed by the ESOP is reflected in this table as a reduction of capital. Assumes a number of issued and outstanding shares of Common
    Stock equal to 4% of the Common Stock to be sold in the Conversion will be purchased by the MRP after the Conversion. The dollar amount of the Common Stock possibly to be purchased by the MRP is based on the price per share in the Conversion and is reflected as a reduction of capital. Such amount does not reflect possible increases or decreases in the value of such stock relative to the price per share in the Conversion. Does not reflect a possible increase in capital upon the exercise of options by participants in the Option Plan. Under the MRP and the Option Plan, shares issued to participants could be treasury shares or newly issued shares. The MRP and the Option Plan will not be implemented until at least six months after the Conversion. See "MANAGEMENT--Certain Compensation Agreements and Plans."
(2) Based on our total assets determined under generally accepted accounting principles for equity purposes, adjusted total assets for the purposes of the tangible and core capital requirements and risk-weighted assets for the purpose of the total regulatory capital requirement.

                                 PRO FORMA DATA

    The following tables set forth information about our historical and, after giving effect to the Conversion for the periods and at the dates indicated, pro forma consolidated net income, equity and other data. Pro forma consolidated income and related data for the six months ended June 30, 1997 and the year ended December 31, 1996 have been calculated as if the Common Stock to be issued in the Conversion had been sold, and the estimated net proceeds had been invested at 5.82%, at the beginning of the periods. The assumed yield is based on the market yield of short-term U.S. government securities at June 30, 1997, as adjusted for assumed income taxes at 40%. Unaudited pro forma consolidated equity and related data have been calculated as if the Common Stock had been sold and was outstanding at the end of each period, without any adjustment of historical or pro forma equity to reflect assumed earnings on estimated net proceeds. Per share amounts have been computed as if the Common Stock had been outstanding at the beginning of the period or at the dates shown, but without any adjustment of historical or pro forma stockholders' equity to reflect earnings on estimated net proceeds. The pro forma data set forth below do not reflect withdrawals from deposit accounts to purchase shares. For additional financial information, see "RISK FACTORS," "BUSINESS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and the Consolidated Financial Statements and related Notes appearing elsewhere in this prospectus.

    THE EQUITY AND RELATED DATA PRESENTED BELOW ARE NOT INTENDED TO REPRESENT THE FAIR MARKET VALUE OF THE COMMON STOCK, THE CURRENT VALUE OF OUR ASSETS OR LIABILITIES, OR THE AMOUNTS, IF ANY, THAT WOULD BE AVAILABLE FOR DISTRIBUTION TO STOCKHOLDERS IN THE EVENT OF LIQUIDATION. FOR ADDITIONAL INFORMATION ABOUT THE LIQUIDATION ACCOUNT, SEE "THE CONVERSION--LIQUIDATION ACCOUNT." THE PRO FORMA INCOME AND RELATED DATA DERIVED FROM THE ASSUMPTIONS SET FORTH ABOVE SHOULD NOT BE CONSIDERED INDICATIVE OF THE ACTUAL RESULTS OF OUR OPERATIONS FOR ANY PERIOD. A CHANGE IN THE NUMBER OF SHARES TO BE ISSUED IN THE CONVERSION AND OTHER FACTORS MAY MATERIALLY AFFECT THE PRO FORMA DATA. sEE "THE CONVERSION--STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED."

                                                                AT OR FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                                            -----------------------------------------------------
                                                                                                     MAXIMUM, AS
                                                            MINIMUM OF   MIDPOINT OF    MAXIMUM OF   ADJUSTED, OF
                                                              935,000     1,100,000     1,265,000     1,454,750
                                                              SHARES        SHARES        SHARES        SHARES
                                                             AT $10.00    AT $10.00     AT $10.00     AT $10.00
                                                             PER SHARE    PER SHARE     PER SHARE     PER SHARE
                                                            -----------  ------------  ------------  ------------
                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Gross offering proceeds...................................   $   9,350   $     11,000  $     12,650  $     14,548
Less estimated offering expenses..........................        (620)          (650)         (680)         (715)
                                                            -----------  ------------  ------------  ------------
  Estimated net offering proceeds.........................       8,730         10,350        11,970        13,833
                                                            -----------  ------------  ------------  ------------
Pro forma ESOP adjustment 1...............................        (748)          (880)       (1,012)       (1,164)
Pro forma MRP adjustment 2................................        (374)          (440)         (506)         (582)
                                                            -----------  ------------  ------------  ------------
  Estimated investable net proceeds.......................   $   7,608   $      9,030  $     10,452  $     12,087
                                                            -----------  ------------  ------------  ------------
                                                            -----------  ------------  ------------  ------------
Net income:
  Historical net income...................................   $     237   $        237  $        237  $        237
  Pro forma income on net proceeds........................         133            158           183           211
  Pro forma ESOP adjustment 1.............................         (23)           (27)          (31)          (35)
  Pro forma MRP adjustment 2..............................         (23)           (27)          (31)          (35)
                                                            -----------  ------------  ------------  ------------
    Total.................................................   $     324   $        341  $        358  $        378
                                                            -----------  ------------  ------------  ------------
                                                            -----------  ------------  ------------  ------------
Net income per share: 3
  Historical net income...................................   $    0.27   $       0.23  $       0.20  $       0.18
  Pro forma income on net proceeds........................        0.15           0.15          0.16          0.16
  Pro forma ESOP adjustment 1.............................       (0.03)         (0.03)        (0.03)        (0.03)
  Pro forma MRP adjustment 2..............................       (0.03)         (0.03)        (0.03)        (0.03)
                                                            -----------  ------------  ------------  ------------
    Total.................................................   $    0.36   $       0.32  $       0.30  $       0.28
                                                            -----------  ------------  ------------  ------------
                                                            -----------  ------------  ------------  ------------
 Number of Shares Used in Calculations....................     863,940      1,016,400     1,168,860     1,344,189

Equity: 4
  Historical..............................................   $   6,469   $      6,469  $      6,469  $      6,469
  Estimated net offering proceeds.........................       8,730         10,350        11,970        13,833
  Pro forma ESOP adjustment 1.............................        (748)          (880)       (1,012)       (1,164)
  Pro forma MRP adjustment 2..............................        (374)          (440)         (506)         (582)
                                                            -----------  ------------  ------------  ------------
    Total.................................................   $  14,077   $     15,499  $     16,921  $     18,556
                                                            -----------  ------------  ------------  ------------
                                                            -----------  ------------  ------------  ------------
Equity per share: 3, 4
  Historical..............................................   $    6.92   $       5.88  $       5.11  $       4.45
  Estimated net offering proceeds.........................        9.34           9.41          9.46          9.51
  Pro forma ESOP adjustment1..............................       (0.80)         (0.80)        (0.80)        (0.80)
  Pro forma MRP adjustment 2..............................       (0.40)         (0.40)        (0.40)        (0.40)
                                                            -----------  ------------  ------------  ------------
    Total.................................................   $   15.06   $      14.09  $      13.37  $      12.76
                                                            -----------  ------------  ------------  ------------
                                                            -----------  ------------  ------------  ------------
 Number of Shares Used in Calculations....................     935,000      1,100,000     1,265,000     1,454,750

Offering price as a percentage of pro forma equity per
  share 3, 4..............................................       66.40%         70.97%        74.79%        78.37%
                                                            -----------  ------------  ------------  ------------
                                                            -----------  ------------  ------------  ------------
Ratio of offering price to pro forma annualized net
  income per share 3......................................      13.89x         15.63x        16.67x        17.86x
                                                            -----------  ------------  ------------  ------------
                                                            -----------  ------------  ------------  ------------

                                                                 AT OR FOR THE YEAR ENDED DECEMBER 31, 1996
                                                            -----------------------------------------------------
                                                                                                     MAXIMUM, AS
                                                            MINIMUM OF   MIDPOINT OF    MAXIMUM OF   ADJUSTED, OF
                                                              935,000     1,100,000     1,265,000     1,454,750
                                                              SHARES        SHARES        SHARES        SHARES
                                                             AT $10.00    AT $10.00     AT $10.00     AT $10.00
                                                             PER SHARE    PER SHARE     PER SHARE     PER SHARE
                                                            -----------  ------------  ------------  ------------
                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Gross offering proceeds...................................   $   9,350   $     11,000  $     12,650  $     14,548
Less estimated offering expenses..........................        (620)          (650)         (680)         (715)
                                                            -----------  ------------  ------------  ------------
  Estimated net offering proceeds.........................       8,730         10,350        11,970        13,833
                                                            -----------  ------------  ------------  ------------
Pro forma ESOP adjustment 1...............................        (748)          (880)       (1,012)       (1,164)
Pro forma MRP adjustment 2................................        (374)          (440)         (506)         (582)
                                                            -----------  ------------  ------------  ------------
   Estimated investable net proceeds......................   $   7,608   $      9,030  $     10,452  $     12,087
                                                            -----------  ------------  ------------  ------------
                                                            -----------  ------------  ------------  ------------
Net income:5
  Historical net income...................................   $     583   $        583  $        583  $        583
  Pro forma income on net proceeds........................         266            315           365           422
  Pro forma ESOP adjustment 1.............................         (45)           (53)          (61)          (70)
  Pro forma MRP adjustment 2..............................         (45)           (53)          (61)          (70)
                                                            -----------  ------------  ------------  ------------
    Total.................................................   $     759   $        792  $        826  $        865
                                                            -----------  ------------  ------------  ------------
                                                            -----------  ------------  ------------  ------------
Net income per share: 3, 5
  Historical net income...................................   $    0.67   $       0.57  $       0.50  $       0.43
  Pro forma income on net proceeds........................        0.31           0.31          0.31          0.31
  Pro forma ESOP adjustment 1.............................       (0.05)         (0.05)        (0.05)        (0.05)
  Pro forma MRP adjustment 2..............................       (0.05)         (0.05)        (0.05)        (0.05)
                                                            -----------  ------------  ------------  ------------
    Total.................................................   $     .88   $        .78  $        .71  $        .64
                                                            -----------  ------------  ------------  ------------
                                                            -----------  ------------  ------------  ------------
 Number of Shares Used in Calculations....................     867,680      1,020,800     1,173,920     1,350,008

Equity: 4
  Historical..............................................   $   6,103   $      6,103  $      6,103  $      6,103
  Estimated net offering proceeds.........................       8,730         10,350        11,970        13,833
  Pro forma ESOP adjustment 1.............................        (748)          (880)       (1,012)       (1,164)
  Pro forma MRP adjustment 2..............................        (374)          (440)         (506)         (582)
                                                            -----------  ------------  ------------  ------------
    Total.................................................   $  13,711   $     15,133  $     16,555  $     18,190
                                                            -----------  ------------  ------------  ------------
                                                            -----------  ------------  ------------  ------------
Equity per share: 3, 4
  Historical..............................................   $    6.53   $       5.55  $       4.82  $       4.20
  Estimated net offering proceeds.........................        9.34           9.41          9.46          9.51
  Pro forma ESOP adjustment 1.............................       (0.80)         (0.80)        (0.80)        (0.80)
  Pro forma MRP adjustment 2..............................       (0.40)         (0.40)        (0.40)        (0.40)
                                                            -----------  ------------  ------------  ------------
    Total.................................................   $   14.67   $      13.76  $      13.08  $      12.51
                                                            -----------  ------------  ------------  ------------
                                                            -----------  ------------  ------------  ------------

 Number of Shares Used in Calculations....................     935,000      1,100,000     1,265,000     1,454,750

Offering price as a percentage of pro forma equity per
  share 3, 4..............................................       68.17%         72.67%        76.45%        79.94%
                                                            -----------  ------------  ------------  ------------
                                                            -----------  ------------  ------------  ------------
Ratio of offering price to pro forma annualized net income
  per share 3.............................................      11.36x         12.82x        14.08x        15.63x
                                                            -----------  ------------  ------------  ------------
                                                            -----------  ------------  ------------  ------------

------------------
(1) Assumes 8% of the shares to be sold in the Conversion are purchased by the ESOP, and that the funds used to purchase such shares are borrowed from the Company. The approximate amount expected to be borrowed by the ESOP is reflected in this table as a reduction of capital. Although repayment of such debt will be secured solely by the shares purchased by the ESOP, we expect to make discretionary contributions to the ESOP in an amount at least equal to the principal and interest payments on the ESOP debt. Pro forma net income has been adjusted to give effect to such contributions, based upon a fully amortizing debt with a ten-year term. Since our holding company will be providing the ESOP loan, only principal payments on the ESOP loan are reflected as employee compensation expense. The provisions of Statement of Position (SOP(2)) 93-6 have been applied for shares to be acquired by the ESOP and for purposes of computing earnings per share. See "MANAGEMENT--Certain Compensation Agreements and Plans--Employee Stock Ownership Plan."

(2) Assumes a number of issued and outstanding shares of Common Stock equal to 4% of the Common Stock to be sold in the Conversion will be purchased by the MRP. The dollar amount of the Common Stock possibly to be purchased by the MRP is based on the price per share in the Conversion and represents unearned compensation and is reflected as a reduction of capital. Such amount does not reflect possible increases or decreases in the value of such stock relative to the price per share in the Conversion. As we accrue compensation expense to reflect the vesting of such shares pursuant to the MRP, the charge against capital will be reduced accordingly. In the event the shares issued under the MRP consist of shares of Common Stock newly issued at the price per share in the Conversion, the per share financial condition and results of operations of the Company would be proportionately reduced and to that extent the interests of existing stockholders would be diluted by approximately 4%. See "MANAGEMENT--Certain Compensation Agreements and Plans.(2)

(3) In accordance with SOP 93-6, per share data is computed based on the assumed numbers of shares sold in the Conversion, less the shares acquired by the ESOP for earnings per share amounts, and ESOP shares are not included in earnings per share calculations until such shares are committed to be released, which will occur at the end of operating periods as related compensation is earned by the participants.

(4) Consolidated stockholders' equity represents the excess of the carrying value of the assets of the Company over its liabilities. The amounts shown do not reflect the federal income tax consequences of the potential restoration to income of the bad debt reserves for income tax purposes, which would be required in the event of liquidation. The amounts shown also do not reflect the amounts required to be distributed in the event of liquidation to eligible depositors from the liquidation account which will be established upon the consummation of the Conversion. Pro forma stockholders' equity information is not intended to represent the fair market value of the Common Stock, the current value of our assets or liabilities, or the amounts, if any, that would be available for distribution to stockholders in the event of liquidation. Such pro forma data may be materially affected by the number of shares sold in the Conversion and by other factors.

(5) Includes before-tax charge of $317,000 taken during the period representing a special assessment of 65.7 basis points on our deposits at March 31, 1995 pursuant to legislation enacted to recapitalize our federal deposit insurance fund. Excluding that charge, based on the assumptions reflected in this table at the midpoint of the estimated valuation range, management estimates that pro forma net income for the period would have been approximately $982,000, or $0.96 per share.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

    Our principal business consists of accepting deposits from the general public through our main office and branch office and investing those funds in loans secured by one- to four-family residential properties located in our primary market area. We also maintain a portfolio of investment securities and originate a limited amount of commercial real estate loans and consumer loans. Our investment securities portfolio consists of U.S. Treasury notes and U.S. government agency securities, local municipal bonds and mortgage-backed securities which are guaranteed as to principal and interest by the FHLMC, GNMA or FNMA. We also maintain an investment in Federal Home Loan Bank of Cincinnati common stock and FHLMC preferred stock. See "BUSINESS--Investment Activities" for a description of these investments.

    Our net income primarily depends on our net interest income, which is the difference between interest income earned on loans and investment securities and interest paid on customers' deposits. Our net income is also affected by noninterest income, such as service charges on customers' deposit accounts, loan service charges and other fees, and noninterest expense, primarily consisting of compensation expense, deposit insurance and other expenses incidental to our operations.

    Our operations and those of the thrift industry as a whole are significantly affected by prevailing economic conditions, competition and the monetary and fiscal policies of governmental agencies. Our lending activities are influenced by demand for and supply of housing and competition among lenders and the level of interest rates in our market area. Our deposit flows and costs of funds are influenced by prevailing market rates of interest, primarily on competing investments, account maturities and the levels of personal income and savings in our market area.

ASSET/LIABILITY MANAGEMENT

    Net interest income, the primary component of our net income, is determined by the difference or "spread" between the yield earned on our interest-earning assets and the rates paid on our interest-bearing liabilities, and the relative amounts of such assets and liabilities. Key components of an asset/liability strategy are the monitoring and managing of interest rate sensitivity on both the interest-earning assets and interest-bearing liabilities. The matching of our assets and liabilities may be analyzed by examining the extent to which our assets and liabilities are interest rate sensitive and by monitoring the expected effects of interest rate changes on our net portfolio value.

    An asset or liability is interest rate sensitive within a specific time period if it will mature or reprice within that time period. If our assets mature or reprice more quickly or to a greater extent than our liabilities, our net portfolio value and net interest income would tend to increase during periods of rising interest rates but decrease during periods of falling interest rates. If our assets mature or reprice more slowly or to a lesser extent than our liabilities, our net portfolio value and net interest income would tend to decrease during periods of rising interest rates but increase during periods of falling interest rates. Our policy has been to mitigate the interest rate risk inherent in the traditional savings institution business of originating long term loans funded by short term deposits by pursuing the following strategies:
(i) we have historically maintained liquidity and capital levels to compensate for unfavorable movements in market interest rates; and (ii) in order to mitigate the adverse effect of interest rate risk on future operations, we emphasize the origination of variable rate mortgage loans, and we make limited amounts of shorter term consumer loans.

    The OTS requires us to measure our interest rate risk by computing estimated changes in the net portfolio value ("NPV") of our cash flows from assets, liabilities and off-balance sheet items in the event of a range of assumed changes in market interest rates. These computations estimate the effect on our NPV of sudden and sustained 1% to 4% increases and decreases in market interest rates. Our board of directors has adopted an interest rate risk policy which establishes maximum decreases in our estimated NPV in the event of 1%, 2%, 3% and 4% increases and decreases in market interest rates, respectively. The following table sets forth our policy limits and certain calculations, based on information provided to us by the OTS, with respect to the sensitivity of our NPV to changes in market interest rates at June 30, 1997.

                                                   CHANGE IN NPV
                     CHANGE IN           ----------------------------------
              MARKET INTEREST RATES        POLICY LIMIT       COMPUTATION
              ---------------------      ---------------  -----------------
                   +4%                          -90%              -38%
                   +3%                          -50               -26
                   +2%                          -25               -15
                   +1%                          -10                -6
                   0%                           --                --
                   -1%                          -10                 *
                   -2%                          -25                 *
                   -3%                          -50                 *
                   -4%                          -90%                *

------------------------
*   No loss calculated.

These calculations indicate that our net portfolio value could be adversely affected by increases in interest rates. Changes in interest rates also may affect our net interest income, with increases in rates expected to decrease income and decreases in rates expected to increase income, as our interest-bearing liabilities would be expected to mature or reprice more quickly than our interest-earning assets.

    While we cannot predict future interest rates or their effects on our NPV or net interest income, we do not expect current interest rates to have a material adverse effect on our NPV or net interest income in the future. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, prepayments and deposit run-offs and should not be relied upon as indicative of actual results.
Certain shortcomings are inherent in such computations. Although certain assets and liabilities may have similar maturity or periods of repricing they may react at different times and in different degrees to changes in the market interest rates. The interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while rates on other types of assets and liabilities may lag behind changes in market interest rates. Certain assets, such as adjustable rate mortgage loans, generally have features which restrict changes in interest rates on a short term basis and over the life of the asset. In the event of a change in interest rates, prepayments and early withdrawal levels could deviate significantly from those assumed in making the calculations set forth above. Additionally, an increased credit risk may result as the ability of many borrowers to service their debt may decrease in the event of an interest rate increase.

    Our Board of Directors is responsible for reviewing our asset and liability policies. On at least a quarterly basis, the Board reviews interest rate risk and trends, as well as liquidity and capital ratios and requirements. Our management is responsible for administering the policies and determinations of the Board of Directors with respect to our asset and liability goals and strategies.

AVERAGE BALANCES, INTEREST AND AVERAGE YIELDS

    The following table sets forth information about our average interest-earning assets and interest-bearing liabilities and reflects the average yield of interest-earning assets and the average cost of interest-bearing liabilities for the periods and at the date indicated. Average balances are derived from month-end balances. We do not believe that the use of month-end balances instead of daily balances has caused any material difference in the information presented. Investment securities include the aggregate of securities available for sale and held to maturity. The average balance and average yield on investment securities is based on the fair value of securities available for sale and the amortized cost of securities held to maturity. The average balance of loans receivable includes delinquent loans, which are not considered significant. The average balance of equity includes the net unrealized gain on available for sale securities. The following table does not reflect any effect of income taxes.

     The following table also sets forth information for the periods indicated and at June 30, 1997 about the difference between our weighted average yield earned on interest-earning assets and our weighted average rate paid on interest-bearing liabilities, or "interest rate spread," which savings institutions have traditionally used as an indicator of profitability. Another indicator of an institution's net interest income is its "net yield on interest-earning assets," which is its net interest income divided by the average balance of interest-earning assets. Net interest income is affected by the interest rate spread and by the relative amounts of interest-earning assets and interest-bearing liabilities. Whenever interest-earning assets equal or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income.

                                                                              SIX MONTHS ENDED JUNE 30,
                                                               -------------------------------------------------------
                                             AT JUNE 30,                    1997                               1996
                                                 1997          ---------------------------------  --------------------
                                         --------------------                          AVERAGE                            AVERAGE
                                                     YIELD/     AVERAGE                YIELD/      AVERAGE                 YIELD/
                                          BALANCE     COST      BALANCE   INTEREST      COST       BALANCE   INTEREST       COST
                                         ---------  ---------  ---------  ---------  -----------  ---------  ---------   -----------
                                                                                    (DOLLARS IN THOUSANDS)
Interest-earning assets:
 Loans receivable 1....................  $  46,468        8.5% $  44,382  $   1,958         8.8%  $  41,462  $   1,803        8.7%
 Investment securities.................     14,298        6.8     14,290        438         6.1      11,840        329        5.6
 Other interest-earning assets.........      2,029        5.8      2,429         68         5.6       1,440         39        5.4
                                         ---------             ---------  ---------               ---------  ---------
  Total interest-earning assets........     62,795        8.0     61,101      2,464         8.1      54,742      2,171        7.9
Noninterest-earning assets.............      1,394         --      1,464         --          --         829         --         --
                                         ---------             ---------  ---------               ---------  ---------
  Total assets.........................  $  64,189         --  $  62,565  $   2,464          --   $  55,571  $   2,171         --
                                         ---------             ---------  ---------               ---------  ---------
                                         ---------             ---------  ---------               ---------  ---------
Interest-bearing liabilities:
 Deposits..............................  $  56,725        4.7  $  55,412  $   1,303         4.7   $  49,239  $   1,135        4.6
Noninterest-bearing liabilities........        995         --        840         --          --         719         --         --
                                         ---------             ---------  ---------               ---------  ---------
  Total liabilities....................     57,720         --     56,252      1,303          --      49,958      1,135         --
Equity.................................      6,469         --      6,313         --          --       5,613         --         --
                                         ---------             ---------  ---------               ---------  ---------
  Total liabilities and equity.........  $  64,189         --  $  62,565  $   1,303          --   $  55,571  $   1,135         --
                                         ---------             ---------  ---------               ---------  ---------
                                         ---------             ---------  ---------               ---------  ---------
Net interest income....................                                   $   1,161                          $   1,036
                                                                          ---------                          ---------
                                                                          ---------                          ---------
Interest rate spread...................                   3.3%                              3.3%                              3.3%
                                                    ---------                             -----                         ---------
                                                    ---------                             -----                         ---------
Net yield on interest-earning assets...                   3.7%                              3.8%                              3.8%
                                                    ---------                             -----                         ---------
                                                    ---------                             -----                         ---------
Ratio of average interest-earning
  assets to average interest-bearing
  liabilities..........................                 110.7%                            110.6%                            111.2%
                                                    ---------                             -----                         ---------
                                                    ---------                             -----                         ---------

------------------------
(1) Includes nonaccrual loans.



                                                                     YEAR ENDED DECEMBER 31,
                                      --------------------------------------------------------------------------------------
                                                 1996                         1995                          1994
                                      ---------------------------  ---------------------------  ----------------------------
                                                          AVERAGE                      AVERAGE                       AVERAGE
                                       AVERAGE             YIELD/  AVERAGE              YIELD/  AVERAGE               YIELD/
                                       BALANCE  INTEREST    COST   BALANCE  INTEREST     COST   BALANCE   INTEREST     COST
                                      --------  --------  -------  -------  ---------  -------  --------  ---------  -------
                                                                       (DOLLARS IN THOUSANDS)
Interest-earning assets:
 Loans receivable 1.................  $42,426   $3,720      8.8%   $38,262   $3,383      8.8%    $35,863   $3,019      8.4%
 Investment securities..............   11,662      726      6.2     13,637      876      6.4      14,261      858      6.0
 Other interest-earning assets......    1,727       90      5.2        578       23      4.0         825       29      3.5
                                      -------  -------             -------   ------             --------   ------
  Total interest-earning assets.....   55,815    4,536      8.1     52,477    4,282      8.2      50,952    3,906      7.7
Noninterest-earning assets..........    1,748      --       --         991      --        --       1,827      --       --
                                      -------  -------             -------   ------             --------   ------
  Total assets......................  $57,563   $4,536      --     $53,468   $4,282       --     $52,779   $3,906      --
                                      -------  -------             -------   ------             --------   ------
                                      -------  -------             -------   ------             --------   ------
Interest-bearing liabilities:
 Deposits...........................  $51,083  $2,399       4.7    $48,259   $2,218      4.6     $47,313   $1,655      3.5
Noninterest-bearing liabilities.....      752     --        --         368      --        --       1,438      --       --
                                      -------  -------             -------   ------             --------   ------
  Total liabilities.................   51,835    2,399      --      48,627    2,218       --      48,751    1,655      --
Equity..............................    5,728     --        --       4,841      --        --       4,028      --       --
                                      -------  -------             -------   ------             --------   ------
  Total liabilities and equity......  $57,563    2,399      --     $53,468    2,218       --     $52,779   $1,655      --
                                      -------  -------             -------   ------             --------   ------
                                      -------  -------             -------   ------             --------   ------
Net interest income.................           $ 2,137                       $2,064                        $2,251
                                               -------                       ------                        ------
                                               -------                       ------                        ------
Interest rate spread................                        3.4%                         3.6%                          4.2%
                                                            ----                         ----                          ----
                                                            ----                         ----                          ----
Net yield on interest-earning
  assets............................                        3.8%                         3.9%                          4.4%
                                                            ----                         ----                          ----
                                                            ----                         ----                          ----
Ratio of average interest-earning
  assets to average interest-bearing
  liabilities.......................                       109.3%                        108.7%                        107.7%
                                                           ------                        ------                        ------
                                                           ------                        ------                        ------

------------------------
(1) Includes nonaccrual loans.

RATE/VOLUME ANALYSIS

     The following table sets forth information about changes in our interest income and interest expense for the periods indicated. For each category of interest-earning asset and interest-bearing liability, information is provided on changes attributable to: (i) changes in volume (changes in volume multiplied by prior period rate), (ii) changes in rate (changes in rate multiplied by prior period volume) and (iii) changes in rate-volume (changes in rate multiplied by the changes in volume).



                                     Six Months Ended June 30,                       Year Ended December 31,
                                    ---------------------------   --------------------------------------------------------
                                        1997    vs.    1996          1996    vs.     1995         1995    vs.    1994
                                    ---------------------------   ---------------------------  ---------------------------
                                        Increase (Decrease)           Increase (Decrease)         Increase (Decrease)
                                             Due to                        Due to                      Due to
                                    ---------------------------   ---------------------------  ---------------------------
                                                    Rate/                        Rate/                        Rate/
                                    Volume   Rate  Volume  Total  Volume  Rate  Volume  Total  Volume  Rate  Volume  Total
                                    ------   ----  ------  -----  ------  ----  ------  -----  ------  ----  ------  -----
                                                                          (In thousands)
Interest income:
 Loans receivable.................   $127    $21    $ 7    $155    $ 366  $(15) $(14)   $ 337  $202    $ 143   $19   $ 364
 Investment securities............     69     30      6     105     (126)  (27)    3     (150)  (37)      57    (2)     18
 Other interest-earning assets....     27      1      1      29       46     7    14       67    (9)       4    (1)     (6)
                                     ----    ---    ---    ----    -----  ----  ----    -----  ----    -----   ---   -----
  Total interest-earning assets...    223     52     14     289      286   (35)    3      254   156      204    16     376
                                     ----    ---    ---    ----    -----  ----  ----    -----  ----    -----   ---   -----
Interest expense:
 Deposits.........................    142     25      1     168      130    48     3      181    20      520    23     563
                                     ----    ---    ---    ----    -----  ----  ----    -----  ----    -----   ---   -----
Change in net interest income.....   $ 81    $27    $13    $121    $ 156  $(83) $ --    $  73  $136    $(316)  $(7)  $(187)
                                     ----    ---    ---    ----    -----  ----  ----    -----  ----    -----   ---   -----
                                     ----    ---    ---    ----    -----  ----  ----    -----  ----    -----   ---   -----

COMPARISON OF FINANCIAL CONDITION AT JUNE 30, 1997 AND DECEMBER 31, 1996

    Total assets grew from December 31, 1996 to June 30, 1997 as total assets increased $3.6 million, or 5.9%, from $60.6 million at December 31, 1996 to $64.2 million at June 30, 1997. Investment securities available for sale increased $2.1 million or 17.8% from December 31, 1996 to June 30, 1997, while investment securities held to maturity decreased slightly. We purchased investment securities with funds received from increases in deposit accounts and because of a slight reduction in loan demand.

    Loans receivable increased slightly from December 31, 1996 to June 30, 1997 as originations exceeded repayments for the period by approximately $1.5 million. Our market area has experienced an increase in refinancing activity during this period.

    Total deposits increased $2.9 million or 5.4% from $53.8 million at December 31, 1996 to $56.7 million at June 30, 1997. The growth has been primarily due to larger institutions closing branches in the area and we have benefitted from new customer growth.


COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 1996 AND 1995

    Total assets increased $6.6 million or 12.2% from $54.0 million at December 31, 1995 to $60.6 million at December 31, 1996. During the year, investment securities increased approximately $1.6 million while loans receivable increased $3.9 million or 9.6%. We funded these increases by an increase in deposit account balances.

    Accrued interest receivable increased approximately $101,000 or 52.3% from $193,000 at December 31, 1995 to $294,000 at December 31, 1996. This
increase is due to the increase in loans receivable and us originating all new loans on an interest-in-arrears basis. We had previously originated loans on an interest-in-advance basis.

    Total deposits increased approximately $5.8 million or 12.1%. This increase is also attributable to larger institutions closing branches in the area and us receiving new customers as a result.


COMPARISON OF RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1997
 AND 1996

    Net income for the six months ended June 30, 1997 and 1996 was $237,000 and $370,000, respectively. The $133,000 decrease in net income was primarily due to a one-time charge to compensation expense associated with the implementation of a long-term incentive plan for the board of directors, and an increase in provision for loan losses. See Notes 3 and 8 of the Notes to Consolidated Financial Statements for the periods ended June 30, 1997 and 1996 for more information. See also "RISK FACTORS" and "PRO FORMA DATA."

    Interest Income. Interest income increased $290,000 from $2.2 million for the six months ended June 30, 1996 to $2.5 million for the six months ended June 30, 1997. The increase in total interest income was primarily due to the $6.4 million increase in the average balance of interest-earning assets. The increase in the average balance of interest-earning assets was primarily due to increases in loans and investment securities funded with similar increases in deposits. The average yield on interest-earning assets increased slightly from 7.9% for the six months ended June 30, 1996 to 8.1% for the same period ended June 30, 1997.

    The primary source of interest income during the six months ended June 30, 1997 and 1996 was interest earned on loans receivable. Interest income from loans receivable increased $155,000 from $1.8 million for the six months ended June 30, 1996 to $2.0 million for the same period in 1997. The increase was due to the $2.9 million increase in the average balance of loans receivable from $41.5 million for six months ended June 30, 1996 to $44.4 million for the six months ended June 30, 1997. The increase in interest income on loans receivable was also due to the 10 basis point increase in the average yield earned on loans receivable from 8.7% for the six months ended June 30, 1996 to 8.8% for the same period in 1997. Interest income from investment securities increased $109,000 from $329,000 for the six months ended June 30, 1996 to $438,000 for the same period in 1997. The increase was due to a $2.4 million increase in the average balance of investment securities coupled with a 50 basis point increase in the average yield earned on investment securities. Other interest-earning assets also had slight increases in both the dollar volume and average yields earned on those assets for the six months ended June 30, 1996 versus the same time period in 1997.

    Interest Expense. Interest expense consists of interest paid on customers' deposits as we have had no borrowed funds. Interest expense increased $168,000 from $1.14 million for the six months ended June 30, 1996 to $1.30 million for the six months ended June 30, 1997. The increase in interest expense on deposits was primarily due to the $6.1 million increase in the average balance of deposits. The average rate paid on deposits also increased slightly from 4.6% for the six months ended June 30, 1996 to 4.7% for the same period in 1997.

    Net Interest Income. Net interest income was $1.2 million and $1.0 million for the six months ended June 30, 1997 and 1996, respectively. The increase in net interest income was due to the $6.4 million increase in the average balance of interest-earning assets versus the $6.2 million increase in the average balance of interest-bearing liabilities. Our net interest rate spread remained at 3.3% for each of the six month periods ended June 30, 1997 and 1996.

    Provision for Loan Losses. We expensed $90,000 in loan loss provision for the six months ended June 30, 1997 due in part to the continued growth in our loans receivable and an increase in our nonperforming loans. We did not expense any provision for loan losses in the six months ended June 30, 1996.

    Provision for loan losses is based on our analysis of various factors which affect the loan portfolio and our desire to maintain an allowance for loan losses to provide for losses. In establishing the allowance for loan losses, we recognize that a substantial portion of our loans, including loans 90 or more days past due, are secured by mortgages on residential real estate. At June 30, 1997, the allowance for loan losses provided coverage of 93.88% of loans 90 or more days past due. We have been able to maintain our asset quality performance with our underwriting standards. Nonperforming assets as a percentage of total assets were 1.0% at June 30, 1997. See "BUSINESS -- Lending Activities -- Asset Classification, Allowance for Losses and Nonperforming Assets."

    Ultimate losses may vary from their estimates; however, estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings in the periods in which they become known. In addition, various regulatory agencies periodically review our allowance for loan losses and may require us to recognize additions to the allowance based on judgments about information available to them at the time of their review.

    Noninterest Income. Noninterest income for the six months ended June 30, 1997 and 1996 was $50,000 and $74,000, respectively. The decrease in noninterest income was primarily due to a $23,000 reduction in deposit account service charges. This reduction was a one-time adjustment on certain service charge accounts and management anticipates that deposit account service charges will return to historical levels in the future.

    Noninterest Expense. Noninterest expense for the six months ended June 30, 1997 and 1996 totalled $725,000 and $560,000, respectively. The $165,000 increase in noninterest expense was primarily due to a $203,000 increase in compensation expense partially offset by a $43,000 decrease in federal deposit insurance premiums. The $203,000 increase in compensation expense was due to the implementation of a long-term incentive plan for our Board of Directors and general salary increases. The decrease in federal deposit insurance premiums is due to a decrease in the assessment rate imposed by the FDIC. See Note 7 of the Notes to Consolidated Financial Statements for the periods ended June 30, 1997 and 1996.

    Our operating efficiency ratio (noninterest expense divided by the total of net interest income and noninterest income) for the six months ended June 30, 1997 and 1996 was 64.67% and 50.27%. The higher operating efficiency ratio for 1997 was due to the expense recognized upon the implementation of our long-term incentive plan. Excluding this expense, our adjusted operating efficiency ratio would have been improved. The lower adjusted operating efficiency ratio for the six months ended June 30, 1997 was due to a $92,000 increase in net interest income after provision for loan losses versus only a $15,000 increase in noninterest expense.

    For information about anticipated increases in noninterest expenses after the Conversion, see "RISK FACTORS" and "PRO FORMA DATA."

    Income Taxes. Our effective tax rates for the six months ended June 30, 1997 and 1996 were 40% and 33%, respectively. The higher effective tax rate for the six months ended June 30, 1997 was due to the effect of utilizing the six year moving average method to determine our tax bad debt deductions and other changes as mandated by the Small Business Job Protection Act that Congress enacted in late 1996. We believe that our effective tax rate will be approximately 40% in future years. Our effective tax rate is greater than the statutory federal income tax rate of 34% primarily due to a 6% state excise tax rate.


COMPARISON OF RESULTS OF OPERATIONS FOR THE FISCAL YEARS ENDED DECEMBER 31,
 1996, 1995 AND 1994

    Net income was $583,000 for the year ended December 31, 1996 compared to net income of $714,000 for the year ended December 31, 1995. Net income for 1994 was $843,000. The decrease in net income in 1996 over 1995 was primarily attributable to the special assessment paid to the FDIC of $317,000 (see Note 7 of the Notes to Consolidated Financial Statements). The decrease was partially offset by a larger growth rate in interest-earning assets than interest-bearing liabilities. Our net interest margin decreased only 10 basis points from 3.93% for 1995 to 3.83% for 1996. Net income for 1996 resulted in a return on average assets of 1.01% compared to 1.33% for 1995, and a return on average equity of 10.19% for 1996 as compared to 14.75% for 1995.

    The $129,000 decrease in net income from 1994 to 1995 was attributable to the 110 basis point increase in the average cost of deposits from 3.5% in 1994 to 4.6% in 1995. The net interest margin for 1995 of 3.93% was 49 basis points lower than the net interest margin for 1994. For 1994, we had a return on average assets of 1.60% and a return on average equity of 20.92%.

    Interest Income. Interest income totalled $4.5 million, $4.3 million and $3.9 million for the years ended December 31, 1996, 1995 and 1994, respectively. The average yield on interest-earning assets increased in 1995 from 7.7% to 8.2% then decreased slightly in 1996 to 8.1%. The increase in 1995 was due to an overall increase the market interest rates in all categories of interest-earning assets. The slight decrease in 1996 was attributable to a small decline in the market rates of investment securities. The average balance of interest-earning assets increased $3.3 million in 1996 and $1.5 million in 1995 in response to similar increases in average balances of deposit accounts.

    Our primary source of interest income for the three-year period ended June 30, 1996 was from loans receivable. Interest income from loans receivable was $3.7 million, $3.4 million and $3.0 million for the years ended December 31, 1996, 1995 and 1994, respectively. The average yield earned on loans receivable increased from 8.4% in 1994 to 8.8% in 1995 and remained at 8.8% for 1996. The average balances of loans receivable also increased during the period with a $2.4 million increase in 1995 and a $4.2 million increase in 1996 due to strong loan demand in our market area. Interest income on investment securities increased slightly from 1994 to 1995 primarily because of increases in market rates during that period. Interest income on investment securities decreased in 1996 by $150,000 due to a $2.0 million decrease in average balances which was used to fund loan growth, and the average rate declined slightly in accordance with a general market rate decline.

    Interest Expense. For the three year period ended December 31, 1996, our interest-bearing liabilities consisted totally of customers deposits, as we had no borrowed funds during that period. Interest expense on deposits increased each of the three years ended December 31, 1996. Interest expense totalled $2.4 million, $2.2 million and $1.7 million for the three years ended December 31, 1996, 1995 and 1994, respectively. The increase in interest expense was due to the average rates paid on deposits increasing each of the three years from 3.5% for 1994 to 4.6% for 1995 and to 4.7% for 1996, coupled with increases in average balances of deposits of $946,000 in 1995 and $2.8 million in 1996. The increase in the average rates paid on deposits was reflective of the increase in both market interest rates and rates paid on deposits by local competitors.

    For information about anticipated increases in noninterest expenses after the Conversion, see "RISK FACTORS" and "PRO FORMA DATA."

    Net Interest Income. The significant increase in rates paid on deposit accounts in 1995 and 1996 caused net interest income to decrease from 1994 to 1995 and then slightly increase in 1996. Net interest income was $2.1 million, $2.0 million and $2.3 million for the years ended December 31, 1996, 1995 and 1994. The change in net interest income reflects a decrease in our interest rate spread from 4.2% for 1994 to 3.6% for 1995 and then to 3.4% for 1996, coupled with an increase in average interest-earning assets over average interest-bearing liabilities each year. Because our interest-bearing deposits are more rate sensitive than our interest-earning assets, the average cost of interest-bearing deposits increased at a faster rate than the average yield on interest-earning assets. Our net interest margin has also decreased each of the three years ended December 31, 1996. Our net interest margin was 3.83%, 3.93% and 4.42% for the years ended December 31, 1996, 1995 and 1994.

    Provision for Loan Losses. The provision for loan losses was zero in 1996 and 1995, and $33,000 in 1994. The provision has been minimal due in part to our history of modest charge-offs and strong asset quality for each of the three years. See "BUSINESS -- Lending Activities -- Asset
Classification, Allowance for Losses and Nonperforming Assets."

    Noninterest Income. Noninterest income for the years ended December 31, 1996, 1995 and 1994 was $150,000, $167,000 and $119,000, respectively.
Noninterest income consisted primarily of customer service fees related to customers' deposit accounts and loan service charges. For 1994, noninterest income was lower due to a net loss recognized on the sales of investment securities available for sale of $10,000 versus a gain on sales in 1995 of $27,000. Noninterest income decreased from 1995 to 1996 primarily due to a net loss on sales of investment securities available for sale in 1996 of $4,000.

    Noninterest Expense. Noninterest expense for the years ended June 30, 1996, 1995 and 1994 was $1.5 million, $1.1 million and $1.0 million, respectively. The increase in noninterest expense in 1995 represented increases in noninterest expense items. Compensation represents the largest component of our noninterest expense. The increase in noninterest expense in 1996 was primarily due to a special assessment for deposit insurance totaling $317,000 (see Note 7 of the Notes to Consolidated Financial Statements).

    Our operating efficiency, measured by our efficiency ratios (noninterest expense divided by the total of net interest income and noninterest income), was 64.7%, 48.5% and 44.4% for the years ended December 31, 1996, 1995 and 1994, respectively. The higher operating efficiency ratio for 1996 was due to the inclusion of the special assessment for deposit insurance in noninterest expense of $317,000. Excluding this special assessment, our adjusted operating efficiency ratio for 1996 would have been 50.8%. The slight increase in the ratio was due to the addition of new employees to provide customer service for our increases in loans and deposits. The adjusted ratios of noninterest expense to average total assets ratio (excluding the FDIC special assessment) were 2.02%, 2.02% and 1.97% for the years ended December 31, 1996, 1995 and 1994, respectively.

    Income Taxes. Our effective tax rate remained relatively stable for each of the three years ended December 31, 1996. Our effective tax rate was 28%, 38% and 35% for the years ended December 31, 1996, 1995 and 1994, respectively. The 1996 effective tax rate was lower than anticipated primarily due to the effect on deferred taxes of changes in our tax bad debt reserve and the methods required to be used to calculate tax bad debt deductions. See Note 6 of the Notes to Consolidated Financial Statements.

SOURCES OF CAPITAL AND LIQUIDITY

    We have historically maintained substantial levels of capital. The assessment of capital adequacy depends on several factors, including asset quality, earnings trends, liquidity and economic conditions. We seek to maintain high levels of regulatory capital to give us maximum flexibility in the changing regulatory environment and to respond to changes in market and economic conditions. These levels of capital have been achieved through consistent earnings enhanced by low levels of noninterest expense and have been maintained at those high levels as a result of our policy of moderate growth generally confined to our market area. Average equity to average total assets at June 30, 1997 and December 31, 1996 and 1995 and 1994 was 10.13%, 9.95%, 9.05% and 7.63%, respectively. At June 30, 1997 and December 31, 1996, we exceeded all current regulatory capital requirements and met the definition of a "well-capitalized" institution, the highest regulatory category. See "SELECTED CONSOLIDATED FINANCIAL INFORMATION AND OTHER
DATA -- Selected Regulatory Capital Ratios."

    We will, as a result of the Conversion, have substantially increased capital. Although it is expected that we could therefore pay substantial dividends if permitted by the OTS, there can be no assurance our holding company's resources of funds will be sufficient to satisfy our liquidity needs in the future. See "HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE" and "PRO FORMA DATA."

    Following the Conversion, our holding company initially will have no business other than ours. We expect that the net proceeds of the Conversion to be retained by our holding company, together with dividends that may be paid from us to our holding company following the Conversion, will provide sufficient funds for its initial operations. Our holding company's primary sources of liquidity in the future will be dividends paid by us and repayment of the ESOP loan. We will be subject to certain regulatory limitations with respect to the payment of dividends to our holding company. See "DIVIDENDS" and "REGULATION -- Regulation of the Bank -- Dividend and Other Capital Distribution Limitations."

    We are required to maintain minimum levels of liquid assets as defined by OTS regulations. This requirement, which may be varied at the discretion of the OTS depending on economic conditions and deposit outflows, is based upon a percentage of deposits and, if any, short-term borrowings. Current OTS regulations require that a savings institution maintain liquid assets of not less than 5% of its average daily balance of net withdrawal deposit accounts and borrowings payable in one year or less, of which short-term liquid assets must consist of not less than 1%. At June 30, 1997, our liquidity, as measured for regulatory purposes, was 9.6% or $5.4 million in excess of the minimum OTS liquidity requirement of 5% and 4.3% or $2.4 million in excess of the OTS short-term liquidity requirement of 1%. We seek to maintain a relatively high level of liquidity in order to retain flexibility in terms of lending and investment opportunities and deposit pricing, and in order to meet funding needs of deposit outflows and loan commitments. Historically, we have been able to meet our liquidity demands through internal sources of funding.

    Our most liquid assets are cash and amounts due from depository institutions, which are short-term highly liquid investments with original maturities of less than three months that are readily convertible to known amounts of cash. The levels of these assets are dependent on our operating, financing and investing activities during any given period. At June 30, 1997 and December 31, 1996, 1995 and 1994, cash and amounts due from depository institutions totalled $3.1 million, $2.9 million, $1.8 million and $930,000, respectively.

    Our primary sources of funds are deposits, proceeds from principal and interest payments on loans and investment securities and earnings. While scheduled principal repayments on loans and investment securities are a relatively predictable source of funds, deposit flows and loan and investment securities prepayments are greatly influenced by general interest rates, economic conditions, competition and other factors. We do not solicit deposits outside of our market area through brokers or other financial institutions.

    We have also designated certain securities as available for sale in order to meet liquidity demands. At June 30, 1997, we had designated securities with a fair value of $13.8 million as available for sale. In addition to internal sources of funding, we as a member of the Federal Home Loan Bank have substantial borrowing authority with the Federal Home Loan Bank. Our use of a particular source of funds is based on need, comparative total costs and availability.

    Another source of liquidity is the anticipated net proceeds of the Conversion. In the Conversion, we will receive at least half of the net proceeds. We expect to use these funds for our business activities, including investment in interest-earning assets. See "USE OF PROCEEDS."

    For additional information about cash flows from our operating, investing and financing activities, see the consolidated financial statements and related notes appearing elsewhere in this prospectus.

    At June 30, 1997, we had outstanding approximately $1.5 million in commitments to originate loans and unused lines of credit. At the same date, the total amount of certificates of deposit which were scheduled to mature in one year or less was $30.5 million. We anticipate that we will have resources to meet our current commitments through internal funding sources described above. Historically, we have been able to retain a significant amount of our deposits as they mature.


IMPACT OF INFLATION AND CHANGING PRICES

    The Consolidated Financial Statements and related Notes appearing elsewhere in this prospectus have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation.

    Virtually all of our assets and liabilities are monetary. As a result, changes in interest rates have a greater impact on our performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services. For additional information, see "RISK FACTORS -- Possible Adverse Impacts of Interest Rates and Economic and Industry Conditions."

IMPACT OF NEW ACCOUNTING STANDARDS

    The following are recently issued accounting standards which we have yet to adopt. For information about recent accounting standards which we have adopted, see the Notes to Consolidated Financial Statements.

    Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. In June 1996, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards
(SFAS) No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities.

    Those standards are based on consistent application of a financial-components approach that focuses on control. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This statement provides standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. This statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and is to be applied prospectively.

    In December 1996, the FASB issued Statement of Financial Accounting Standards No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125." SFAS No. 127 provides a one year deferral on selected portions of SFAS No. 125.

    We have never entered into any transactions related to transfers of financial assets, sales of loans with servicing retained, or servicing of loans for other entities. In addition, we do not anticipate entering into any of these types of transactions in the future. Therefore, SFAS No. 125 and SFAS No. 127 will not have any effect on our financial condition or results of operations.

    Earnings Per Share. In August 1997, the FASB issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share," and Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure." SFAS Nos. 128 and 129 establish standards for computing and presenting earnings per share and makes them comparable to international standards. These statements are effective for financial statements issued for periods ending after December 15, 1997.

    Although we do not have any outstanding stock, these statements will apply to our holding company's consolidated financial statements after the Conversion. Application of these statements is not anticipated to have a significant impact on the preparation of our holding company's consolidated financial statements.


                                    BUSINESS

GENERAL

    Following the Conversion, our holding company will direct, plan and coordinate our business activities. In the future, our holding company may become an operating company or acquire or organize other operating subsidiaries, including other financial institutions. Initially, our holding company will not maintain offices separate from ours or employ any persons other than its officers, who will not be separately compensated for such service.

    We attract deposits from the general public and invest those funds in loans secured by first mortgages on owner-occupied single-family residences in our market area and, to a lesser extent, commercial real estate loans and consumer loans. We also maintain a substantial investment portfolio.

    We derive our income principally from interest earned on loans, investment securities and other interest-earning assets. Our principal expenses are interest expense on deposits and noninterest expenses such as employee compensation, deposit insurance and miscellaneous other expenses. Funds for these activities are provided principally by deposit growth, repayments of outstanding loans and investment securities, other operating revenues and, from time to time, advances from the Federal Home Loan Bank of Cincinnati.

MARKET AREA

    Our primary market area is Cocke County, Tennessee. To a lesser extent, we accept deposits and offer loans in surrounding areas.

    Cocke County is primarily rural, with a population of approximately 32,000 persons and relatively high unemployment levels and low income levels. Approximately one-third of the county comprises Douglas Lake and portions of the Cherokee National Forest and the Great Smoky Mountains National Park. In recent periods, the population growth rate has been significantly above the national rate and somewhat below the state rate (since 1990, 10.0% compared with 7.7% and 10.6%, respectively), partially due to increased numbers of retirees moving into the area. However, unemployment levels have been significantly higher than state and national levels (for June 1997, 7.1% compared with 5.8% and 5.2%, respectively), and income levels have been substantially lower than state and national averages (for 1997, $11,800 compared with $16,600 and $18,100, respectively, per person), due in part to the seasonal nature of tourism related employment. Over the next five years, demographic trends in the county are expected to be consistent with recent experience, with the differences between county, state and national population growth rates decreasing and the differences between county, state and national income levels growing.

    The economy in our primary market area includes a variety of industries, including farming, manufacturing, services, retail and wholesale trade and tourism. Significant employers include Hunt Wesson in the food processing industry and Falcon Products in the furniture industry.


COMPETITION

    We experience substantial competition both in attracting and retaining savings deposits and in the making of mortgage and other loans.

    Direct competition for savings deposits comes from other savings institutions, credit unions, regional bank holding companies and commercial banks. Significant competition for our other deposit products and services comes from money market mutual funds and brokerage firms. Our direct competitors include three banks, two of which are branches of large regional banks headquartered outside our market area, and one branch of a credit union headquartered outside our market area. The primary factors in competing for loans are interest rates and loan origination fees and the quality and range of services offered by various financial institutions. Competition for origination of real estate loans normally comes from other savings institutions, commercial banks, credit unions, mortgage bankers and mortgage brokers.

    Our principal primary competition comes from financial institutions headquartered in our primary market area and from various non-local commercial banks that have branch offices located in our primary market area. Many competing financial institutions have financial resources substantially greater than ours and offer a wider variety of deposit and loan products. Our principal competitive strategy has been to emphasize quality customer service.

LENDING ACTIVITIES

    We principally originate loans secured by mortgages on single-family residences in our primary market area. We also make commercial real estate loans and a variety of consumer loans.

    With certain limited exceptions, the maximum amount that a savings institution may lend to any borrower (including certain related entities of the borrower) at one time may not exceed 15% of the unimpaired capital and surplus of the institution, plus an additional 10% of unimpaired capital and surplus for loans fully secured by readily marketable collateral. At June 30, 1997, the maximum amount that we could have lent to any one borrower without prior OTS approval under those regulations was approximately $1.0 million. At that date, the largest aggregate amount of loans that we had outstanding to any one borrower was $499,000, we had a total of seven lending relationships with aggregate loan amounts over $250,000, and none of these loans was nonperforming. For additional information, see "REGULATION -- Regulation of the Bank -- Limits on Loans to One Borrower."

    Loan Portfolio Composition. The following table sets forth information about the composition of our loan portfolio by type of loan at the dates indicated. At June 30, 1997, we had no concentrations of loans exceeding 10% of gross loans other than as disclosed below.

                                                                                          AT DECEMBER 31,
                                             AT JUNE 30,      -------------------------------------------------------------------
                                                1997                    1996                   1995                   1994
                                         -------------------  ---------------------     ------------------     ------------------
                                          AMOUNT        %         AMOUNT       %         AMOUNT       %         AMOUNT        %
                                         --------     ------     --------    ------     --------    ------     --------     -----
                                                                           (Dollars in thousands)
Real estate loans:
  One- to four-family residential........ $39,663(1)   82.3%     $39,549      86.6%     $36,534      86.8%     $33,634      88.2%
  Commercial.............................   3,285       6.8        2,265       5.0        1,370       3.3        1,215       3.2
  Construction...........................   3,024       6.3        1,889       4.1        2,341       5.6        1,540       4.0

Consumer loans:
  Automobile.............................     708       1.5          664       1.4          514       1.2          331       0.9
  Loans to depositors, secured by
    deposits.............................     570       1.2          509       1.1          588       1.4          781       2.0
  Home equity and second mortgage........     242       0.5          234       0.5          233       0.5          152       0.4
  Other..................................     698       1.4          565       1.3          512       1.2          467       1.3
                                          -------     -----      -------     -----      -------     -----      -------     -----
                                           48,190     100.0%      45,675     100.0%      42,092     100.0%      38,120     100.0%
                                          -------     -----      -------     -----      -------     -----      -------     -----
                                                      -----                  -----                  -----                  -----
Less:
  Loans in process.......................   1,722                    688                    980                    835
  Deferred fees and discounts............     267                    263                    251                    219
  Allowance for loan losses..............     576                    494                    496                    498
                                          -------                -------                -------                -------
    Total................................ $45,625                $44,230                $40,365                $36,568
                                          -------                -------                -------                -------
                                          -------                -------                -------                -------


------------------------
(1) Includes $6,876 (in thousands) in loans secured by real estate with mobile homes permanently attached to the property.

    Loan Maturity Schedules. The following table sets forth information about dollar amounts of loans maturing in our portfolio based on their contractual terms to maturity, including scheduled repayments of principal, at December 31, 1996. Demand loans, loans having no stated schedule of repayments and no stated maturity and overdrafts are reported as due in one year or less. The table does not include any estimate of prepayments which significantly shorten the average life of all mortgage loans and may cause our repayment experience to differ from that shown below.



                                                                   DUE AFTER     DUE AFTER       DUE AFTER
                                    DUE DURING THE YEAR ENDING    3 THROUGH 5   5 THROUGH 10   10 THROUGH 15  DUE AFTER 15
                                           DECEMBER 31,           YEARS AFTER    YEARS AFTER    YEARS AFTER     YEARS AFTER
                                    --------------------------    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                     1997      1998      1999       1996            1996           1996           1996       TOTAL
                                    ------    ------    ------   -------------  -------------  -------------  ------------- -------
                                                                       (IN THOUSANDS)
Real estate loans:
  One-to four-family residential... $   40    $ 254     $ 392       $1,547         $4,134         $14,345        $18,837    $39,549
  Commercial.......................    --        38        19          255            524           1,003            426      2,265
  Construction.....................  1,889      --        --           --             --              --             --       1,889
Consumer...........................    774      212       324          536             52              74            --       1,972
                                    ------    -----     -----       ------         ------         -------        -------    -------
    Total.......................... $2,703    $ 504     $ 735       $2,338         $4,710         $15,422        $19,263    $45,675
                                    ------    -----     -----       ------         ------         -------        -------    -------
                                    ------    -----     -----       ------         ------         -------        -------    -------

    The following table sets forth information about dollar amounts of our loans due one year or more after December 31, 1997 that had predetermined interest rates and that had adjustable interest rates at that date.


                                          PREDETERMINED       FLOATING OR
                                              RATE          ADJUSTABLE RATES
                                          -------------     ----------------
                                                (IN THOUSANDS)
Real estate loans:
  One- to four-family residential.......     $ 6,737            $ 32,772
  Commercial............................         608               1,657
  Construction..........................         --                 --
Consumer................................       1,198                --
                                             -------            --------
    Total...............................     $ 8,543            $ 34,429
                                             -------            --------
                                             -------            --------


    Scheduled contractual principal repayments of loans do not reflect the actual life of such assets. The average life of loans is substantially less than their contractual terms because of prepayments. In addition, due-on-sale clauses on loans generally give us the right to declare a loan immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage and the loan is not repaid. The average life of mortgage loans tends to increase when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when current mortgage loan market rates are substantially lower than rates on existing mortgage loans.

    Loan Originations, Purchases and Sales. The following table sets forth information about our loan originations during the periods indicated. We do not purchase or sell loans.


                                           SIX MONTHS ENDED
                                               JUNE 30,            YEAR ENDED DECEMBER 31,
                                         --------------------  -------------------------------
                                            1997       1996       1996       1995       1994
                                         ---------  ---------  ---------  ---------  ---------
                                                             (IN THOUSANDS)
Real estate loans:
  One- to four-family residential.......  $ 4,442    $ 4,338    $ 8,305    $ 6,459    $ 7,304
  Commercial............................      876        765      1,439      1,226        526
  Construction..........................    1,947      1,912      2,770      2,750      1,914
Consumer loans..........................      610        516      1,081      1,014        732
                                          -------    -------    -------    -------    -------
    Total loans originated..............  $ 7,875    $ 7,531    $13,595    $11,449    $10,476
                                          -------    -------    -------    -------    -------
                                          -------    -------    -------    -------    -------

    One- to Four-Family Residential Lending. Our principal lending activity consists of the origination of loans secured by mortgages on existing single-family residences in our primary market area. We also originate significant amounts of loans for the construction of such residences. The purchase price or appraised value of most of such residences generally has been between $40,000 and $70,000, with our original loan amounts averaging approximately $45,000. At June 30, 1997, $39.7 million, or 82.3%, of our total loans were secured by one- to four-family residences, a substantial majority of which were existing, owner-occupied, single-family residences in our primary market area. At June 30, 1997, $32.8 million, or 82.6%, of our one- to four-family residential loans had adjustable interest rates, and $6.9 million, or 17.4%, had fixed rates. During the six months ended June 30, 1997, we originated $3.9 million of adjustable rate loans, which was approximately 88% of total mortgage loan originations for that period, and at that date we had $1.5 million of loan commitments, 87.6% of which were for adjustable rate loans.

    Our one- to four-family residential mortgage loans may have adjustable or fixed rates of interest. These loans generally are for terms of up to 25 years for adjustable rate loans and 15 years for fixed rate loans, amortized on a monthly basis, with principal and interest due each month. Residential real estate loans often remain outstanding for significantly shorter periods than their contractual terms. Borrowers may refinance or prepay loans at their option without penalty. These loans customarily contain "due-on-sale" clauses which permit us to accelerate repayment of a loan upon transfer of ownership of the mortgaged property.

    While it is not our policy to sell our loans in the secondary market, our one- to four-family residential mortgage loans generally are underwritten in accordance with applicable underwriting guidelines and documentation requirements published by the FNMA and FHLMC for loans to be eligible for sale to them, except with respect to their requirements with respect to mortgaged properties (for example, in light of our experience in our market area, we do not always require homes to have air conditioning or a complete survey or independent appraisal, and we do not always require contractors to be licensed).

    Our lending policies generally limit the maximum loan-to-value ratio on one-to four-family residential mortgage loans secured by owner-occupied properties to 95% of the lesser of the appraised value or purchase price, with private mortgage insurance or other enhancement required on loans with loan-to-value ratios in excess of 80%. The maximum loan-to-value ratio on mortgage loans secured by non-owner-occupied properties generally is limited to 75%.

    Our adjustable rate one- to four-family residential mortgage loans generally are indexed to the weekly average rate on U.S. Treasury securities adjusted to a constant maturity of one year. The rates at which interest accrues on these loans typically are adjustable annually, often after an initial period of up to five years before the first rate adjustment, generally with limitations on adjustments of two percent per adjustment period, and six percent over the life of the loan, and an interest rate floor equal to the initial interest rate on the loan. While our adjustable rate loans frequently are originated with initially discounted interest rates, such loans are underwritten and borrowers are qualified based on the fully indexed interest rate. Our adjustable rate loans do not permit negative amortization.

    Adjustable rate loans help reduce our exposure to increases in prevailing market interest rates. However, there are unquantifiable credit risks resulting from potential increases in costs to borrowers in the event of upward repricing of adjustable rate loans. It is possible that during periods of rising interest rates, the risk of default on adjustable rate loans may increase due to increases in interest costs to borrowers. Further, adjustable rate loans which provide for initial rates of interest below the fully indexed rates may be subject to increased risk of delinquency or default as the higher, fully indexed rate of interest subsequently replaces the lower, initial rate. Further, although adjustable rate loans allow us to increase the sensitivity of our interest-earning assets to changes in interest rates, the extent of this interest sensitivity is limited by the initial fixed rate period before the first adjustment and the periodic and lifetime interest rate adjustment limitations and the ability of borrowers to refinance the loans. Accordingly, we can give no assurance that yields on our adjustable rate loans will fully adjust to compensate for increases in our cost of funds. Finally, adjustable rate loans increase our exposure to decreases in prevailing market interest rates, although decreases in our cost of funds and our interest rate adjustment limitations and floor tend to offset this effect.

    We offer loans to individuals for construction of one- to four-family owner-occupied residences located in our primary market area, with such loans usually converting to permanent financing upon completion of construction. At June 30, 1997, our loan portfolio included $3.0 million of loans secured by properties under construction, all of which were construction/permanent loans structured to become permanent loans upon the completion of construction. From time to time, we also offer loans to qualified builders for the construction of one- to four-family residences located in our primary market area. Because such homes are intended for resale, such loans generally are not covered by permanent financing commitments by us. All construction loans are secured by a first lien on the property under construction. Loan proceeds are disbursed in increments as construction progresses and as inspections warrant. Construction/permanent loans are underwritten in accordance with the same requirements as our permanent mortgages, except the loans generally provide for disbursement in stages during a construction period of up to six months, during which period the borrower may or may not be required to make monthly payments. Borrowers must satisfy all credit requirements that would apply to our permanent mortgage loan financing prior to receiving construction financing for the subject property.

    Construction financing involves a higher degree of risk of loss than long-term financing on existing, improved, occupied real estate. Risk of loss on a construction loan depends upon the accuracy of the initial estimate of the property's value at completion of construction and the estimated cost (including interest) of construction. During the construction phase, a number of factors could cause delays and cost overruns. If the estimate of construction costs is inaccurate, we may be required to advance funds beyond the amount originally committed to permit completion of construction. If the estimate of value is inaccurate, we may be confronted, at or prior to the maturity of the loan, with a property having a value which is insufficient to assure full repayment. The ability of a builder to sell completed residences will depend on, among other things, demand, pricing, availability of comparable properties and economic conditions. We have tried to minimize this risk by limiting construction lending to qualified borrowers in our market area and by limiting the aggregate amount of outstanding construction loans.

    Commercial Real Estate Lending. We originate limited amounts of commercial real estate loans in order to benefit from the higher origination fees and interest rates, as well as shorter terms to maturity, than could be obtained from single-family mortgage loans. Our commercial real estate loans are secured by churches, restaurants, offices, apartments and other income-producing commercial properties. At June 30, 1997, we had 66 of these loans totaling $3.3 million, with a median loan balance of approximately $65,000, none of which had a balance exceeding $385,000. None of these loans was classified as substandard, doubtful or loss or designated as special mention at that date. For information about our asset classification policies and nonperforming assets, see "Asset Classification, Allowance for Losses and Nonperforming Assets."

    Our commercial real estate loans generally are limited to original balances not exceeding $500,000 on properties in our primary market area, with terms of up to 25 years. These loans generally have annually adjustable interest rates, with limitations on adjustments of two percent per year, and maximum loan-to-value ratios of 75%.

    The following paragraphs set forth information about our commercial real estate loans with outstanding balances exceeding $250,000 at June 30, 1997. None of these loans was classified as substandard, doubtful or loss or designated as special mention at that date. For information about our asset classification policies, see "Asset Classification, Allowance for Losses and Nonperforming Assets."

        Retail Properties in Newport, Tennessee. In May 1996, we made a $400,000 loan secured by several local retail properties. At that time, an appraisal indicated a loan-to-value ratio of approximately 51%. The loan is being amortized over 15 years. At June 30, 1997, the outstanding balance was $385,000, and the loan was fully performing in accordance with its terms.

        Restaurant in Newport, Tennessee. In April 1997, we made a $283,000 loan secured by a local restaurant. At that time, an appraisal indicated a loan-to-value ratio of approximately 72%. The loan is being amortized over 15 years. At June 30, 1997, the outstanding balance was $273,000, and the loan was fully performing in accordance with its terms.

    Commercial real estate lending entails significant additional risks compared with single family residential lending. For example, commercial real estate loans typically involve large loan balances to single borrowers or groups of related borrowers, the payment experience on such loans typically is dependent on the successful operation of the real estate project, and these risks can be significantly impacted by supply and demand conditions in the market for multi-family residential units and commercial office space, and, as such, may be subject to a greater extent to adverse conditions in the economy generally. In addition, church loans may depend on the congregation's voluntary contributions, which may be affected by local employment levels and other factors. To minimize the effects of these risks, we generally limit commercial real estate lending to our primary market area and to borrowers with which we have substantial experience or who are otherwise well known to us. It is our policy to obtain personal guarantees from all principals obtaining commercial real estate loans. In assessing the value of such guarantees, we review the individual's personal financial statements, credit reports, tax returns and other financial information.

    The aggregate amount of loans which federally chartered savings institutions may make on the security of liens on commercial real estate may not exceed 400% of the institution's capital.

    Consumer Lending. Our consumer loans consist of automobile loans, demand loans secured by savings accounts with us, home equity loans secured by second mortgages on single-family residences in our market area and other loans. These loans totaled approximately $2.2 million at June 30, 1997. At that date, we had 429 consumer loans, with a median loan balance of approximately $4,000, none of which had a balance exceeding $41,000, and none of our ten largest consumer loans was adversely classified or designated.

    Consumer loans generally involve more risk than first mortgage loans. Repossessed collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance as a result of damage, loss or depreciation, and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Further, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered. These loans may also give rise to claims and defenses by a borrower against us, and a borrower may be able to assert against us claims and defenses which it has against the seller of the underlying collateral. In underwriting consumer loans, we consider the borrower's credit history, an analysis of the borrower's income, expenses and ability to repay the loan and the value of the collateral.

    Collection Policies. When a borrower fails to make a payment on a loan, we generally take prompt steps to have the delinquency cured and the loan restored to current status. Once the payment grace period has expired (in most instances 15 days after the due date), we impose a late charge, if applicable. If we do not promptly receive payment, we send a notice 15 days after the expiration of the grace period. If the loan becomes 60 days delinquent, we contact the borrower and attempt to formulate an affirmative plan to cure the delinquency. If a loan becomes 90 days delinquent, we review the loan, and, if payment is not made, we pursue foreclosure or other appropriate action.

    Asset Classification, Allowance for Losses and Nonperforming Assets. Federal regulations require savings institutions to classify their assets on the basis of quality on a regular basis. An asset is classified as substandard if it is determined to be inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. An asset is classified as doubtful if full collection is highly questionable or improbable. An asset is classified as loss if it is considered uncollectible, even if a partial recovery could be expected in the future. The regulations also provide for a special mention designation, described as assets which do not currently expose an institution to a sufficient degree of risk to warrant classification but do possess credit deficiencies or potential weaknesses deserving our close attention. Assets classified as substandard or doubtful require an institution to establish general allowances for loan losses. If an asset or portion thereof is classified loss, an institution must either establish a specific allowance for loss in the amount of the portion of the asset classified loss, or charge off such amount. Federal examiners may disagree with an institution's classifications. If an institution does not agree with an examiner's classification of an asset, it may appeal this determination to the OTS Regional Director.

    We regularly review our assets to determine whether assets require classification or re-classification, and the Board of Directors reviews and approves all classifications. As of June 30, 1997, we had no assets classified as loss or as doubtful, $646,000 of assets classified as substandard and no assets designated as special mention. Our total adversely classified assets represented approximately 1% of our total assets and 12% of our tangible regulatory capital at June 30, 1997. At that date, substantially all of our adversely classified or designated assets were one- to four-family residences in our primary market area, and none of such assets was in excess of $60,000. At June 30, 1997, we did not expect to incur any loss in excess of attributable existing reserves on any of our adversely classified or designated assets. See "MANAGEMENT'S

DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

    In extending credit, we recognize that losses will occur and that the risk of loss will vary with, among other things, the type of credit being extended, the creditworthiness of the obligor over the term of the obligation, general economic conditions and, in the case of a secured obligation, the quality of the security. It is our policy to maintain allowances for losses based on our assessment of the loan portfolio. We increase the allowance for losses by charging provisions for losses against our income.

    Our methodology for establishing the allowance for losses takes into consideration probable losses that have been identified in connection with specific assets as well as losses that have not been identified but can be expected to occur. We conduct regular reviews of our assets and evaluate the need to establish allowances on the basis of this review. Allowances are established on a regular basis based on an assessment of risk in our assets taking into consideration the composition and quality of the portfolio, delinquency trends, current charge-off and loss experience, the state of the real estate market, regulatory reviews conducted in the regulatory examination process, general economic conditions and other factors deemed relevant by us. Allowances are provided for individual assets, or portions of assets, when ultimate collection is considered improbable based on the current payment status of the assets and the fair value or net realizable value of the collateral. At the date of foreclosure or other repossession or at the date we determine a property is an "in-substance foreclosed" property, we transfer the property to real estate acquired in settlement of loans at the lower of cost or fair value. Fair value is defined as the amount in cash or cash-equivalent value of other consideration that a property would yield in a current sale between a willing buyer and a willing seller. Fair value is measured by market transactions. If a market does not exist, fair value of the property is estimated based on selling prices of similar properties in active markets or, if there are no active markets for similar properties, by discounting a forecast of expected cash flows at a rate commensurate with the risk involved. Fair value generally is determined through an appraisal at the time of foreclosure. At June 30, 1997, we held no properties acquired in settlement of loans for which market values were unavailable. Any amount of cost in excess of fair value is charged-off against the allowance for loan losses. We record an allowance for estimated selling costs of the property immediately after foreclosure. Subsequent to acquisition, the property is periodically evaluated, and an allowance is established if the estimated fair value of the property, less estimated costs to sell, declines. If, upon ultimate disposition of the property, net sales proceeds exceed the net carrying value of the property, a gain on sale of real estate is recorded.

    The banking regulatory agencies, including the OTS, have adopted a policy statement about maintenance of an allowance for loan and lease losses and an effective loan review system. This policy includes an arithmetic formula for checking the reasonableness of an institution's allowance for loan loss estimate compared to the average loss experience of the industry as a whole. Examiners will review an institution's allowance for loan losses and compare it against the sum of (i) 50% of the portfolio that is classified doubtful;
(ii) 15% of the portfolio that is classified as substandard; and (iii) for the portions of the portfolio that have not been classified (including those loans designated as special mention), estimated credit losses over the upcoming 12 months given the facts and circumstances as of the evaluation date. This amount is considered neither a "floor" nor a "safe harbor" of the level of allowance for loan losses an institution should maintain, but examiners will view a shortfall relative to the amount as an indication that they should review our policy on allocating these allowances to determine whether it is reasonable based on all relevant factors.

    We actively monitor our asset quality and charge off loans and properties acquired in settlement of loans against the allowances for losses on such loans and such properties when appropriate and provide specific loss allowances when necessary. Although we believe we use the best information available to make determinations with respect to the allowances for losses, future adjustments may be necessary if economic conditions differ substantially from the economic conditions in the assumptions used in making the initial determinations.

    The following table sets forth information about our allowance for loan losses for the periods indicated. See also "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."


                                          SIX MONTHS ENDED
                                              JUNE 30,            YEAR ENDED DECEMBER 31,
                                          ------------------  -------------------------------
                                            1997       1996       1996       1995       1994
                                          -------    -------    -------    -------    -------
                                                             (IN THOUSANDS)
Balance at beginning of period..........  $  494     $  496     $  496     $  498     $  475
Charge-offs:
  Consumer..............................      (8)        (4)        (4)        (2)       (12)
Recoveries:
  Consumer..............................     --           1          2        --           2
                                          ------     ------     ------     ------     ------
Net charge-offs.........................      (8)        (3)        (2)        (2)       (10)
Provision for loan losses...............      90        --         --         --          33
                                          ------     ------     ------     ------     ------
Balance at end of period................  $  576     $  493     $  494     $  496     $  498
                                          ------     ------     ------     ------     ------
                                          ------     ------     ------     ------     ------
Ratio of net charge-offs to average
  loans outstanding during the period...     .02%       .01%       .01%       .01%       .03%
                                          ------     ------     ------     ------     ------
                                          ------     ------     ------     ------     ------

    The following table sets forth information about our allowance for loan losses by asset category at the dates indicated. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any category.

                                                                                          AT DECEMBER 31,
                                                            ------------------------------------------------------------------------
                                      AT JUNE 30, 1997               1996                     1995                      1994
                                    ----------------------  ----------------------   -----------------------  ----------------------
                                              PERCENT OF               PERCENT OF                PERCENT OF              PERCENT OF
                                             LOANS IN EACH           LOANS IN EACH             LOANS IN EACH           LOANS IN EACH
                                              CATEGORY TO              CATEGORY TO              CATEGORY TO             CATEGORY TO
                                    AMOUNT    TOTAL LOANS    AMOUNT    TOTAL LOANS    AMOUNT    TOTAL LOANS    AMOUNT   TOTAL LOANS
                                    ------   -------------   ------   -------------   ------   -------------   ------  -------------
                                                                             (DOLLARS IN THOUSANDS)
Real estate mortgage:
  One- to four-family residential.. $  376        82.3%      $  300        86.6%      $  300        86.8%      $  300       88.2%
  Commercial.......................     24         6.8           23         5.0           20         3.3           20        3.2
  Construction.....................     45         6.3           39         4.1           42         5.6           33        4.0
Consumer...........................    131         4.6          132         4.3          134         4.3          145        4.6
                                    ------       -----       ------       -----       ------       -----       ------       -----
  Total allowance for loan losses.. $  576       100.0%      $  494       100.0%      $  496       100.0%      $  498       100.0%
                                    ------       -----       ------       -----       ------       -----       ------       -----
                                    ------       -----       ------       -----       ------       -----       ------       -----


    During periods of recession or other economic distress, numerous financial institutions throughout the United States have incurred substantial losses due to significant increases in loss provisions and charge-offs resulting largely from higher levels of loan delinquencies and foreclosures. As a result of losses experienced by many financial institutions during these periods, there has been a greater level of scrutiny by regulatory authorities of the loan portfolios of financial institutions undertaken as part of examinations of such institutions by the FDIC, OTS or other federal or state regulators. While we believe we have established our existing loss allowances in accordance with generally accepted accounting principles, there can be no guarantee or assurance that such reserves are, or in the future will be, adequate to absorb all loan losses or that regulators, in reviewing our assets, will not make us increase our loss allowance, thereby negatively affecting our reported financial condition and results of operations.

    The following table sets forth information about our nonperforming assets at the dates indicated. At these dates, we did not have any assets accounted for on a nonaccrual basis or modified in a troubled debt restructuring. For information about our interest accrual practices, see Note 1 of the Notes to Consolidated Financial Statements.

                                                    AT               AT DECEMBER 31,
                                                 JUNE 30,    --------------------------------
                                                   1997        1996        1995        1994
                                                 --------    --------    --------    --------
                                                           (DOLLARS IN THOUSANDS)
Accruing loans which are contractually
   past due 90 days or more:
  Real estate:
    One- to four-family residential..........     $ 482      $ 375       $ 282       $ 398
    Commercial...............................        57        --          --           48
  Consumer...................................        10          5          11          31
                                                  -----      -----       -----       -----
    Total....................................     $ 549      $ 380       $ 293       $ 477
                                                  -----      -----       -----       -----
                                                  -----      -----       -----       -----
Percentage of total loans....................      1.24%       .84%        .72%       1.28%
                                                  -----      -----       -----       -----
                                                  -----      -----       -----       -----
Other nonperforming assets(1)................     $  41      $ --        $ --        $  36
                                                  -----      -----       -----       -----
                                                  -----      -----       -----       -----
Percentage of total assets...................       .06%       -- %        -- %        .07%
                                                  -----      -----       -----       -----
                                                  -----      -----       -----       -----

------------------------
(1) Other nonperforming assets includes property acquired through foreclosure or repossession. This property is carried at the lower of its fair value less estimated selling costs or the principal balance of the related loan, whichever is lower.

    At June 30, 1997, we had identified approximately $49,000 of loans which amount is not reflected in the preceding table but as to which known information about possible credit problems of borrowers caused us to have doubts as to the ability of the borrowers to comply with present loan repayment terms, all of which was included in our adversely classified or designated asset amounts at that date. At that date, we did not expect to incur any loss in excess of attributable existing reserves on any of our assets.

INVESTMENT ACTIVITIES

    We are permitted under federal law to make certain investments, including investments in securities issued by various federal agencies and state and municipal governments, deposits at the Federal Home Loan Bank of Cincinnati, certificates of deposit in federally insured institutions, certain bankers' acceptances and federal funds. We may also invest, subject to certain limitations, in commercial paper rated in one of the two highest investment rating categories of a nationally recognized credit rating agency, and certain other types of corporate debt securities and mutual funds. Federal regulations require us to maintain an investment in Federal Home Loan Bank stock and a minimum amount of liquid assets which may be invested in cash and specified securities. From time to time, the OTS adjusts the percentage of liquid assets which savings institutions are required to maintain. See "REGULATION -- Regulation of the Bank -- Liquidity Requirements."

    We make investments in order to maintain the levels of liquid assets required by regulatory authorities and manage cash flow, diversify our assets, obtain yield and, under prior federal income tax law, satisfy certain requirements for favorable tax treatment. These investment activities consist of investments in mortgage-backed securities and other investment securities, primarily securities issued or guaranteed by the U.S. government or agencies thereof and securities issued by municipalities and other governmental authorities. Investment and aggregate investment limitations and credit quality parameters of each class of investment are prescribed in our investment policy. Securities purchases are authorized by the investment committee of our Board of Directors and ratified by our Board of Directors.

    Securities designated as "held to maturity" are those assets which we have the ability and intent to hold to maturity. The held to maturity investment portfolio is carried at amortized cost. Securities designated as "available for sale" are those assets which we might not hold to maturity and thus are carried at market value with unrealized gains or losses, net of tax effect, recognized in equity.

    Mortgage-backed securities typically represent an interest in a pool of fixed-rate or adjustable-rate mortgage loans, the principal and interest payments on which are passed from the mortgage borrowers to investors such as us. Mortgage-backed security sponsors may be private companies or quasi-governmental agencies such as the FHLMC, FNMA and GNMA, which guarantee the payment of principal and interest to investors. Mortgage-backed securities can represent a proportionate participation interest in a pool of loans or, alternatively, an obligation to repay a specified amount secured by a pool of loans (commonly referred to as a "collateralized mortgage obligation," or "CMO"). Mortgage-backed securities generally increase the quality of our assets by virtue of the credit enhancements that back them, are more liquid than individual mortgage loans and may be used to collateralize borrowings or other obligations. Our mortgage-backed securities portfolio primarily consists of seasoned securities issued by one of the quasi-governmental agencies.

    The actual maturity of a mortgage-backed security varies, depending on when the mortgagors prepay or repay the underlying mortgages. Prepayments of the underlying mortgages may shorten the life of the investment, thereby adversely affecting its yield to maturity and the related market value of the mortgage-backed security. The yield is based upon the interest income and the amortization of the premium or accretion of the discount related to the mortgage-backed security. Premiums and discounts on mortgage-backed securities are amortized or accreted over the estimated term of the securities using a level yield method. The prepayment assumptions used to determine the amortization period for premiums and discounts can significantly affect the yield of the mortgage-backed security, and these assumptions are reviewed periodically to reflect the actual prepayment. The actual prepayments of the underlying mortgages depend on many factors, including the type of mortgage, the coupon rate, the age of the mortgages, the geographical location of the underlying real estate collateralizing the mortgages and general levels of market interest rates. The difference between the interest rates on the underlying mortgages and the prevailing mortgage interest rates is an important determinant in the rate of prepayments. During periods of falling mortgage interest rates, prepayments generally increase, and, conversely, during periods of rising mortgage interest rates, prepayments generally decrease. If the coupon rate of the underlying mortgage significantly exceeds the prevailing market interest rates offered for mortgage loans, refinancing generally increases and accelerates the prepayment of the underlying mortgages. Prepayment experience is more difficult to estimate for adjustable-rate mortgage-backed securities.

    All of our securities issued by municipalities or comparable governmental authorities were rated "A" or higher by a nationally recognized credit rating agency at the time of purchase. We regularly monitor the ratings of these holdings by reference to nationally published rating media and by communication with the issuer where necessary. As of June 30, 1997, none of these securities had been downgraded from its original rating, and these issues were primarily obligations of Tennessee municipalities. At June 30, 1997, these securities had a weighted average coupon of 5.6% and a weighted average term to maturity of approximately 43 months. The carrying value of these securities was $1.1 million, or 7.1% of our investment securities at that date. None of our privately issued securities is insured or guaranteed by FHLMC or FNMA.

     The following table sets forth information about carrying values of our investment securities at the dates indicated.

                                                                           AT              AT DECEMBER 31,
                                                                        JUNE 30,   -------------------------------
                                                                          1997       1996       1995       1994
                                                                        ---------  ---------  ---------  ---------
                                                                                           (IN THOUSANDS)
Securities available for sale:
 Mortgage-backed securities...........................................  $   7,757  $   7,400  $   7,696  $   7,076
 U.S. government and agency securities................................      4,487      2,989      1,513      2,465
 FHLMC preferred stock................................................        981        774        585        354
 FHLB stock...........................................................        529        511        477        414
 Other................................................................         15         15         15         15
Securities held to maturity:
 Obligations of states and political subdivisions.....................      1,059      1,212      1,046      1,307
 Mortgage-backed securities...........................................     --         --         --          3,557
                                                                        ---------  ---------  ---------  ---------
  Total...............................................................  $  14,828  $  12,901  $  11,332  $  15,188
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------

    The following table sets forth information about scheduled maturities, amortized cost, market values and average yields for our investment portfolio at June 30, 1997. None of our investments had a scheduled maturity of one year or less.


                                     ONE TO FIVE YEARS  FIVE TO TEN YEARS  MORE THAN TEN YEARS  TOTAL INVESTMENT PORTFOLIO
                                    ------------------  -----------------  -------------------  --------------------------
                                     CARRYING  AVERAGE  CARRYING  AVERAGE  CARRYING    AVERAGE  CARRYING  MARKET   AVERAGE
                                       VALUE    YIELD     VALUE    YIELD     VALUE      YIELD     VALUE    VALUE    YIELD
                                     --------  -------  --------  -------  --------    -------  --------  ------   -------
                                                                        (DOLLARS IN THOUSANDS)
Securities available for sale:
 Mortgage-backed securities.......   $4,589      6.2%   $  932      6.0%    $2,236       5.0%    $ 7,757  $ 7,757    5.8%
 U.S. government and agency
  securities......................    3,495      6.1       992      6.5       --          --       4,487    4,487    6.2
 FHLMC preferred stock............      --       --         --       --        981      20.4         981      981   20.4
 FHLB stock.......................      --       --         --       --        529       7.0         529      529    7.0
 Other............................      --       --         --       --         15        --          15       15     --

Securities held to maturity:
 Obligations of states and
  political subdivisions..........      278      5.5       781      5.6       --          --       1,059    1,079    5.6
                                     ------             ------              ------               -------  -------
  Total...........................   $8,362             $2,705              $3,761               $14,828  $14,848
                                     ------             ------              ------               -------  -------
                                     ------             ------              ------               -------  -------

Deposit Activity and Other Sources of Funds

    General. Deposits are the primary source of our funds for lending, investment activities and general operational purposes. In addition to deposits, we derive funds from loan principal and interest repayments, maturities of investment securities and mortgage-backed securities and interest payments thereon. Although loan repayments are a relatively stable source of funds, deposit inflows and outflows are significantly influenced by general interest rates and money market conditions. Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds, or on a longer term basis for general operational purposes. We have access to borrow advances from the Federal Home Loan Bank of Cincinnati, which we use from time to time.

    Deposits. We attract deposits principally from within our primary market area by offering competitive rates on our deposit instruments, including money market accounts, negotiable order of withdrawal ("NOW") accounts, passbook savings accounts, individual retirement accounts ("IRAs"), and certificates of deposit which range in maturity from 90 days to three years. Deposit terms vary according to the minimum balance required, the length of time the funds must remain on deposit and the interest rate. Maturities, terms, service fees and withdrawal penalties for our deposit accounts are established on a periodic basis. In determining the characteristics of our deposit accounts, we consider the rates offered by competing institutions, lending and liquidity requirements, growth goals and federal regulations. We do not accept brokered deposits or pay negotiated rates for jumbo deposits.

    We attempt to compete for deposits with other financial institutions in our market area by offering competitively priced deposit instruments that are tailored to the needs of our customers. Additionally, we seek to meet customers' needs by providing convenient customer service to the community, efficient staff and convenient hours of service. Substantially all of our depositors are local residents who reside in our primary market area.

    Our savings deposits at June 30, 1997 were represented by the various types of savings programs listed below.



 WEIGHTED
  AVERAGE
 INTEREST           MINIMUM                                                MINIMUM                    PERCENTAGE OF
   RATE              TERM                        CATEGORY                  AMOUNT        BALANCE      TOTAL SAVINGS
-----------  ---------------------  ----------------------------------  ------------  --------------  -------------
                                                                                      (IN THOUSANDS)
                                    Demand deposits:
      2.36   None                    NOW accounts                        $   --         $    3,896           6.87%
      3.24   None                    Money market                             2,500          1,835           3.23
      3.25   None                    Savings deposits-passbook               --              9,681          17.07
                                                                                        ----------          -----
                                    Total demand deposits                                   15,412          27.17
                                                                                        ----------          -----
                                    Certificates of Deposit
                                    -----------------------
      5.12   91 days                Fixed-term, fixed-rate                    2,500          5,082           8.96
      5.23   6 months-Regular       Fixed-term, fixed-rate                    2,500          8,225          14.50
      5.19   6 months-IRA           Fixed-term, fixed-rate                      100            543           0.96
      5.33   12 months              Fixed-term, fixed-rate                    1,000          6,325          11.15
      5.42   18 months-Regular      Fixed-term, fixed-rate                    1,000          2,552           4.50
      5.39   18 months-IRA          Fixed-term, fixed-rate                      100          3,930           6.93
      5.58   30 months              Fixed-term, fixed-rate                    1,000            857           1.51
      5.60   Jumbos                 Fixed-term, fixed-rate                  100,000         13,799          24.32
                                                                                        ----------          -----
                                     Total certificates of deposit                          41,313          72.83
                                                                                        ----------          -----
                                      Total deposits                                    $   56,725         100.00%
                                                                                        ----------          -----
                                                                                        ----------          -----

    The following tables set forth information about our average deposit balances and rates during the periods presented.


                                      SIX MONTHS ENDED JUNE 30,                    YEAR ENDED DECEMBER 31,
                                 ----------------------------------  ----------------------------------------------------
                                       1997              1996              1996              1995              1994x
                                 ----------------  ----------------  ----------------  ----------------  ----------------
                                 AVERAGE  AVERAGE  AVERAGE  AVERAGE  AVERAGE  AVERAGE  AVERAGE  AVERAGE  AVERAGE  AVERAGE
                                 BALANCE    RATE   BALANCE    RATE   BALANCE   RATE    BALANCE   RATE    BALANCE   RATE
                                 -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
                                                                  (DOLLARS IN THOUSANDS)
NOW accounts..................   $ 3,728    2.4%   $ 2,933    2.5%   $ 3,086     2.5%  $ 2,884    2.5%   $ 2,531    2.5%
Money market deposits.........     2,046    3.2      2,057    3.3      2,176     3.3     2,241    3.3      3,486    2.8
Savings deposits-- passbook...     9,611    3.3      9,802    3.3      9,776     3.3    10,579    3.3     16,852    2.8
Certificates of deposit.......    40,027    5.4     34,447    5.3     36,044     5.3    32,555    5.3     24,444    5.0
                                 -------           -------           -------           -------           -------
  Total.......................   $55,412           $49,239           $51,082           $48,259           $47,313
                                 -------           -------           -------           -------           -------
                                 -------           -------           -------           -------           -------

    The following table sets forth information about changes in dollar amounts of our deposits in various types of accounts between the dates indicated.


                                                                                INCREASE                                INCREASE
                                                     BALANCE AT                (DECREASE)    BALANCE AT                (DECREASE)
                                                      JUNE 30,       % OF       FROM DEC.   DECEMBER 31,     % OF       FROM DEC.
                                                        1997       DEPOSITS     31, 1996        1996       DEPOSITS     31, 1995
                                                     -----------  -----------  -----------  ------------  -----------  -----------
                                                                                (DOLLARS IN THOUSANDS)
NOW accounts.......................................   $   3,896          6.9%   $     508    $    3,388          6.3%   $     576
Money market deposit...............................       1,835          3.2         (439)        2,274          4.2          240
Savings deposits--passbook.........................       9,681         17.1          (12)        9,693         18.0         (465)
Certificates of deposit............................      27,514         48.5        1,093        26,421         49.2        1,971
Jumbo certificates.................................      13,799         24.3        1,808        11,991         22.3        3,491
                                                     -----------  -----------  -----------  ------------  -----------  -----------
                                                      $  56,725       100.00%   $   2,958    $   53,767       100.00%   $   5,813
                                                     -----------  -----------  -----------  ------------  -----------  -----------
                                                     -----------  -----------  -----------  ------------  -----------  -----------


                                                                                  INCREASE
                                                       BALANCE AT                (DECREASE)    BALANCE AT
                                                      DECEMBER 31,     % OF       FROM DEC.   DECEMBER 31,     % OF
                                                          1995       DEPOSITS     31, 1994        1994       DEPOSITS
                                                      ------------  -----------  -----------  ------------  -----------
                                                                           (DOLLARS IN THOUSANDS)
NOW accounts........................................   $    2,812          5.9%   $     (37)   $    2,849          5.8%
Money market deposit................................        2,034          4.2         (557)        2,591          5.3
Savings deposits--passbook..........................       10,158         21.2       (1,645)       11,803         24.2
Certificates of deposit.............................       24,450         51.0        2,983        21,467         44.0
Jumbo certificates..................................        8,500         17.7       (1,551)       10,051         20.7
                                                      ------------  -----------  -----------  ------------  -----------
                                                       $   47,954       100.00%   $    (807)   $   48,761       100.00%
                                                      ------------  -----------  -----------  ------------  -----------
                                                      ------------  -----------  -----------  ------------  -----------

    The following table sets forth information about our time deposits classified by rates at the dates indicated.


                              AT             AT DECEMBER 31,
                           JUNE 30,  -------------------------------
                             1997       1996       1995       1994
                          ---------  ---------  ---------  ---------
                                      (IN THOUSANDS)
  2.00--3.99%...........   $  --      $  --      $   534  $   5,158
  4.00--5.99%...........    41,279     37,298     31,963     25,880
  6.00--7.99%...........        34      1,114        453        480
                          ---------  ---------  ---------  ---------
                         $  41,313  $  38,412  $  32,950  $  31,518
                          ---------  ---------  ---------  ---------
                          ---------  ---------  ---------  ---------

    The following table sets forth information about amounts and maturities of our time deposits at June 30, 1997.


                                         AMOUNT DUE
                        --------------------------------------------------
                        LESS THAN                         AFTER
RATE                    ONE YEAR   1-2 YEARS  2-3 YEARS  3 YEARS   TOTAL
----                    ---------  ---------  ---------  -------  --------
                                       (IN THOUSANDS)
  4.00--5.99%.........  $  38,826   $ 2,225    $   228     --      $41,279
  6.00--7.99%.........         34       --        --       --           34
                        ---------   -------    -------  -------    -------
                        $  38,860   $ 2,225    $   228  $  --      $41,313
                        ---------   -------    -------  -------    -------
                        ---------   -------    -------  -------    -------

    The following table sets forth information about amounts of our certificates of deposit of $100,000 or more by time remaining until maturity at June 30, 1997.



                                                CERTIFICATES
MATURITY PERIOD                                  OF DEPOSIT
---------------                                --------------
                                               (IN THOUSANDS)
Six months or less.............................  $   11,185
Over six through 12 months.....................       2,419
Over 12 months.................................         195
                                                 ----------
  Total........................................  $   13,799
                                                 ----------
                                                 ----------

    The following table sets forth information about our savings activities for the periods indicated.


                                                               SIX MONTHS ENDED
                                                                   JUNE 30,            YEAR ENDED DECEMBER 31,
                                                             --------------------  -------------------------------
                                                               1997       1996       1996       1995       1994
                                                             ---------  ---------  ---------  ---------  ---------
                                                                                (IN THOUSANDS)
Deposits...................................................  $  29,437  $  25,910  $  53,859  $  48,431  $  53,706
Withdrawals................................................     27,782     23,352     50,446     51,455     53,911
                                                             ---------  ---------  ---------  ---------  ---------
Net increase (decrease) before interest credited...........      1,655      2,558      3,413     (3,024)      (205)
Interest credited..........................................      1,303      1,135      2,400      2,218      1,655
                                                             ---------  ---------  ---------  ---------  ---------
 Net increase (decrease) in savings deposits...............  $   2,958  $   3,693  $   5,813  $    (806) $   1,450
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------

    In the unlikely event we are liquidated after the Conversion, depositors will be entitled to full payment of their deposit accounts prior to any payment being made to our holding company.

    Borrowings. Savings deposits historically have been the primary source of funds for our lending, investments and general operating activities. We are authorized, however, to use advances from the Federal Home Loan Bank of Cincinnati to supplement our supply of lendable funds and to meet deposit withdrawal requirements. The Federal Home Loan Bank functions as a central reserve bank providing credit for savings institutions and certain other member financial institutions. As a member of the Federal Home Loan Bank System, we are required to own stock in the Federal Home Loan Bank and are authorized to apply for advances. Advances are pursuant to several different programs, each of which has its own interest rate and range of maturities. Advances from the Federal Home Loan Bank of Cincinnati are secured by our stock in the Federal Home Loan Bank and first mortgage loans. We have not obtained any advances or other borrowings in recent years.

SUBSIDIARY ACTIVITIES

    As a federally chartered savings institution, we are permitted to invest an amount equal to 2% of our assets in non-savings institution service corporation subsidiaries, with an additional investment of 1% of assets where such investment serves primarily community, inner-city and community development purposes. Under such limitations, as of June 30, 1997 we were authorized to invest up to approximately $1.9 million in the stock of or loans to such subsidiaries, including the additional 1% investment for community inner-city and community development purposes. Institutions meeting their applicable minimum regulatory capital requirements may invest up to 50% of their regulatory capital in conforming first mortgage loans to such subsidiaries in which they own 10% or more of the capital stock. We have one subsidiary service corporation, NFS Service Corporation, the only asset of which is stock of our data processing service provider. At June 30, 1997, our aggregate investment in the subsidiary service corporation totalled $15,000.

Offices

    The following table sets forth information about our offices at June 30, 1997.


                                                     YEAR       OWNED OR                   APPROXIMATE
                                                    OPENED       LEASED     BOOK VALUE   SQUARE FOOTAGE     DEPOSITS
                                                  -----------  -----------  -----------  ---------------  --------------
                                                                                                          (IN THOUSANDS)
Main Office: 344 W. Broadway Newport,
  Tennessee.....................................        1973        Owned    $  84,152          8,000       $   37,819
Branch Office: 263 E. Broadway Newport,
  Tennessee.....................................        1960        Owned    $     796          5,400       $   18,906

    The book value of our aggregate investment in properties, premises and equipment totalled approximately $212,753 at June 30, 1997. See Note 4 of the Notes to Consolidated Financial Statements.

EMPLOYEES

    As of June 30, 1997, we had 18 full-time employees and one part-time employee, none of whom was represented by a collective bargaining agreement. We consider our relationships with our employees to be good.

LEGAL PROCEEDINGS

    From time to time, we are a party to various legal proceedings incident to our business. At June 30, 1997, there were no legal proceedings to which we were a party, or to which any of our property was subject, which we expected to result in a material loss, and there were no pending regulatory proceedings to which we were a party, or to which any of our properties was subject, which we expected to result in a material loss.

                                   REGULATION

    Set forth below is a brief description of certain laws which relate to us. The description is not complete and is qualified in its entirety by references to applicable laws and regulations.

GENERAL

    As a federally chartered and insured savings institution, we are subject to extensive regulation by the OTS and the FDIC. Our lending activities and other investments must comply with various federal and state statutory and regulatory requirements, and the OTS periodically examines us for compliance with various regulatory requirements. The FDIC also has authority to conduct periodic examinations of us. We must file reports with the OTS describing our activities and our financial condition and we must obtain approvals from regulatory authorities before entering into certain transactions such as the Conversion or mergers with other financial institutions. We are also subject to certain reserve requirements promulgated by the Federal Reserve Board. Our relationship with our depositors and borrowers is also regulated to a great extent by federal and state law, especially in such matters as the ownership of savings accounts and the form and content of our mortgage documents. This supervision and regulation is primarily intended to protect depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of loan loss reserves for regulatory purposes. Any change in regulations, whether by the OTS, the FDIC or any other government agency, could have a material adverse impact on our operations.

REGULATION OF THE BANK

    Insurance of Deposit Accounts. The FDIC maintains two separate funds for the insurance of deposits up to prescribed statutory limits. The Bank Insurance Fund ("BIF") insures the deposits of commercial banks and the Savings Association Insurance Fund ("SAIF") insures the deposits of savings institutions such as us. The FDIC is authorized to establish separate annual assessment rates for deposit insurance for members of the BIF and the SAIF. The FDIC may increase assessment rates for either fund if necessary to restore the fund's ratio of reserves to insured deposits to its target level within a reasonable time and may decrease such assessment rates if such target level has been met. The FDIC has established a risk-based assessment system for both SAIF and BIF members. Under this system, assessments are set within a range, based on the risk the institution poses to its deposit insurance fund. This risk level is determined based on the institution's capital level and the FDIC's level of supervisory concern about the institution.

    Because a significant portion of the assessments historically paid into the SAIF by savings institutions were used to pay the cost of prior savings institution failures, the reserves of the SAIF were below the level required by law. The BIF, however, met its required reserve level. As a result, deposit insurance premiums for deposits insured by the BIF were substantially less than premiums for deposits such as ours which are insured by the SAIF. In 1996, Congress enacted legislation to recapitalize the SAIF and to eliminate the significant premium disparity between the BIF and the SAIF. Under this law, institutions with deposits insured by the SAIF were required to pay a special assessment equal to $0.657 per $100 of SAIF-assessable deposits held at March 31, 1995. We recognized an expense of $317,000 for this special assessment during fiscal 1996.

    Beginning January 1, 1997, our annual deposit insurance premium was reduced from 0.23% to 0.0644% of total assessable deposits. BIF institutions still pay lower assessments than comparable SAIF institutions, because BIF institutions pay only 20% of the rate paid by SAIF institutions on their deposits with respect to obligations issued by a federally chartered corporation which provided some of the financing required to resolve the thrift crisis in the 1980s.

    The recapitalization legislation also provides for the merger of the SAIF and BIF effective January 1, 1999, assuming there are no savings institutions under federal law. Under separate proposed legislation, Congress is considering the elimination of the federal thrift charter and the separate federal regulation of thrifts. As a result, we might have to convert to a different financial institution charter and be regulated under federal law as a national bank or under Tennessee law as a state chartered commercial bank, including being subject to the more restrictive activity limitations imposed on national banks. We cannot predict the impact of our conversion to, or regulation as, a bank until legislation requiring such change is enacted.

    Regulatory Capital Requirements. OTS capital regulations require savings institutions, such as us, to meet three capital standards: (1) tangible capital equal to at least 1.5 % of total adjusted assets, (2) core capital equal to at least 3.0 % of total adjusted assets, and (3) total regulatory capital equal to at least 8.0 % of total risk-weighted assets. In addition, the OTS may require that a savings institution that has a risk-based capital ratio less than 8.0%, a ratio of Tier 1 capital to risk-weighted assets of less than 4.0% or a ratio of Tier 1 capital to adjusted total assets of less than 4.0% (3.0% if the institution has received the highest rating on its most recent examination) take certain actions to increase its capital ratios. If the institution's capital is significantly below the minimum required levels or if it is unsuccessful in increasing its capital ratios, the OTS may significantly restrict its activities.

    Tangible capital is defined as core capital less all intangible assets (including supervisory goodwill), less certain mortgage servicing rights and less certain investments. Core capital is defined as common stockholders' equity (including retained earnings), non-cumulative perpetual preferred stock and minority interests in the equity accounts of consolidated subsidiaries, certain non-withdrawable accounts and pledged deposits of mutual savings institutions and qualifying supervisory goodwill, less non-qualifying intangible assets, certain mortgage servicing rights and certain investments. Tier 1 has the same definition as core capital.

    Total regulatory capital equals the sum of core capital plus supplementary capital. The components of supplementary capital include, among other items, cumulative perpetual preferred stock, perpetual subordinated debt, mandatory convertible subordinated debt, intermediate-term preferred stock, and the portion of the allowance for loan losses not designated for specific loan losses. Overall, supplementary capital is limited to 100% of core capital. We must calculate our risk-weighted assets by multiplying each asset and off-balance sheet item by various risk factors as determined by the OTS, which range from 0% for cash to 100% for delinquent loans, property acquired through foreclosure, commercial loans, and other assets.

    At June 30, 1997, we substantially exceeded all regulatory capital requirements. For additional information about our consolidated regulatory capital compliance at June 30, 1997, see "SELECTED CONSOLIDATED FINANCIAL INFORMATION AND OTHER DATA."

    Dividend and Other Capital Distribution Limitations. OTS regulations require us to give the OTS 30 days advance notice of any proposed declaration of dividends to our holding company.

The OTS may prohibit the payment of dividends by us to our holding company. In addition, we may not declare or pay a cash dividend on our capital stock if the effect would be to reduce our regulatory capital below the amount required for the liquidation account to be established at the time of the Conversion. See "THE CONVERSION -- Liquidation Account."

    OTS regulations limit capital distributions by savings institutions, such as cash dividends, payments to repurchase or otherwise acquire its shares, payments to stockholders of another institution in a cash-out merger, and other distributions charged against capital. The rule establishes three tiers of institutions based primarily on an institution's capital level. An institution that exceeds all of its fully phased-in capital requirements before and after a proposed capital distribution ("Tier 1 institution") and has not been advised by the OTS that it is in need of more than the normal supervision can, after prior notice and nonobjection but without the approval of the OTS, make capital distributions during a calendar year equal to the greater of (i) 100% of its net income to date during the calendar year plus the amount that would reduce by one-half its "surplus capital ratio" (the excess capital over its fully phased-in capital requirements) at the beginning of the calendar year, or (ii) 75% of its net income over the most recent four quarter period. Any additional capital distributions require prior regulatory approval. As of June 30, 1997, we qualified as a Tier 1 institution.

    We are prohibited from making a capital distribution if, after making the distribution, we would be undercapitalized (that is, not meet any one of our minimum regulatory capital requirements). Further, we cannot distribute regulatory capital that is needed to maintain our liquidation account.

    Qualified Thrift Lender Test. Savings institutions must meet a Qualified Thrift Lender test. We must maintain at least 65% of our portfolio assets (total assets less intangible assets, property we use in conducting our business and liquid assets in an amount not exceeding 20% of total assets) in Qualified Thrift Investments to satisfy the test. Qualified Thrift Investments consist primarily of residential mortgage loans and mortgage-backed and other securities related to domestic, residential real estate or manufactured housing. The shares of stock we own in the Federal Home Loan Bank of Cincinnati also qualify as Qualified Thrift Investments. Subject to an aggregate limit of 20% of portfolio assets, we may also count the following as Qualified Thrift Investments: (i) 50% of the dollar amount of residential mortgage loans originated for sale, (ii) investments in the capital stock or obligations of any service corporation or operating subsidiary as long as such subsidiary derives at least 80% of its revenues from domestic housing related activities, (iii) 200% of the dollar amount of loans and investments to purchase, construct or develop "starter homes," subject to certain other restrictions, (iv) 200% of the dollar amount of loans for the purchase, construction or development of domestic residential housing or community centers in "credit needy" areas or loans for small businesses located in such areas, (v) loans for the purchase, construction or development of community centers, (vi) loans for personal, family, household or educational purposes, subject to a maximum of 10% of portfolio assets, and
(vii) shares of FHLMC or FNMA stock.

    If we satisfy the test, we will continue to enjoy full borrowing privileges from the Federal Home Loan Bank of Cincinnati. If we do not satisfy the test we may lose our borrowing restrictions and be subject to activities and branching restrictions applicable to national banks. Compliance with the Qualified Thrift Lender test is determined on a monthly basis in nine out of every 12 months. As of June 30, 1997, we were in compliance with our Qualified Thrift Lender requirement with approximately 95% of our assets invested in Qualified Thrift Investments.

    Transactions With Affiliates. Generally, transactions between our affiliates and us are subject to certain limitations. Such transactions must be on terms as favorable to us as comparable transactions with non-affiliates. In addition, certain of these transactions are restricted to an aggregate percentage of our capital. Collateral in specified amounts must usually be provided by affiliates in order to receive loans from us. Our affiliates include our holding company and any company which would be under common control with us. In addition, we may not extend credit to any affiliate engaged in activities not permissible for a bank holding company or acquire the securities of any affiliate that is not a subsidiary. The OTS has the discretion to treat subsidiaries of savings institution as affiliates on a case-by-case basis.

    Loans to Directors, Executive Officers and Principal Stockholders. We cannot make loans in excess of certain levels to our directors, executive officers or, after the Conversion, 10% or greater stockholders (or any of their affiliates) unless the loan is approved in advance by a majority of our Board of Directors with any "interested" director not voting. We are also prohibited from paying overdrafts of our directors or executive officers. We are also subject to certain other restrictions on the amount and type of loans to executive officers and directors and must annually report such loans to our regulators.

    Limits on Loans to One Borrower. We generally are subject to the lending limits applicable to national banks. With certain limited exceptions, our loans and extensions of credit outstanding to a person at one time may not exceed 15% of our unimpaired capital and surplus. We may lend an additional amount, equal to 10% of unimpaired capital and surplus, if such loan is fully secured by readily marketable collateral. We are additionally authorized to make loans to one borrower, for any purpose, in an amount not to exceed $500,000 or, by order of the Director of the OTS, in an amount not to exceed the lesser of $30,000,000 or 30% of unimpaired capital and surplus to develop residential housing, provided: (i) the purchase price of each single-family dwelling in the development does not exceed $500,000; (ii) the institution is in compliance with its fully phased-in capital requirements; (iii) the loans comply with applicable loan-to-value requirements, and; (iv) the aggregate amount of loans made under this authority does not exceed 150% of unimpaired capital and surplus. We are also authorized to make loans to one borrower to finance the sale of real property acquired in satisfaction of debts in an amount up to 50% of unimpaired capital and surplus. Certain types of loans are excepted from the lending limits.

    At June 30, 1997, the maximum amount that we could have lent to any one borrower under the 15% limit was approximately $1.0 million. At such date, the largest aggregate amount of loans that we had outstanding to any one borrower or group of affiliated borrowers was $499,000.

    Liquidity Requirements. All savings institutions are required to maintain an average daily balance of liquid assets equal to a certain percentage of the sum of its average daily balance of net withdrawable deposit accounts and, if any, borrowings payable in one year or less. The liquidity requirement may vary from time to time (between 4% and 10%) depending upon economic conditions and savings flows of all savings institutions. At June 30, 1997, our required liquid asset ratio was 5.0% and our actual ratio was 9.6%. Monetary penalties may be imposed upon institutions for violations of liquidity requirements.

    Federal Home Loan Bank System. We are a member of the Federal Home Loan Bank of Cincinnati, which is one of 12 regional Federal Home Loan Banks. Each Federal Home Loan Bank serves as a reserve or central bank for its members within its assigned region. It is funded primarily from funds deposited by savings institutions and proceeds derived from the sale of consolidated obligations of the Federal Home Loan Bank System. It makes loans to members (that is, advances) in accordance with policies and procedures established by the board of directors of the Federal Home Loan Bank.

    As a member, we are required to purchase and maintain stock in the Federal Home Loan Bank of Cincinnati in an amount equal to at least 1% of our aggregate unpaid residential mortgage loans, home purchase contracts or similar obligations at the beginning of each year, or 1/20 of our advances from the Federal Home Loan Bank of Cincinnati, whichever is greater. At June 30, 1997, we had $529,000 in Federal Home Loan Bank stock, at cost, which was in compliance with this requirement. The Federal Home Loan Bank imposes various limitations on advances such as limiting the amount of certain types of real estate related collateral to a percentage of a member's capital and limiting total advances to a member. At June 30, 1997, we had no advances outstanding.

    Federal Reserve System. The Federal Reserve Board requires all depository institutions to maintain noninterest-bearing reserves at specified levels against their transaction accounts (primarily checking, NOW and Super NOW checking accounts) and non-personal time deposits. The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy the liquidity requirements that are imposed by the OTS. At June 30, 1997, our reserve met the minimum level required by the Federal Reserve System.

REGULATION OF THE COMPANY

    General. Our holding company will be required to register and file reports with the OTS and will be subject to regulation and examination by the OTS. In addition, the OTS will have enforcement authority over our holding company and any non-savings institution subsidiaries. This will permit the OTS to restrict or prohibit activities that it determines to be a serious risk to us. This regulation is intended primarily for the protection of our depositors and deposit insurance fund and not for the benefit of stockholders of our holding company.

    Our holding company will also be required to file certain reports with, and comply with the rules and regulations of, the SEC under the federal securities laws.

    Activities Restrictions. Since our holding company will own only one savings institution, it will be able to diversify its operations into activities not related to banking, but only so long as we satisfy the Qualified Thrift Lender test. If our holding company controls more than one savings institution, it would lose the ability to diversify its operations into non-banking related activities, unless such other savings institutions each also qualify as a Qualified Thrift Lender and were acquired in a supervised acquisition. See "REGULATION OF THE ASSOCIATION -- Qualified Thrift Lender Test."

    Restrictions on Acquisitions. Our holding company must obtain approval from the OTS before acquiring control of any other savings institution or savings and loan holding company, substantially all the assets thereof or in excess of 5% of the outstanding shares of another savings institution or savings and loan holding company. Our holding company's directors and officers or persons owning or controlling more than 25% of our holding company's stock, must also obtain approval of the OTS before acquiring control of any savings institution or savings and loan holding company.

    The OTS may approve acquisitions that will result in the formation of a multiple savings and loan holding company which controls savings institutions in more than one state only if: (i) the multiple savings and loan holding company involved controls a savings institution which operated a home or branch office in the state of the institution to be acquired as of March 5, 1987; (ii) the acquiror is authorized to acquire control of the savings institution pursuant to the emergency acquisition provisions of the Federal Deposit Insurance Act; or (iii) the statutes of the state in which the institution to be acquired is located specifically permit institutions to be acquired by state-chartered institutions or savings and loan holding companies located in the state where the acquiring entity is located (or by a holding company that controls such state-chartered savings institutions).

    Federal Securities Law. Our holding company has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the Common Stock. Upon completion of the Conversion, the Common Stock will be registered with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, under OTS regulations, generally may not be deregistered for at least three years thereafter. Our holding company will be subject to the information, proxy solicitation, insider trading restrictions and other requirements of the Exchange Act.

    The registration under the Securities Act of the Common Stock does not cover the resale of such shares. Shares of the Common Stock purchased by persons who are not affiliates of the Company generally may be resold without registration. Shares purchased by an affiliate of the Company will be subject to certain resale restrictions. As long as our holding company meets the current public information requirements, each affiliate of our holding company who complies with the other conditions would be able to sell a limited number of shares based upon the number of shares outstanding and the average trading volume for the Common Stock.

                                    TAXATION

FEDERAL TAXATION

    We are subject to the provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), in the same general manner as other corporations. However, prior to August 1996, savings institutions such as us, which met certain definitional tests and other conditions prescribed by the Internal Revenue Code could benefit from certain favorable provisions regarding their deductions from taxable income for annual additions to their bad debt reserve. The amount of the bad debt deduction that a qualifying savings institution could claim for tax purposes with respect to additions to its reserve for bad debts for "qualifying real property loans" could be based upon our actual loss experience (the "experience method" or as a percentage of our taxable income (the "percentage of taxable income method"). Historically, we used the method that would allow us to take the largest deduction.

    In August 1996, the Internal Revenue Code was revised to equalize the taxation of savings institutions and banks. Savings institutions, such as us, no longer have a choice between the percentage of taxable income method and the experience method in determining additions to bad debt reserves. Thrifts with $500 million of assets or less may still use the experience method, which is generally available to small banks currently. Larger thrifts may only take a tax deduction when a loan is actually charged off. Any reserve amounts added after 1987 will be taxed over a six year period beginning in 1996; however, bad debt reserves set aside through 1987 are generally not taxed. A savings institution may delay recapturing into income its post-1987 bad debt reserves for an additional two years if it meets a residential-lending test. This law is not expected to have a material impact on us. At June 30, 1997, we had $340,000 of post-1987 bad debt reserves.

    Earnings appropriated to our bad debt reserve and claimed as a tax deduction including our supplemental reserves for losses will not be available for the payment of cash dividends or for distribution (including distributions made on dissolution or liquidation), unless we include the amount in income, along with the amount deemed necessary to pay the resulting federal income tax. If such amount is used for any purpose other than bad debt losses, including a dividend distribution or a distribution in liquidation, it will be subject to federal income tax at the then current rate.

    The Internal Revenue Code imposes a tax ("AMT") on alternative minimum taxable income ("AMTI") at a rate of 20 %. AMTI is increased by certain preference items, including the excess of the tax bad debt reserve deduction using the percentage of taxable income method over the deduction that would have been allowable under the experience method. Only 90% of AMTI can be offset by net operating loss carryovers of which we currently have none. AMTI is also adjusted by determining the tax treatment of certain items in a manner that negates the deferral of income resulting from the regular tax treatment of those items. Thus, our AMTI is increased by an amount equal to 75% of the amount by which our adjusted current earnings exceeds our AMTI (determined without regard to this adjustment and prior to reduction for net operating losses). In addition, for taxable years beginning after December 31, 1986 and before January 1, 1996, an environmental tax of 0.12% of the excess of AMTI (with certain modifications) over $2 million is imposed on corporations, including us, whether or not an AMT is paid. Under pending legislation, the AMT rate would be reduced to zero for taxable years beginning after December 31, 1994, but this rate reduction would be suspended for taxable years beginning in 1995 and 1996 and the suspended amounts would be refunded as tax credits in subsequent years.

    Our holding company may exclude from its income 100% of dividends received from us as a member of the same affiliated group of corporations. A 70% dividends received deduction generally applies with respect to dividends received from corporations that are not members of such affiliated group, except that an 80% dividends received deduction applies if our holding company owns more than 20% of the stock of a corporation paying a dividend. The above exclusion amounts, with the exception of the affiliated group figure, were reduced in years in which we used the percentage of taxable income bad debt deduction method.

    Our federal income tax returns have not been audited by the Internal Revenue Service since 1992.

STATE TAXATION

    In addition to our federal income tax liability, the State of Tennessee imposes an excise tax on savings institutions and other corporations at the rate of 6% of net taxable income, which is computed based on federal taxable income subject to certain adjustments. The State of Tennessee also imposes franchise and privilege taxes on savings institutions and other corporations which, in our case, have not constituted significant expense items.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    Our directors also serve as the directors of our holding company. Both Boards of Directors are divided into three classes, with directors serving for three-year terms, and approximately one-third of the directors being elected at each annual meeting of stockholders. Certain of our officers also serve as officers of our holding company. Because we are a mutual savings institution, our members have elected our Board of Directors. Upon completion of the Conversion, exclusive voting rights over us will be vested in our holding company, whose Board of Directors will be elected by its stockholders. All officers are elected annually.

    The following table sets forth information about our directors and executive officers.

                                                                                  AGE      DIRECTOR SINCE    TERM TO EXPIRE
                                                                                  ---      ---------------  -----------------
Directors:
----------

Clyde E. Driskill, Jr.......................................................          66           1980              1998

Richard G. Harwood..........................................................          51           1989              1999
 President and Chief Executive Officer

William B. Henry............................................................          67           1978              2000

J. William Myers............................................................          56           1975              2000
 Chairman of the Board

Robert L. Overholt..........................................................          54           1983              1998

Robert D. Self..............................................................          67           1978              1999

Other Executive Officers:
-------------------------

Nancy L. Bryant.............................................................          53         --                --
 Vice President and Treasurer

Peggy Holston...............................................................          48         --                --
 Branch Manger and Assistant Secretary

    The principal occupation of our directors and executive officers is set forth below.

    Clyde E. Driskill, Jr. has been the owner and president of Driskill's Furniture, Inc., a furniture and appliance retail establishment located in Newport, Tennessee, since 1960. Mr. Driskill has served as the Chairman of the Newport Regional Planning Commission and of the Newport/Cocke County Industrial Development Commission.

    Richard G. Harwood serves as President and Chief Executive Officer of us and our holding company. Mr. Harwood joined us as Senior Vice President in 1984. He has acted as the Vice Chairman of the Economic Development Commission, a director for the United Way of Cocke County and Treasurer for the Newport Lions Club.

    William B. Henry has been an optometrist in Newport, Tennessee since 1961. He is presently serving as the secretary of the Newport Utilities Board and is a member of the Newport/Cocke County Economic Development Commission.

    J. William Myers is a lawyer. He has practiced law in Newport, Tennessee since 1966. Mr. Myers serves as Chairman of the Board. He is active with Habitat for Humanity.

    Robert L. Overholt has been the owner/manager of Home Supply of Newport, Tennessee, Inc., a building supply establishment, since 1966. Mr. Overholt is active with the Shriners and Habitat for Humanity.

    Robert D. Self has been the owner Bob Self Auto Parts, an auto parts supplier located in Newport, Tennessee, since 1969. Mr. Self is active with the Newport Lions Club and serves on the board of directors of the Stokley Memorial Library.

    Nancy L. Bryant serves as Vice President and Treasurer of us and our holding company. Ms. Bryant joined us in 1966. She is a member of the Newport Business Women's Club, serves as a Director and Treasurer of Habitat for Humanity and received the 1993 Citizen of the Year Award from the Newport Chamber of Commerce.

    Peggy Holston has been employed with us since 1971 and serves as our Assistant Secretary and Branch Manager. She has served on the Board of Directors of the Newport/Cocke County Chamber of Commerce and is a member of the Newport Business Women's Club.

COMMITTEES OF THE BOARD OF DIRECTORS

    Our Board of Directors holds regular meetings on a monthly basis and special meetings as needed. During the year ended December 31, 1996, the Board met 13 times. No current director attended fewer than 75% of his Board and committee meetings during the year ended December 31, 1996.

    Our Executive Committee, which consists of Chairman Myers and Directors Harwood and Henry, acts as a compensation committee, and in that capacity reviews the performance of our officers. The Executive Committee met once in this capacity for fiscal 1996.

    Our full Board of Directors acts as an audit committee and met once in this capacity to examine and approve the independent audit report for fiscal 1996.

    Our Board of Directors does not have a standing nominating committee for selecting the management nominees for election as directors. Under our holding company's Bylaws, the full Board of Directors acts as the nominating committee. Our Board of Directors met once to select nominees for election at our 1997 annual member meeting.

DIRECTOR COMPENSATION

    Our directors currently receive fees of $6,000 per year, plus $200 per regular Board meeting attended and $50 per committee meeting attended, plus the amount of any credit to their account under a long-term incentive plan implemented in fiscal 1997 and described below. In addition, the Chairman receives a salary of $6,180 per year. For fiscal 1996, directors' fees totalled $51,500. Our directors do not receive additional compensation for service as directors of the Company.

    Long-Term Incentive Plan. We adopted the Newport Federal Savings and Loan Association Long-Term Incentive Plan, effective June 19, 1997. On the effective date, we established a bookkeeping account in the name of each director, and credited each account with an amount equal to the product of
(i) $1,291, and (ii) the director's full years of service as a director, up to 20 years. On each December 31 (excluding December 31, 1997), each participant who is then a director and has 20 or fewer years of service shall have his account credited with an amount equal to the product of $1,291 and the safe performance factor, which is determined based on our actual performance as compared to budgeted goals for return on average equity, non-performing assets and composite regulatory rating. The safe performance factor may not exceed 1.2. All amounts credited to participants' accounts are fully vested at all times. Until distributed in accordance with the terms of the plan, each participant's account will be credited with a rate of return equal to our highest rate of interest paid on certificates of deposit having a term of one year. Following the Conversion, each participant may prospectively elect to have the dividend-adjusted rate of return on the Common Stock measure future appreciation. Beginning with the fiscal year following a participant's termination of service, the participant's account will receive an investment return measured by the participant's election between up to two different mutual funds (or other investments) selected by the Board.

    Each participant may elect to receive plan benefits in a lump sum or over a period shorter than ten years, and in the absence of an election will receive payments in five substantially equal installments. In the event of a participant's death, the balance of his plan account will be paid in a lump sum (unless the participant elects a distribution period up to ten years) to his designated beneficiary, or if none, his estate.

    Any compensation accrued under the plan will be paid from our general assets. We have established a trust in order to hold assets with which to pay compensation. Trust assets would be subject to claims of our general creditors. In the event a participant prevails over us in a legal dispute as to the terms or interpretation of the plan, he would be reimbursed for his legal and other expenses. Upon the implementation of the plan, we recognized compensation expense totaling $151,000 to provide for participants' initial account balances.

    Deferred Compensation Plan. We have established a Deferred Compensation Plan for our directors and select executive officers. Before each calendar year begins, each non-employee director may elect to defer receipt of all or part of his fees for the year, and any other participant may elect to defer receipt of up to 25% of his compensation for the year. Deferred amounts are credited at the end of the calendar year to a bookkeeping account in the participant's name along with the investment return which would have resulted if such deferred amounts had been invested, based upon the participant's choice, between the dividend-adjusted rate of return on the Common Stock and our highest annual rate of interest on certificates of deposit having a one-year term. Each participant may make an election to receive distributions either in a lump sum or in annual installments over a period up to ten years.

    We expect (but are under no legal obligation) to make quarterly contributions to a grantor trust in an amount equal to the accrued expense associated with the Deferred Compensation Plan. In the event of a change in control (as defined in the Employment Agreements, see below), we will contribute to the trust an amount sufficient to provide the trust with assets having an overall value equal to the aggregate account balances under the plan. The trust's assets would remain subject to the claims of our general creditors and be available for eventual payments to participants.

EXECUTIVE COMPENSATION

    The following table sets forth compensation for the fiscal year ended December 31, 1996 awarded to or earned by our Chief Executive Officer for services rendered in all capacities.

                                                ANNUAL COMPENSATION
NAME AND                         FISCAL    -------------------------------
PRINCIPAL POSITION                YEAR       SALARY      BONUS   OTHER(1)
--------------------            --------   ---------  ---------  ---------

Richard G. Harwood,
  President and Chief             1996     $  67,723  $   1,303   $ 12,403
  Executive Officer


------------------------
(1) Consists of director fees ($6,500) and matching contribution to defined contribution retirement plan ($5,903); excludes appraisal fees for services to borrowers; excludes indirect compensation in the form of certain perquisites and other personal benefits which did not exceed 10% of salary and bonus.

CERTAIN COMPENSATION AGREEMENTS AND PLANS

    Our Board of Directors and that of our holding company have approved the following employment agreements and stock-based compensation plans.

    Basis for Awards of Benefits and Compensation. The Boards of Directors have evaluated and approved the terms of the employment agreements and other compensation plans described below. In their review of the terms of the employment agreements and the compensation of the executive officers, the Boards of Directors considered a number of factors, including the experience, tenure and ability of the executive officers, their performance for us during their tenure and various legal and regulatory requirements about types and amounts of compensation that may be paid to employees of savings institutions.

    Employment Agreements. We intend to enter into employment agreements (the "Employment Agreements") with Richard Harwood, Nancy Bryant and Peggy Holston (the "Employees") under which they will continue to serve as President, as Vice President and Treasurer and as Branch Manager and Assistant Secretary, respectively, of us and as President, as Vice President and Treasurer and as Secretary, respectively, of our holding company. In such capacities, the Employees collectively are responsible for overseeing all of our operations and for implementing the policies adopted by the Boards of Directors. The Boards believe that the Employment

Agreements assure fair treatment of the Employees in their careers with us by assuring them of some financial security.

    The Employment Agreements will become effective upon their execution and will provide for a term of three years for Mr. Harwood and 18 months for Mses. Bryant and Holston, with an annual base salary equal to each Employee's existing base salary rate in effect on the effective date. On each anniversary date of the commencement of the Employment Agreements, the term of each Employee's employment may be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Boards of Directors that the performance of the Employee has met the required performance standards and that such Employment Agreement should be extended. The Employment Agreements provide each Employee with a salary review by the Boards of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits, vacation and sick leave. An Employment Agreement shall terminate upon the Employee's death, may terminate upon the Employee's disability and is terminable by us for "just cause" (as defined in the Employment Agreements). In the event of termination for just cause, no severance payments are available. If we terminate an Employee without just cause, the Employee will be entitled to a continuation of his or her compensation from the date of termination through the remaining term of the Employment Agreement plus an additional 12 month's salary. In addition, Mr. Harwood is entitled, at his election, to either continued participation in compensation plans which he would have been eligible to participate in through his Employment Agreement's expiration date or the cash equivalent thereof. If Mr. Harwood's employment is terminated for any reason other than just cause, he shall be entitled to purchase from us, at his own expense which shall not exceed applicable statutory rates, family medical insurance under any group health plan that we maintain for our employees. This right shall be (i) in addition to, and not in lieu of, any other rights that Mr. Harwood has under his agreement, and (ii) shall continue until he first becomes eligible for participation in Medicare. If the Employment Agreements are terminated due to an Employee's "disability" (as defined in the Employment Agreements), the Employee will be entitled to a continuation of his or her compensation through the date of such termination, including any period prior to the establishment of the Employee's disability. In the event of an Employee's death during the term of the Employment Agreement, the Employee's estate will be entitled to receive his or her salary through the last day of the calendar month in which the Employee's death occurred. An Employee is able to voluntarily terminate his or her Employment Agreement by providing 90 days' written notice to us, in which case the Employee is entitled to receive only his or her compensation, vested rights and benefits up to the date of termination.

    In the event of (i) an Employee's involuntary termination of employment other than for "just cause" during the period beginning six months before a change in control and ending on the later of the first anniversary of the change in control or the expiration date of the Employment Agreement (the "Protected Period"), (ii) an Employee's voluntary termination within 90 days of the occurrence of certain specified events occurring during the Protected Period which have not been consented to by the Employee, or (iii) an Employee's voluntary termination of employment for any reason within the 30-day period beginning on the date of the change in control, the Employee will be paid within

10 days of such termination (or the date of the change in control, whichever is later) as follows: (a) Mr. Harwood will receive an amount equal to the difference between (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that he receives on account of the change in control; and (b) Mses. Bryant and Holston will each be entitled to a severance payment equal to 1.5 times her base salary then in effect, subject to the limitation on parachute payments set forth in Section 280G of the Internal Revenue Code. "Change in Control" means any one of the following events: (i) the acquisition of ownership, holding or power to vote more than 25% of the voting stock of us or our holding company, (ii) the acquisition of the ability to control the election of a majority of our directors, (iii) the acquisition of a controlling influence over our management or policies by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Exchange Act) or, (iv) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute our Board of Directors (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. Notwithstanding the foregoing, our holding company's ownership of us shall not of itself constitute a Change in Control for purposes of the agreements. For purposes of this paragraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The Employment Agreements provide that within 10 business days of a change in control, we shall fund, or cause to be funded, a trust in the amount of 2.99 times Mr. Harwood's base amount and 1.5 times Mses. Bryant's and Holston's base amounts. The payments that would be made to Mr. Harwood and Mses. Bryant and Holston, assuming their termination of employment under the foregoing circumstances at June 30, 1997, would have been approximately $207,000, $56,000 and $50,000, respectively. These provisions may have an anti-takeover effect by making it more expensive for a potential acquirer to obtain control of us. For more information, see "CERTAIN ANTI-TAKEOVER PROVISIONS -- Restrictions on Acquisition of Securities." In the event that an Employee prevails over us, or obtains a written settlement in a legal dispute as to the Employment Agreement, he or she will be reimbursed for his or her legal and other expenses.

    Employee Stock Ownership Plan. In connection with the Conversion, our holding company's Board of Directors adopted our Employee Stock Ownership Plan (the ESOP), effective July 1, 1997. Employees who have attained age 21 and completed one year of service are eligible to participate in the ESOP.

    The ESOP will be funded by contributions made by us or our holding company in cash or shares of Common Stock. The ESOP intends to borrow funds from our holding company in an amount sufficient to purchase 8% of the Common Stock issued in the Conversion. This loan will be secured by the shares of Common Stock purchased and earnings thereon. Shares purchased with such loan proceeds will be held in a suspense account for allocation among participants as the loan is repaid. The Company expects to contribute sufficient funds to the ESOP to repay such loan over

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a ten-year period. Contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of their annual wages.

    Upon the occurrence of a "change in control" (as defined in the ESOP), the outstanding balance of any outstanding securities acquisition loans under the ESOP will be discharged through a transfer or sale of shares held as collateral under such loan, with any remaining shares allocated to participant accounts pro rata based on their account balances.

    It is expected that our holding company will administer the ESOP and that Directors Henry, Overholt and Self will be appointed as trustees of the ESOP (the "ESOP Trustees"). The ESOP Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. Unallocated shares and allocated shares for which no timely direction is received are expected to be voted by the ESOP Trustees in the same proportion as the participant-directed voting of allocated shares.

    Stock Option and Incentive Plan. We intend to implement a Stock Option and Incentive Plan (the Option Plan) at least six months after the Conversion. If the Option Plan is implemented within one year after the Conversion, it will be subject to the regulatory restrictions described below (see " -- Regulatory Restrictions Applicable to Stock Compensation Plans"). The purpose of the Option Plan is to provide additional incentive to directors and employees by facilitating their acquisition of Common Stock. The Option Plan will have a term of ten years, after which no awards may be made.

    A number of shares equal to 10% of the Common Stock sold in the Conversion is expected to be reserved for future issuance by the Company -- in the form of newly issued shares, treasury shares or shares acquired and held in trust -- upon exercise of stock options ("Options") or stock appreciation rights ("SARs") granted pursuant to the Option Plan.

    The Option Plan will be administered by a committee (the "Option Committee") of at least two non-employee directors designated by the Board of Directors. Directors Henry, Overholt, and Self currently are expected to serve as the Option Committee. Directors and employees will be eligible to receive awards under the Option Plan, and the Option Committee will select the recipients of awards, the number of shares to be subject to such awards, and any special terms and conditions of such awards.

    Subject to applicable regulatory restrictions, each Option will have an exercise price not less than 100% of the market value of the underlying shares on the date of the grant, will become exercisable upon terms determined by the Option Committee and will become immediately exercisable upon a change in control (as defined in the Employment Agreements) or an optionee's termination of employment due to retirement, death or disability. Nevertheless, each Option will expire no later than ten years from the date it is granted.

    Exercise of a SAR will entitle the holder to receive, as the Option Committee prescribes in the grant, all or a percentage of the excess of the then fair market value of the shares of Common

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Stock subject to the SAR at the time of its exercise over the aggregate exercise price of the shares subject to the SAR. Payment to the holder may be made in cash or shares of Common Stock, as determined by the Option Committee.

    The Company will receive no monetary consideration for the granting of awards under the Option Plan, and will receive no monetary consideration other than the Option exercise price for each share issued to optionees upon the exercise of Options.

    It is expected that upon the implementation of the Option Plan, Mr. Harwood and Mses. Bryant and Holston will receive Awards of 25%, 13.175% and 11.825%, respectively, of the shares reserved under the Option Plan, and each director at that time who is not then an employee will receive an Award of 5% of such shares. Subject to applicable regulatory requirements, at any time following the Conversion, we or our holding company may contribute sufficient funds to a grantor trust to purchase, and such trust may purchase, a number of shares of Common Stock equal to 10% of the shares sold in the Conversion. Such shares would be held by the trust for issuance to optionees upon the exercise of Options in the event the Option Plan is implemented. Whether such shares are purchased, and the timing of such purchases, will depend on market and other conditions and the alternative uses of capital available to our holding company.

    Management Recognition Plan. We intend to implement a Management Recognition Plan (the MRP) at least six months after completion of the Conversion. If the MRP is implemented within one year after the Conversion, it will be subject to the regulatory restrictions described below (see
"-- Regulatory Restrictions Applicable to Stock Compensation Plans"). The purpose of the MRP is to enable us to attract, motivate and retain personnel of experience and ability in key positions of responsibility.

    A number of shares equal to 4% of the shares of Common Stock sold in the Conversion would be reserved for future issuance under the MRP. The same non-employee directors who are appointed to the Option Committee are expected to act, by majority, as the committee (the "MRP Committee") responsible for selecting the directors and employees who will receive MRP awards, as well as making general decisions associated with the MRP's operation. The directors serving as the MRP Committee are also expected to serve as trustees of the trust associated with the MRP (the "MRP Trust"). In that capacity, they will have the responsibility to hold and invest all funds contributed to the MRP Trust. Shares held in the MRP Trust will be voted by the MRP trustees in the same proportion as the shares held by our ESOP and will be distributed as each award vests. Our holding company's Board of Directors can terminate the MRP at any time, and, if it does so, any shares not subject to outstanding awards will revert to our holding company.

    Subject to the regulatory requirements described below (see " -- Regulatory Restrictions Applicable to Stock Compensation Plans"), each MRP award will vest in accordance with conditions determined by the MRP Committee, with an acceleration of vesting to 100% upon a participant's death, disability or retirement or a "change in control" as defined in the Employment Agreements. Dividends on unvested shares will be held in the MRP Trust for payment as vesting occurs.

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

    It is expected that upon the implementation of the MRP, Mr. Harwood and Mses. Bryant and Holston will receive awards of 25%, 13.175% and 11.825%, respectively, of the shares reserved for MRP awards and each director at that time who is not then an employee will receive an award of 5% of such shares. Subject to applicable regulatory requirements, at any time following the Conversion, we may contribute sufficient funds to the MRP Trust so that the trust can purchase a number of shares of Common Stock equal to 4% of those sold in the Offering. Whether those shares will be purchased in the open market or newly issued by our holding company, and the timing of such purchases, will depend on market and other conditions and the alternative uses of capital available to us.

    Regulatory Restrictions Applicable to Stock Compensation Plans. Current OTS regulations and policies require that, if the Option Plan or MRP is implemented within one year following the Conversion, (i) no employee may receive awards exceeding 25% of the shares subject to the plan, (ii) non-employee directors may not receive awards exceeding 30% in the aggregate, and 5% individually, of the shares subject to the plan, (iii) awards must vest over a period of at least five years and may not vest upon an individual's retirement or a corporate change in control, (iv) the exercise price for Options must at least equal the fair market value of the underlying shares on the Option grant date, and (v) the plan may not be implemented, and no awards may be made, before stockholder approval of the plan.

TRANSACTIONS WITH MANAGEMENT

    We offer loans to our directors, officers and employees. These loans are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features, except each director, officer and employee may obtain one mortgage loan and one consumer loan with waived origination fees and a 1% discount on the interest rate (on adjustable rate loans, the discounted rate applies only until the rate adjusts). At June 30, 1997, no director or executive officer had more than $60,000 of preferential loans from us at any time since December 31, 1996, except J. William Myers, Chairman of the Board of Directors, who had an adjustable rate mortgage loan with an initial interest rate of 7.75% whose largest balance during that period and whose balance at the end of that period was $225,000. At June 30, 1997, our loans to directors and executive officers totalled approximately $530,000, or 8.2% of our equity and
 .83% of our total assets at that date.

    J. William Myers, our Chairman of the Board, is a lawyer in Newport, Tennessee. He performs routine legal services on our behalf and our borrowers, principally in connection with the closing of mortgage loans. In fiscal 1996, fees for such services totaled $62,500.

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                      CERTAIN RESTRICTIONS ON ACQUISITIONS

    Federal laws and regulations impose a number of restrictions on the acquisitions of savings institutions, such as us, and savings institution holding companies, such as our holding company. In addition, certain Tennessee statutes would also impose restrictions on the acquisition of our holding company.

OTS CONVERSION REGULATIONS

    OTS regulations prohibit a person from (i) making an offer, announcing an intent to make an offer or other arrangement to purchase stock, or (ii) acquiring stock in our holding company or subscription rights in us from another person, prior to completion of the Conversion. Further, no person without the prior written approval of the Director of the OTS, may make an offer or announce of an offer to purchase shares or actually acquire shares in us or our holding company for a period of three years from the date of the completion of the Conversion if, upon the completion of such offer or acquisition, that person would become the beneficial owner of more than 10% of a class of equity security of us or our holding company.

CHANGE IN BANK CONTROL ACT AND SAVINGS INSTITUTION HOLDING COMPANY PROVISIONS OF HOME OWNERS' LOAN ACT

    The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more persons, may acquire control of us unless the OTS has been given 60 days' prior written notice and the OTS does not issue a notice disapproving the proposed acquisition. The OTS may prohibit an acquisition of control if it finds, among other things, that (i) the acquisition would result in a monopoly or substantially lessen competition,
(ii) the financial condition of the acquiring person might jeopardize our financial stability, or (iii) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of our depositors or the public to permit the acquisition of control by such person. In addition, certain provisions of the Home Owners' Loan Act provide that no company may acquire control of us without the prior approval of the OTS. Any company that acquires such control becomes a savings institution holding company and will be subject to registration, examination and regulation by the OTS.

TENNESSEE ANTI-TAKEOVER STATUTES

    Tennessee has enacted the following statutes which might restrict the acquisition of the Company.

        The Tennessee Control Share Acquisition Act prohibits a person who acquires over specified limits of shares of our holding company (that is, 20%, 33 % or 50% of its outstanding shares) from voting those shares in excess of each specified limit unless a majority of our holding company's disinterested stockholders vote to

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

    approve voting rights for the excess shares. Our holding company's Charter expressly provides that any control share acquisitions will be governed by this statute.

        The Tennessee Business Combination Act imposes conditions on a person owning more than 10% of our holding company's outstanding voting stock (an "interested stockholder") in connection with business combinations with our holding company for a period of five years following the date such person became an interested stockholder, unless such business combination is otherwise approved in accordance with the terms of the statute.

        The Tennessee Greenmail Act makes it unlawful, under certain specified circumstances, for our holding company to purchase any of its outstanding shares of a certain class at a price above the market value of the shares from a stockholder owning more than 3% of the shares to be purchased, if such person has held his shares for less than two years, unless the purchase is approved by a majority of the outstanding shares of that class of securities or our holding company makes a similar offer to all stockholders of that class of securities.

        The Tennessee Investor Protection Act imposes conditions on offerors making a tender offer for our holding company and requires such offeror file with the Tennessee Commissioner of Insurance a registration statement containing information similar to that required by federal law, including any plans which the offeror has in acquiring control of our holding company.

                        CERTAIN ANTI-TAKEOVER PROVISIONS

    While we are not aware of any effort that might be made to obtain control of our holding company after the Conversion, we believe that it is appropriate to include certain provisions in our holding company's Charter to protect the interests of our holding company and its stockholders from hostile takeovers ("anti-takeover provisions"). We believe that the provisions described below reduce our holding company's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by us. These provisions will also assist us in the orderly deployment of the net proceeds of the Conversion into productive assets after the Conversion. In our judgment, our holding company's Board of Directors is in the best position to consider all relevant factors and to negotiate for what is in the best interests of its stockholders and other constituents. Accordingly, we believe that it is in the best interests of our holding company and its stockholders to encourage potential acquirors to negotiate directly with our holding company's Board of Directors and that these provisions will encourage such negotiations and discourage nonnegotiated takeover attempts. It is also our view that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of the true value of our holding company and which is in the best interests of all stockholders.

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

    Attempts to acquire control of financial institutions and their holding companies have recently become increasingly common. Takeover attempts which have not been negotiated with and approved by us present to stockholders the risk of a takeover on terms which may be less favorable than might otherwise be available. A transaction which is negotiated and approved by us, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for our holding company and stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of our holding company's assets. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions may also render the removal of the current Board of Directors or management of our holding company more difficult.

    The following discussion generally summarizes certain provisions of the Charter and Bylaws of our holding company that may be deemed to have such an "anti-takeover" effect. The description of these provisions is necessarily general, and you should refer to the full text of the Charter and Bylaws for a more detailed description of these provisions. See "ADDITIONAL INFORMATION."

CLASSIFIED BOARD OF DIRECTORS

    Article IX of the Charter provides that the Board of Directors is to be divided into three classes which shall be as nearly equal in number as possible and will serve for three year terms. No director may be removed at any time except for cause and by the affirmative vote of at least 80% of the outstanding shares entitled to vote.

    Management believes that the staggered election of directors tends to promote continuity of management because only one-third of the Board of Directors is subject to election each year. Staggered terms guarantee that in the ordinary course of business approximately two-thirds of the directors, at any one time have had at least one year's experience as directors of the Company.

    A classified Board of Directors could make it more difficult for stockholders, including those holding a majority of shares, to force an immediate change in the composition of a majority of the Board of Directors. Since the terms of only one-third of the incumbent directors expire each year, it requires at least two annual elections for the stockholders to change a majority, whereas a majority of a non-classified board could be changed in one year.

STOCKHOLDER VOTE REQUIRED TO APPROVE BUSINESS COMBINATIONS

    Article XV of the Charter requires the approval of the holders of at least 80% of the outstanding shares of voting stock, and a majority of such shares not including shares deemed beneficially owned by a "Related Person," as defined therein, to approve certain "Business Combinations," as defined therein. Under Tennessee law absent this provision mergers, share exchanges and sales of substantially all assets generally would require approval by the vote of the holders of a majority of the outstanding shares of common stock, except under the Tennessee

Business Combination Act an "interested stockholder" (generally defined to include any stockholder owning 10% or more of the outstanding voting stock) may not engage in a business combination (as broadly defined in this Act) for a period of five years following the date he became an interested stockholder unless the business combination or the transaction by which the interested stockholder became an interested stockholder was approved prior to such date by the Board of Directors. Article XV requires the approval of the stockholders in accordance with the increased voting requirements in connection with any such transactions except in cases where the proposed transaction has been approved in advance by at least two-thirds of the Continuing Directors (generally, those members of the Board of Directors who are not affiliated with the Related Person and were directors before the Related Person became a Related Person). The provisions of Article XV apply to any "Business Combination" which is defined to include (i) any merger, share exchange or consolidation with or into a Related Person; (ii) any sale, lease, exchange, transfer or other disposition of all or a substantial part of assets to a Related Person (the term "substantial part" is defined to include more than 25% of total assets); (iii) any merger or consolidation of a Related Person; (iv) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a Related Person;
(v) the issuance of any securities to a Related Person; (vi) the acquisition of any securities of a Related Person; (vii) any reclassification of the common stock, or any recapitalization involving the common stock; and (vii) any agreement, contract or other arrangement providing for any of the foregoing transactions.

RESTRICTIONS ON CALL OF SPECIAL MEETINGS OF STOCKHOLDERS

    Article VIII of the Charter provides that special meetings of stockholders may be called only by the Board of Directors or a committee thereof. This provision may discourage stockholder attempts to disrupt the business between annual meetings of stockholders and may deter hostile takeovers by making it more difficult for a person or entity to obtain immediate control.

ABSENCE OF CUMULATIVE VOTING

    Article VIII of the Charter provides that stockholders may not cumulate their votes in the election of directors. The absence of cumulative voting rights effectively means that the holders of a majority of the shares voted at a meeting of stockholders could, if they so chose, elect all directors, thus precluding minority stockholder representation on the Board of Directors.

RESTRICTIONS ON ACQUISITIONS OF SECURITIES

    Article XIV of the Charter provides that for a period of five years following the completion of the Conversion, no person may directly or indirectly acquire or offer to acquire the beneficial ownership of more than 10% of any class of equity security. In addition, for a period of five years following the completion of the Conversion, each share beneficially owned in excess of the 10%, as determined by the Board of Directors, shall not be entitled to vote.

    Additionally, the Charter further restricts voting rights of shares of any class of equity security beneficially owned in excess of the 10% limit beyond five years after the Conversion. During this period if any person acquires the beneficial ownership of more than 10% of any class of equity security without the prior approval by two-thirds of the Continuing Directors (as defined in the Charter), then, for each vote in excess of 10%, such person shall be entitled to cast only one-hundredth of one vote with respect to each vote in excess of 10% of the voting power of the outstanding shares of voting stock which such record holders would otherwise be entitled to cast without giving effect to the provision, and the aggregate voting power of such record holders shall be allocated proportionately among such record holders.

    This provision does not apply to (i) any underwriter or member of an underwriting or selling group involving a public sale or resale of securities,
(ii) any proxy granted to one or more of the Company's "Continuing Directors," as defined, by a stockholder, (iii) any employee compensation plans thereof, or
(iv) any transaction approved in advance by a majority of the Continuing Directors.

AUTHORIZED SHARES

    The Charter authorizes the issuance of up to 5,000,000 shares of serial preferred stock, which may be issued with rights and preferences which could impede an acquisition. This preferred stock, none of which has been issued, together with authorized but unissued shares of common stock (the Charter authorizes the issuance of up to 20,000,000 shares of the Common Stock), also could represent additional capital required to be purchased by the acquiror.

AMENDMENT TO CHARTER AND BYLAWS

    Amendments to the Charter must be approved by a majority of the Board of Directors and also by a majority of the outstanding shares entitled to vote in the election of directors cast at a meeting called for that purpose. However, approval by at least 80% of the outstanding voting stock is required to amend Charter provisions: (i) governing quorum requirements, the calling of special meetings and the absence of cumulative voting rights, (ii) governing the number of directors, the filling of vacancies on the Board of Directors and classified terms of the Board of Directors, (iii) requiring written notice of nominations for the election of directors and new business proposals, (iv) governing removal of directors, (v) pertaining to the elimination of the liability of the directors for monetary damages, with certain exceptions, for breach of duty, (vi) providing for the indemnification of directors, officers, employees and agents, (vii) imposing restrictions on certain acquisitions of more than 10% of the stock, (viii) governing the requirement for the approval of certain business combinations,
(ix) about the consideration of certain nonmonetary factors in the event of an offer by another party, (x) making the Tennessee "Control Share Acquisition" Act applicable and (xi) governing the required stockholder vote for amending the Bylaws and Charter.

    The Bylaws may be amended by a majority vote of the Board of Directors or by the affirmative vote of at least 80% of the outstanding shares entitled to vote in the election of directors cast at a meeting called for that purpose. The Bylaws contain numerous powers about its governance, such as fixing the number of directors and determining the number of directors constituting a quorum. By reducing the ability of a potential corporate raider to make changes in the Bylaws and to reduce the authority of the Board of Directors or impede its ability to manage, this provision could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through bylaw amendments is an important element of the takeover strategy of the acquiror.

COMPENSATION AGREEMENTS AND PLANS

    In addition to the provisions of the Charter and Bylaws described above, certain existing and proposed compensation agreements and plans, contain provisions which also may discourage hostile takeover attempts which we might conclude are not in our best interests. For a description of certain compensation agreements and plans and provisions thereof relating to changes in control, see "MANAGEMENT -- Certain Compensation Agreements and Plans."

                          DESCRIPTION OF COMMON STOCK

GENERAL

    Our holding company is authorized to issue 20,000,000 shares of the Common Stock and 5,000,000 shares of serial preferred stock. Our holding company expects to issue a maximum of 1,454,750 shares of the Common Stock in the Conversion. Our holding company will not issue shares of serial preferred stock in the Conversion and expects to reserve for future issuance under the Option Plan an amount of authorized but unissued shares of Common Stock equal to 10% of the shares to be issued in the Conversion. The capital stock of the Company will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC or any other government agency.

COMMON STOCK

    Voting Rights. Each share of the Common Stock is identical with every other share of the Common Stock. The holders of the Common Stock will possess exclusive voting rights. In the event that shares of serial preferred stock are issued in the future, these serial preferred stock shares may also have voting rights as determined by the Board of Directors. As a stockholder, you have one vote for each share you hold of record and you are entitled to vote on all matters submitted to a vote of holders of shares of the Common Stock. See "CERTAIN RESTRICTIONS ON ACQUISITION -- Tennessee Anti-Takeover Statutes" and "CERTAIN ANTI-TAKEOVER PROVISIONS -- Restrictions on Acquisitions of Securities" for information about a possible reduction in voting rights when certain events occur.

    Dividends. From time to time, dividends may be declared and paid to the holders of the Common Stock, who will share equally in any such dividends. For information about cash dividends, see "DIVIDENDS" and "TAXATION."

    Liquidation. In the event of a liquidation, dissolution or winding up, each holder of shares of the Common Stock would be entitled to receive, after payment of all debts and liabilities, a pro rata portion of all assets available for distribution to holders of the Common Stock. If any serial preferred stock is issued, the holders thereof may have a priority in liquidation or dissolution over the holders of the Common Stock.

    Restrictions on Acquisition of the Common Stock. See "CERTAIN RESTRICTIONS ON ACQUISITIONS" and "CERTAIN ANTI-TAKEOVER PROVISIONS" for discussions of limitations on acquisition of shares of the Common Stock.

    Other Characteristics. Holders of the Common Stock will not have preemptive rights with respect to any additional shares of the Common Stock which may be issued. The Common Stock is not subject to call for redemption, and the outstanding shares of the Common Stock, when issued and upon receipt of the full purchase price therefor, will be fully paid and nonassessable.

SERIAL PREFERRED STOCK

    None of the 5,000,000 authorized shares of serial preferred stock will be issued in the Conversion. After the Conversion is completed, the Board of Directors is authorized to issue serial preferred stock and to fix and state voting powers, designations, preferences or other special rights of such shares and the qualifications, limitations and restrictions thereof. The serial preferred stock may rank prior to the Common Stock as to dividend rights or liquidation preferences, or both, and may have full or limited voting rights. The Board of Directors has no present intention to issue any of the serial preferred stock.

                           REGISTRATION REQUIREMENTS

    Following the completion of the Conversion, we will register the Common Stock with the SEC pursuant to the Exchange Act. Federal regulations prohibit us from deregistering the Common Stock for at least three years following the completion of the Conversion. Upon registering under the Exchange Act, the Company will be subject to the proxy solicitation and annual and periodic reporting and other requirements of the Exchange Act.

                                 LEGAL MATTERS

    Housley Kantarian & Bronstein, P.C., Washington, D.C., will advise us about the legality of the Common Stock and federal income tax consequences of the Conversion. Pugh & Company, P.C., certified public accountants, Knoxville, Tennessee, will advise us about the Tennessee income tax consequences of the Conversion. Housley Kantarian & Bronstein, P.C. and Pugh & Company, P.C. have consented to the references herein to their opinions. Breyer & Aguggia, Washington, D.C., will advise Trident Securities about certain legal matters with respect to the Conversion.

                                    EXPERTS

    We have included the Consolidated Financial Statements and related Notes of Newport Federal Savings and Loan Association and its subsidiary at December 31, 1996 and 1995 and for each of the years in the three year period ended December 31, 1996 in this prospectus in reliance upon the report of Pugh & Company, P.C., appearing herein and upon the authority of said firm as experts in accounting and auditing.

    RP Financial has consented to the publication in this prospectus of the summary of its letter to us setting forth its opinion as to the estimated pro forma aggregate market value of the Common Stock to be issued in the Conversion and the value of subscription rights to purchase the Common Stock and to the use of its name and statements in this prospectus.

                             ADDITIONAL INFORMATION

    Our holding company has filed a Registration Statement on Form SB-2 (File No. 333- ) with the SEC to register the Common Stock under the Securities Act. This prospectus does not contain all the information in the Registration Statement, including the exhibits and certain parts omitted in accordance with the rules and regulations of the SEC. The exhibits include, among other things, the appraisal report prepared by RP Financial. You may inspect this information at the SEC's public reference facilities located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and you may obtain copies at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at 75 Park Place, Fourteenth Floor, New York, New York 10007, and Room 3190, John C. Kluczynski Building, 230 South Dearborn Street, Chicago, Illinois 60604. You may also obtain copies of these materials by mail from the SEC at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information about registrants, including our holding company, that file electronically with the SEC. The address for the SEC's Website is "http://www.sec.gov." The statements contained in this prospectus referring to the contents of any agreement or other document filed as an exhibit to the Registration Statement are, of necessity, brief descriptions and are not necessarily complete; each such statement is qualified by reference to such contract or document.

    We have filed a Conversion Application on Form AC with the OTS. This prospectus omits certain information contained in the Form AC, including the exhibits of the Form AC. You may inspect the Form AC, including the exhibits, which include the appraisal report prepared by RP Financial, at no charge at the offices of the OTS, 1700 G Street, N.W., Washington, D.C. 20552, and at the OTS Central Regional Office, at 200 West Madison Avenue, Suite 1300, Chicago, Illinois 60606.

                            INDEX TO FINANCIAL STATEMENTS

                                                                          Page

Independent Auditor's Letter                                               F-1

Consolidated Statements of Financial Condition as of June 30, 1997         F-2
   and 1996 (unaudited)

Consolidated Statements of Income for the Six-Month Periods
   Ended June 30, 1997 and 1996 (unaudited)                                F-3

Consolidated Statements of Changes in Equity for the Six-Month Periods
   Ended June 30, 1997 and 1996 (unaudited)                                F-4

Consolidated Statements of Cash Flows for the Six-Month Periods
   Ended June 30, 1997 and 1996 (unaudited)                                F-5

Notes to the Consolidated Financial Statements for the Six-Month Periods
   Ended June 30, 1997 and 1996                                            F-7

Independent Auditor's Report                                               F-15

Consolidated Statements of Financial Condition as of
   December 31, 1996 and 1995                                              F-16

Consolidated Statements of Income for the Years
   Ended December 31, 1996, 1995 and 1994                                  F-17

Consolidated Statements of Changes in Equity for the Years
   Ended December 31, 1996, 1995 and 1994                                  F-18

Consolidated Statements of Cash Flows for the Years
   Ended December 31, 1996, 1995 and 1994                                  F-19

Notes to Consolidated Financial Statements for the Years
   Ended December 31, 1996, 1995 and 1994                                  F-21


All schedules are omitted because the required information is not applicable or is presented in the financial statements or related notes.

Separate financial statements of United Tennessee Bankshares, Inc. have not been included since it will not engage in material transactions until after conversion. United Tennessee Bankshares, Inc., which has been inactive to date, has no significant assets, liabilities, revenues, expenses or contingent liabilities.

Board of Directors
Newport Federal Savings and Loan Association
Newport, Tennessee



We have compiled the accompanying consolidated statements of financial condition of Newport Federal Savings and Loan Association and subsidiary as of June 30, 1997 and 1996, and the related consolidated statements of income, changes in equity, and cash flows for the six month periods then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of consolidated financial statements information that is the representation of management. We have not audited or reviewed the accompanying consolidated financial statements and, accordingly, do not express an opinion or any other form of assurance on them.




                                       /s/ Pugh & Company, P.C.
                                       --------------------------------
                                       CERTIFIED PUBLIC ACCOUNTANTS
                                       July 18, 1997

                  NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


                                                                    AS OF JUNE 30,      1997           1996
-----------------------------------------------------------------------------------  -------------  -------------
                                                    -ASSETS -
Cash and Amounts Due From Depository Institutions..................................  $   3,080,831  $   2,186,711
Investment Securities:
 Available for Sale, at Fair Value.................................................     13,768,743     11,298,284
 Held to Maturity (Fair Value of $1,078,630 in 1997 and $1,069,217 in 1996)........      1,058,744      1,045,710
Loans Receivable, Net..............................................................     45,624,985     42,789,289
Premises and Equipment, Net........................................................        212,753        231,870
Foreclosed Real Estate--Held for Sale..............................................         41,186            -0-
Accrued Interest Receivable........................................................        354,671        274,230
Other Assets.......................................................................         46,721         23,096
                                                                                     -------------  -------------
TOTAL ASSETS.......................................................................  $  64,188,634  $  57,849,190
                                                                                     -------------  -------------
                                                                                     -------------  -------------
                                           -LIABILITIES AND EQUITY -


LIABILITIES
 Deposits
  Demand...........................................................................  $  15,412,060  $  15,104,383
  Term.............................................................................     41,312,736     36,542,620
                                                                                     -------------  -------------
   Total Deposits..................................................................     56,724,796     51,647,003

 Accrued Interest Payable..........................................................        253,697        210,604
 Deferred Income Taxes.............................................................        500,213        295,361
 Other Liabilities.................................................................        241,144         85,254
                                                                                     -------------  -------------
  Total Liabilities................................................................     57,719,850     52,238,222
                                                                                     -------------  -------------
EQUITY
 Retained Earnings.................................................................      5,868,107      5,417,897
 Net Unrealized Gain on Investment Securities......................................        600,677        193,071
                                                                                     -------------  -------------
  Total Equity.....................................................................      6,468,784      5,610,968
                                                                                     -------------  -------------
TOTAL LIABILITIES AND EQUITY.......................................................  $  64,188,634  $  57,849,190
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                         See Accountant's Compilation Report.

    The accompanying notes are an integral part of these financial statements.

                  NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME


                    FOR THE SIX MONTH PERIOD ENDED JUNE 30,                                 1997          1996
--------------------------------------------------------------------------------------  ------------  ------------
INTEREST INCOME
 Loans................................................................................  $  1,957,893  $  1,803,331
 Investment Securities................................................................       438,359       332,758
 Other Interest-Earning Assets........................................................        68,463        38,600
                                                                                        ------------  ------------
  Total Interest Income...............................................................     2,464,715     2,174,689

INTEREST EXPENSE ON DEPOSITS..........................................................     1,303,488     1,134,872
                                                                                        ------------  ------------
NET INTEREST INCOME...................................................................     1,161,227     1,039,817

PROVISION FOR LOAN LOSSES.............................................................        90,000           -0-
                                                                                        ------------  ------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES...................................     1,071,227     1,039,817
                                                                                        ------------  ------------

NONINTEREST INCOME
 Deposit Account Service Charges......................................................        16,937        40,015
 Loan Service Charges and Fees........................................................        27,820        27,132
 Net Gain (Loss) on Sales of Interest-Earning Assets..................................           -0-        (3,589)
 Other................................................................................         5,622        10,524
                                                                                        ------------  ------------
  Total Noninterest Income............................................................        50,379        74,082
                                                                                        ------------  ------------
NONINTEREST EXPENSE
 Compensation and Benefits............................................................       447,139       243,910
 Occupancy and Equipment..............................................................        79,895        77,129
 Federal Deposit Insurance Premiums...................................................        23,000        66,000
 Data Processing Fees.................................................................        49,693        47,991
 Advertising and Promotion............................................................        23,840        26,609
 Loss on Foreclosed Real Estate.......................................................           -0-           917
 Other................................................................................       101,699        96,966
                                                                                        ------------  ------------
  Total Noninterest Expense...........................................................       725,266       559,522
                                                                                        ------------  ------------
INCOME BEFORE INCOME TAXES............................................................       396,340       554,377

INCOME TAXES..........................................................................       159,720       184,500
                                                                                        ------------  ------------
NET INCOME............................................................................  $    236,620  $    369,877
                                                                                        ------------  ------------
                                                                                        ------------  ------------

    See Accountant's Compilation Report. The accompanying notes are an integral part of these financial statements.

                  NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY

                  CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

                                                     FOR THE SIX MONTH                          FOR THE SIX MONTH
                                                 PERIOD ENDED JUNE 30, 1997                PERIOD ENDED JUNE 30, 1996
                                            --------------------------------------  ---------------------------------------
                                                            NET                                       NET
                                                         UNREALIZED                                UNREALIZED
                                                           GAIN ON                                   GAIN ON
                                              RETAINED   INVESTMENT      TOTAL        RETAINED     INVESTMENT     TOTAL
                                              EARNINGS   SECURITIES      EQUITY       EARNINGS     SECURITIES     EQUITY
                                            ------------  -----------  -----------  ------------  ------------  -----------
BALANCES, BEGINNING OF PERIOD.............  $  5,631,487  $  471,423  $  6,102,910  $  5,048,020  $  371,028   $  5,419,048
Net Income................................       236,620         -0-       236,620       369,877         -0-       369,877
Change in Net Unrealized Gain on
  Investment Securities...................           -0-     129,254       129,254           -0-    (177,957)     (177,957)
                                            ------------  -----------  -----------  ------------  ------------  -----------
BALANCES, END OF PERIOD...................  $  5,868,107  $  600,677  $  6,468,784  $  5,417,897  $  193,071  $  5,610,968
                                            ------------  -----------  -----------  ------------  ------------  -----------
                                            ------------  -----------  -----------  ------------  ------------  -----------

    See Accountant's Compilation Report. The accompanying notes are an integral part of these financial statements.

                   NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                             FOR THE SIX MONTH PERIOD ENDED JUNE 30,                         1997         1996
                                                                                         -----------  -----------
OPERATING ACTIVITIES
 Net Income............................................................................  $   236,620  $   369,877

 Adjustments to Reconcile Net Income to Net
  Cash Provided by Operating Activities:
   Provision for Loan Losses...........................................................       90,000          -0-
   Depreciation........................................................................       24,000       24,000
   Amortization of Investment Securities Premiums and Discounts, Net...................      (12,649)       3,535
   Increase in Unearned Loan Fees......................................................       10,169        7,880
   Net (Gain) on Sales of Foreclosed Real Estate.......................................          -0-       (5,377)
   Federal Home Loan Bank Stock Dividends..............................................      (18,100)      (8,200)
   Net (Gain) Loss on Sales of Interest-Earning Assets.................................          -0-        3,589
   Deferred Income Taxes (Benefit).....................................................      (63,555)         -0-
   (Increase) Decrease in:
    Accrued Interest Receivable........................................................      (60,314)     (81,060)
    Other Assets.......................................................................       23,059       23,953
   Increase (Decrease) in:
    Accrued Interest Payable...........................................................       27,700       12,982
    Other Liabilities..................................................................      210,169       41,517
                                                                                         -----------  -----------
     Total Adjustments.................................................................      230,479       22,819
                                                                                         -----------  -----------
Net Cash Provided by Operating Activities..............................................      467,099      392,696
                                                                                         -----------  -----------

INVESTING ACTIVITIES
 Purchases of Investment Securities Available for Sale.................................   (2,496,641)  (3,473,445)
 Proceeds From Sales of Investment Securities Available for Sale.......................          -0-    1,003,203
 Proceeds From Maturities of Investment Securities Available for Sale..................          -0-      500,000
 Principal Payments Received on Investment Securities Available for Sale...............      657,265      672,364
 Purchases of Investment Securities Held to Maturity...................................     (137,850)         -0-
 Proceeds From Maturities of Investment Securities Held to Maturity....................      290,000          -0-
 Net Increase in Loans.................................................................   (1,536,422)  (2,427,013)
 Purchases of Premises and Equipment, Net..............................................       (8,998)      (6,092)
                                                                                         -----------  -----------
     Net Cash Used in Investing Activities.............................................   (3,232,646)  (3,730,983)
                                                                                         -----------  -----------

                       See Accountant's Compilation Report.

    The accompanying notes are an integral part of these financial statements.

                  NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY

               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                 FOR THE SIX MONTH PERIOD ENDED JUNE 30,                    1997          1996
                                                                                        ------------  ------------
FINANCING ACTIVITIES
 Net Increase in Deposits.............................................................     2,957,851     3,692,836
                                                                                        ------------  ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS.............................................       192,304       354,549

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD........................................     2,888,527     1,832,162
                                                                                        ------------  ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD..............................................  $  3,080,831  $  2,186,711
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Supplementary Disclosures of Cash Flow Information:
 Cash Paid During the Period for:
 Interest.............................................................................  $  1,275,788  $  1,121,890
 Income Taxes.........................................................................  $    161,291  $    133,000

Supplementary Disclosures of Noncash Investing Activities:
 Sale of Foreclosed Real Estate by Origination of Mortgage Loans......................  $        -0-  $     61,000
 Acquisition of Foreclosed Real Estate................................................  $     41,186  $     49,380
 Change in Unrealized Gain on Investment Securities Available for Sale................  $    208,474  $   (287,027)
 Change in Deferred Income Taxes Associated With Unrealized Gain on Investment
  Securities Available for Sale.......................................................  $     79,220  $   (109,070)
 Change in Net Unrealized Gain on Investment Securities Available for Sale............  $    129,254  $   (177,957)

                       See Accountant's Compilation Report.

    The accompanying notes are an integral part of these financial statements.

                  NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 1997 AND 1996


NOTE 1--SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation--The consolidated financial statements include the accounts of Newport Federal Savings and Loan Association and its wholly owned subsidiary, NFS Service Corporation. The subsidiary is a service corporation whose only asset is a $15,000 investment in Data Services Corporation of Cincinnati, Ohio, (see Note 2) which provides data processing services to the Association. The subsidiary has liabilities of $698 payable to the Association and shareholder's equity of $14,302 and as of both June 30, 1997 and 1996. Results of operations of the subsidiary were $-0- for each of the six month periods ended June 30, 1997 and 1996. All intercompany accounts have been eliminated.

Reclassifications--Certain items in the 1996 consolidated financial statements have been reclassified to conform with the 1997 consolidated financial statements.

Nature of Operations--The Association provides a variety of financial services to individuals and corporate customers through its two offices in Newport, Tennessee. The Association's primary deposit products are interest-bearing savings accounts and certificates of deposit. Its primary lending products are one-to-four family first mortgage loans.

Use of Estimates--The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans.

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collection of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and economic conditions that may affect the borrowers' ability to pay.

Real estate acquired through, or in lieu of, loan foreclosure is carried at the lower of cost or fair value less estimated costs to sell. Cost includes the balance of the loan plus acquisition costs and improvements made thereafter to facilitate sale. Costs related to the holding of the real estate are expensed.

Cash and Cash Equivalents--Cash and cash equivalents include "Cash and Amounts Due from Depository Institutions."

                    See Accountant's Compilation Report.

Cash and Amounts Due From Depository Institutions--Cash and amounts due from depository institutions includes approximately $2,431,000 on deposit with the Federal Home Loan Bank of Cincinnati as of June 30, 1997 ($1,492,000 as of June 30, 1996).

Investment Securities--In accordance with SFAS No. 115, the Association has segregated its securities into the following categories:

(a) Held to Maturity--These debt securities are carried at cost, adjusted for amortization of premiums and accretion of discounts, which are recognized as adjustments to interest income, using a method which approximates the level yield method. In placing securities in this category, the Association has expressed a positive intent and ability to hold such securities until they mature. The Association has classified all of its obligations of states and political subdivisions in its held to maturity portfolio.

(b) Available for Sale--All other debt and equity securities have been placed in this category. These securities are carried at fair value based on quoted market prices. Any unrealized gain or loss is reported in the consolidated statements of financial condition as a component of equity, net of any deferred tax effect.

Realized gains or losses on the sales of securities available for sale are based on the net proceeds and amortized cost of the securities sold, using the specific identification method. See Note 2 for additional information on investment securities.

Loan Fees--Loan fees, net of initial direct costs related to initiating and closing loans, have been deferred and are being amortized into interest income over the remaining lives of the loans as an adjustment of yield, using the level yield method.

Recognition of Interest on Loans--Unearned interest on installment loans is recognized as income over the terms of the loans using a declining balance method. Interest on other loans is calculated by using the simple interest method on the principal outstanding. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that the collection of interest is doubtful.

Premises and Equipment, Net--Premises and equipment are stated at cost less accumulated depreciation. Depreciation, computed principally using the straight-line method for financial accounting purposes and accelerated methods for income tax reporting purposes, is based on estimated useful lives of five to thirty years.

Income Taxes--Income taxes are provided for the tax effects of the transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of investment securities, allowance for loan losses, deferred loan fees, and accumulated depreciation for financial accounting and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. An appropriate provision is made in the consolidated financial statements for deferred income taxes in recognition of these differences.

                    See Accountant's Compilation Report.

NOTE 2--INVESTMENT SECURITIES

    The amortized cost and estimated fair value of investment securities classified as available for sale are as follows:

                                                                 INVESTMENT SECURITIES AVAILABLE FOR SALE
                                                         --------------------------------------------------------
                                                                           GROSS         GROSS        ESTIMATED
                                                           AMORTIZED     UNREALIZED    UNREALIZED        FAIR
                                                             COST          GAINS         LOSSES         VALUE
                                                         -------------  ------------  -------------  ------------
As of June 30, 1997
-------------------
Debt Securities:
U.S. Treasury Securities and Obligations of U.S.
  Government Corporations and Agencies.................  $   4,480,138  $     21,175  $     (14,667) $  4,486,646
Mortgage-Backed Securities.............................      7,748,423        95,897        (87,243)    7,757,077
                                                         -------------  ------------  -------------  ------------
Total Debt Securities..................................     12,228,561       117,072       (101,910)   12,243,723
                                                         -------------  ------------  -------------  ------------
Equity Securities:
Federal Home Loan Bank of Cincinnati Stock.............        528,900           -0-            -0-       528,900
Federal Home Loan Mortgage Corporation Preferred
  Stock................................................         27,448       953,672            -0-       981,120
Data Services Corporation Stock........................         15,000           -0-            -0-        15,000
                                                         -------------  ------------  -------------  ------------
Total Equity Securities................................        571,348       953,672            -0-     1,525,020
                                                         -------------  ------------  -------------  ------------

                                                         $  12,799,909  $  1,070,744  $    (101,910) $ 13,768,743
                                                         -------------  ------------  -------------  ------------
                                                         -------------  ------------  -------------  ------------
As of June 30, 1996
-------------------
Debt Securities:
U.S. Treasury Securities and Obligations of U.S.
  Government Corporations and Agencies.................  $   2,478,218  $        -0-  $     (49,148) $  2,429,070
Mortgage-Backed Securities.............................      7,981,213        42,725       (253,908)    7,770,030
                                                         -------------  ------------  -------------  ------------
Total Debt Securities..................................     10,459,431        42,725       (303,056)   10,199,100
                                                         -------------  ------------  -------------  ------------
Equity Securities:
Federal Home Loan Bank of Cincinnati Stock.............        485,000           -0-            -0-       485,000
Federal Home Loan Mortgage Corporation Preferred
  Stock................................................         27,448       571,736            -0-       599,184
Data Services Corporation Stock........................         15,000           -0-            -0-        15,000
                                                         -------------  ------------  -------------  ------------
Total Equity Securities................................        527,448       571,736            -0-     1,099,184

                                                         $  10,986,879  $    614,461  $    (303,056) $ 11,298,284
                                                         -------------  ------------  -------------  ------------
                                                         -------------  ------------  -------------  ------------

Gross realized gains and losses from sales of investment securities classified as available for sale are as follows:

                                                                                                     1997       1996
                                                                                                   ---------  ---------
Gross Realized Gains.............................................................................  $     -0-  $     -0-
Gross Realized Losses............................................................................        -0-     (3,589)
                                                                                                         ---  ---------
                                                                                                   $     -0-  $  (3,589)
                                                                                                         ---  ---------
                                                                                                         ---  ---------

    The amortized cost and estimated fair value of investment securities classified as held to maturity are as follows:

                                                                      INVESTMENT SECURITIES HELD TO MATURITY
                                                               ----------------------------------------------------
                                                                                GROSS        GROSS      ESTIMATED
                                                                AMORTIZED    UNREALIZED   UNREALIZED       FAIR
                                                                   COST         GAINS       LOSSES        VALUE
                                                               ------------  -----------  -----------  ------------
As of June 30, 1997
Obligations of States and Political Subdivisions.............  $  1,058,744   $  19,886    $     -0-   $  1,078,630
                                                               ------------  -----------  -----------  ------------
As of June 30, 1996 Obligations of States and Political
  Subdivisions...............................................  $  1,045,710   $  25,942    $  (2,435)  $  1,069,217
                                                               ------------  -----------  -----------  ------------

                    See Accountant's Compilation Report.

The amortized cost and estimated fair value of debt securities as of June 30, 1997 and, by contractual maturity, are as follows:

                                                              AVAILABLE FOR SALE            HELD TO MATURITY
                                                         ----------------------------  --------------------------
                                                                          ESTIMATED                   ESTIMATED
                                                           AMORTIZED        FAIR        AMORTIZED        FAIR
                                                             COST           VALUE          COST         VALUE
                                                         -------------  -------------  ------------  ------------
Due in One Year or Less................................  $         -0-  $         -0-  $        -0-  $        -0-
Due After One Year Through Five Years..................      8,129,925      8,083,648       277,850       278,178
Due After Five Years Through Ten Years.................      1,956,909      1,923,911       780,894       800,452
Due After Ten Years....................................      2,141,727      2,236,164           -0-           -0-
                                                         -------------  -------------  ------------  ------------
                                                         $  12,228,561  $  12,243,723  $  1,058,744  $  1,078,630
                                                         -------------  -------------  ------------  ------------
                                                         -------------  -------------  ------------  ------------

    The Association did not sell any investment securities classified as held to maturity or transfer any investments between categories during the periods ended June 30, 1997 and 1996.

    Investments with book values of approximately $1,600,000 and $1,400,000 (which approximates market values) as of June 30, 1997 and 1996, respectively, were pledged to secure deposits of public funds.


NOTE 3--LOANS RECEIVABLE

    The Association provides mortgage and consumer lending services to individuals primarily in the East Tennessee area. Loans receivable are summarized as follows:

                                                                                         1997           1996
                                                                                     -------------  -------------
First mortgage loans (principally conventional):
  Secured by one-to-four family residences.........................................  $  39,662,996  $  38,327,849
  Secured by other properties......................................................      3,284,932      2,095,374
  Construction loans...............................................................      3,023,800      2,369,700
                                                                                     -------------  -------------
                                                                                        45,971,728     42,792,923
Less:

Undisbursed portion of construction loans..........................................      1,721,830      1,156,393
Net deferred loan origination fees.................................................        266,854        256,685
                                                                                     -------------  -------------
  Net first mortgage loans.........................................................     43,983,044     41,379,845
                                                                                     -------------  -------------
Consumer and commercial loans:
  Loans to depositors, secured by deposits.........................................        569,853        558,536
  Automobile.......................................................................        708,247        607,922
  Home equity and second mortgage..................................................        241,655        236,329
  Other............................................................................        698,844        501,500
                                                                                     -------------  -------------
                                                                                         2,218,599      1,904,287
Less unearned interest.............................................................            231          1,177
                                                                                     -------------  -------------
  Net consumer and commercial loans................................................      2,218,368      1,903,110
                                                                                     -------------  -------------
Less allowance for loan losses.....................................................        576,427        493,666
                                                                                     -------------  -------------
                                                                                     $  45,624,985  $  42,789,289
                                                                                     -------------  -------------
                                                                                     -------------  -------------

    The Association had outstanding loan commitments of approximately $1,450,000 and $1,020,000 (in addition to undisbursed portion of construction loans) at rates ranging from 6% to 10% as of June 30, 1997 and 1996, respectively.

                    See Accountant's Compilation Report.

Activity in the allowance for loan losses consists of the following:

                                                                                               1997        1996
                                                                                            ----------  ----------
Allowance at beginning of period..........................................................  $  493,718  $  496,445
 Provision charged to expense..............................................................     90,000         -0-
 Charge offs, net of recoveries............................................................     (7,291)     (2,779)
                                                                                            ----------  ----------
Allowance at end of period................................................................  $  576,427  $  493,666
                                                                                            ----------  ----------
                                                                                            ----------  ----------

    As of June 30, 1997 and 1996, the Association had loans amounting to approximately $646,000 and $382,000, respectively, that were specifically classified as impaired. The average individual loan balance of these loans amounted to approximately $25,000 and $22,000 for the periods ended June 30, 1997 and 1996, respectively. The allowance for loan losses related to impaired loans amounted to approximately $32,000 and $19,000 as of June 30, 1997 and 1996, respectively. The following is a summary of cash receipts on these loans and how they were applied in the six month period ended June 30, 1997 and 1996:

                                                                                                1997       1996
                                                                                              ---------  ---------
Cash receipts applied to reduce principal balance...........................................  $  23,570  $  15,631
Cash receipts recognized as interest income.................................................      7,312      4,945
                                                                                              ---------  ---------
Total cash receipts.........................................................................  $  30,882  $  20,576
                                                                                              ---------  ---------
                                                                                              ---------  ---------

NOTE 4--PREMISES AND EQUIPMENT, NET

Premises and equipment, net are summarized as follows:

                                                                                               1997        1996
                                                                                            ----------  ----------
Land......................................................................................  $   46,000  $   46,000
Buildings.................................................................................     606,430     606,430
Furniture and equipment...................................................................     246,127     240,464
                                                                                            ----------  ----------
                                                                                               898,557     892,894
Less accumulated depreciation.............................................................     685,804     661,024
                                                                                            ----------  ----------
                                                                                            $  212,753  $  231,870
                                                                                            ----------  ----------
                                                                                            ----------  ----------

NOTE 5--DEPOSITS

A summary of deposits is as follows:

                                                                                         1997           1996
                                                                                     -------------  -------------
Demand Deposits:
 Now Accounts.......................................................................  $   3,895,876  $   3,056,885
 Money Market Deposit Accounts......................................................      1,835,265      2,226,483
 Passbook Savings...................................................................      9,680,919      9,821,015
                                                                                      -------------  -------------
   Total Demand Deposits..............................................................   15,412,060     15,104,383
                                                                                      -------------  -------------
Term Deposits:
 Less than $100,000.................................................................     27,514,208     25,475,961
 $100,000 or More..................................................................      13,798,528     11,066,659
                                                                                      -------------  -------------
  Total Term Deposits................................................................    41,312,736     36,542,620
                                                                                      -------------  -------------
                                                                                    $    56,724,796  $  51,647,003
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                    See Accountant's Compilation Report.

As of June 30, 1997, the scheduled maturities of certificates of deposit are as follows:

1997..........................................................................  $30,457,881
1998..........................................................................   10,413,962
1999..........................................................................      345,893
2000..........................................................................       95,000
                                                                                -----------
                                                                                $41,312,736
                                                                                -----------
                                                                                -----------

NOTE 6-INCOME TAXES

Income taxes as shown in the consolidated statements of income differ from the amount computed using the statutory federal income tax rate due to tax exempt interest income and state excise tax expense. Income taxes consist of:

                                                                                               1997        1996
                                                                                            ----------  ----------
 Current...................................................................................  $ 223,275  $  184,500
 Deferred Benefit..........................................................................    (63,555)        -0-
                                                                                            ----------  ----------
                                                                                            $  159,720  $  184,500
                                                                                            ----------  ----------
                                                                                            ----------  ----------

Deferred tax liabilities have been provided for taxable temporary differences related to the allowance for loan losses, accumulated depreciation, investments and loans. Deferred tax assets have been provided for deductible temporary differences related to the allowance for loan losses and deferred loan fees. The net deferred tax liability in the accompanying consolidated statements of financial condition include the following components:

                                                                                               1997        1996
                                                                                            ----------  ----------
Deferred Tax Liabilities..................................................................  $  682,174  $  389,907
Deferred Tax Assets.......................................................................     181,961      94,546
                                                                                            ----------  ----------
 Net Deferred Tax Liability...............................................................  $  500,213  $  295,361
                                                                                            ----------  ----------
                                                                                            ----------  ----------

In 1996, Congress enacted the Small Business Job Protection Act which effectively removes any recapture provisions related to tax bad debt reserves accumulated by the Association prior to 1988. However, any reserves accumulated after 1987 must be recaptured over a six year period. The tax liability associated with this recapture is included in the Association's deferred tax liability as of June 30, 1997 and 1996. This change in tax law did not have a significant impact on income tax expense.

Beginning in 1996, the Association will utilize the six year moving average method to determine its tax bad debt deductions. The effect of this change will be to increase taxable income in 1996 and future years.

NOTE 7--REGULATORY MATTERS

The Association is subject to various regulatory capital requirements administered by its primary federal regulator, the Office of Thrift Supervision
(OTS). Failure to meet the minimum regulatory capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators, that if undertaken, could have a direct material affect on the Association and the consolidated financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Association must meet specific capital guidelines involving quantitative measures of the Association's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Association's capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Management believes that the Association meets all capital adequacy requirements to which it is subject.

                     See Accountant's Compilation Report.

Quantitative measures established by OTS regulations to ensure capital adequacy require the Association to maintain minimum amounts and ratios of "tangible capital" and "core capital" to "adjusted total assets" and "risk based capital" to "risk-weighted assets" (as defined in the regulations). The Association's actual capital amounts and minimum capital requirements of the OTS are presented in the following table. All amounts are in thousands of dollars.

                                                                                                             TO COMPLY WITH
                                                                                                            MINIMUM CAPITAL
                                                                                         ACTUAL               REQUIREMENTS
                                                                                 ----------------------  ----------------------
                                                                                  AMOUNT       RATIO      AMOUNT       RATIO
                                                                                 ---------     -----     ---------     -----
As of June 30, 1997:
--------------------
Tangible Capital
 (To Adjusted Total Assets)....................................                  $5,868        9.1%       $ 963          1.5%
Core Capital
 (To Adjusted Total Assets)....................................                  $5,868        9.1%       $1,926         3.0%
Risk-Based Capital
 (To Risk-Weighted Assets).....................................                  $6,218       22.4%       $2,224         8.0%

As of June 30, 1996:
--------------------
Tangible Capital
 (To Adjusted Total Assets)....................................                  $5,418        9.4%       $   868         1.5%
Core Capital
 (To Adjusted Total Assets)....................................                  $5,418        9.4%       $ 1,736         3.0%
Risk-Based Capital
 (To Risk-Weighted Assets).....................................                  $5,740       22.3%       $ 2,061         8.0%

    As of June 30, 1997 the Association is categorized as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Association must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that date that management believes have changed the institution's category. The Association's actual capital amounts and ratios are also presented in the following table. All amounts are in thousands of dollars.

                                                                                                               TO BE WELL
                                                                                                           CAPITALIZED UNDER
                                                                                                           PROMPT CORRECTIVE
                                                                                                           ACTION PROVISIONS
                                                                                         ACTUAL
                                                                                 ----------------------  ----------------------
                                                                                  AMOUNT       RATIO      AMOUNT       RATIO
                                                                                 ---------     -----     ---------     -----
As of June 30, 1997:
--------------------
Total Capital
 (To Risk-Weighted Assets)........................................               $   6,218        22.2%   $ 2,780        10.0%
Tier I Capital
 (To Risk-Weighted Assets).......................................                $   5,868        21.0%   $ 1,668         6.0%
Tier I Capital
 (To Average Assets).............................................                $   5,868         9.3%   $ 3,128         5.0%

As of June 30, 1996:
--------------------
Total Capital
 (To Risk-Weighted Assets)........................................               $   5,740        22.3%   $ 2,576        10.0%
Tier I Capital
 (To Risk-Weighted Assets).......................................                $   5,418        21.0%   $ 1,546         6.0%
Tier I Capital
 (To Average Assets).............................................                $   5,418         9.7%   $ 2,779         5.0%

In 1996 Congress enacted the Deposit Insurance Funds Act, which required the Association to pay a special assessment to the Federal Deposit Insurance Corporation of $316,765 in November 1996. In 1997, the Association's federal deposit insurance premiums will be based on an assessment rate of .000648 multiplied times insured deposit balances, which should significantly reduce the required premium amount.

                        See Accountant's Compilation Report.

NOTE 8--RETIREMENT PLANS

The Association has established a 401(k) retirement plan which allows eligible officers and employees to contribute up to fifteen percent of their annual compensation on a tax-deferred basis. The Association has the option, at the discretion of the board of directors, to make contributions to the plan. Total retirement plan expense was $20,409 and $18,437 for the periods ended June 30, 1997 and 1996, respectively.

In June 1997, the Association established a long-term incentive plan for the board of directors to provide target retirement benefits of 75% of board fees for ten years for directors who retire with twenty or more years of service. As of June 30, 1997, a liability totalling $150,991 is included in "other liabilities" in the consolidated statement of condition and the corresponding expense is included in "compensation and benefits" in the consolidated statement of income for the six month period ended June 30, 1997.

NOTE 9--SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK

Most of the Association's business activity is with customers located within East Tennessee. Investments in state and municipal securities involve governmental entities within the State of Tennessee. As of June 30, 1997, the Association had concentrations of loans in real estate lending and consumer lending. Generally these loans are secured by the underlying real estate and consumer goods. The usual risk associated with such concentrations are generally mitigated by being spread over several hundred unrelated borrowers and by adequate collateral loan to value ratios.

NOTE 10--PLAN OF CONVERSION

In May 1997, the board of directors, subject to approval of the deposit accountholders (members) and the Office of Thrift Supervision, approved a plan of reorganization from a mutual savings association to a capital stock savings bank and the concurrent formation of a holding company. The conversion is expected to be accomplished through amendment of the Association's charter and the sale of the holding company's common stock in an amount equal to the consolidated pro forma market value of the holding company and the Association after giving effect to the conversion. A subscription offering of the shares of common stock will be offered initially to depositors, borrowers, directors, officers, employees and employee benefit plans of the Association and to certain other eligible subscribers. Any shares of common stock not sold in the offering are expected to be sold to the public.

At the time of the conversion, the Association will establish a liquidation account in an amount equal to its capital as of the date of the latest consolidated statement of financial condition appearing in the final prospectus. The liquidation account will be maintained for the benefit of eligible accountholders who continue to maintain their accounts at the Association after the conversion. The liquidation account will be reduced annually to the extent that eligible accountholders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an eligible accountholder interest in the liquidation account. In the event of a complete liquidation, each eligible accountholder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held.

Conversion costs are being deferred and will be deducted from the proceeds of the shares sold in the conversion. If the conversion is not completed, all costs will be charged to expense. As of June 30, 1997 the amount of conversion costs that have been incurred and deferred is $25,000.

                   See Accountant's Compilation Report.

                          INDEPENDENT AUDITOR'S REPORT

Board Of Directors
Newport Federal Savings
 and Loan Association
Newport, Tennessee

We have audited the accompanying consolidated statements of financial condition of Newport Federal Savings and Loan Association and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in equity, and cash flows for the years ended December 31, 1996, 1995 and 1994. These consolidated financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Newport Federal Savings and Loan Association and subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years ended December 31, 1996, 1995 and 1994, in conformity with generally accepted accounting principles.

                                            /s/Pugh & Company, P.C.
                                            Certified Public Accountants
                                            January 17, 1997

                        NEWPORT FEDERAL SAVINGS AND LOAN
                                  ASSOCIATION
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF FINANCIAL
                                   CONDITION

AS OF DECEMBER 31,                                                                       1996           1995
-----------------------------------------------------------------------------------  -------------  -------------
                                   -ASSETS -
Cash and Amounts Due From Depository Institutions..................................  $   2,888,527  $   1,832,162
Investment Securities:
 Available for Sale, at Fair Value.................................................     11,688,661     10,285,859
 Held to Maturity (Fair Value of $1,240,710 in 1996 and $1,087,684 in 1995)........      1,212,377      1,046,208
Loans Receivable, Net..............................................................     44,229,918     40,364,779
Premises and Equipment, Net........................................................        227,755        249,778
Accrued Interest Receivable........................................................        294,357        193,170
Other Assets.......................................................................         69,780         47,049
                                                                                     -------------  -------------
TOTAL ASSETS.......................................................................  $  60,611,375  $  54,019,005
                                                                                     -------------  -------------
                                                                                     -------------  -------------
                             -LIABILITIES AND EQUITY -
LIABILITIES
 Deposits
  Demand...........................................................................  $  15,354,820  $  15,003,381
  Term.............................................................................     38,412,125     32,950,786
                                                                                     -------------  -------------
    Total Deposits.................................................................     53,766,945     47,954,167
Accrued Interest Payable...........................................................        225,997        197,622
Deferred Income Taxes..............................................................        484,548        404,431
Other Liabilities..................................................................         30,975         43,737
                                                                                     -------------  -------------
    Total Liabilities..............................................................     54,508,465     48,599,957
                                                                                     -------------  -------------
EQUITY
 Retained Earnings.................................................................      5,631,487      5,048,020
 Net Unrealized Gain on Investment Securities......................................        471,423        371,028
                                                                                     -------------  -------------
    Total Equity...................................................................      6,102,910      5,419,048
                                                                                     -------------  -------------
TOTAL LIABILITIES AND EQUITY.......................................................  $  60,611,375  $  54,019,005
                                                                                     -------------  -------------
                                                                                     -------------  -------------

    The accompanying notes are an integral part of these financial statements.

                  NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                                          ----------------------------------------
                                                                              1996          1995          1994
                                                                          ------------  ------------  ------------
INTEREST INCOME
 Loans..................................................................  $  3,719,759  $  3,383,137  $  3,018,477
 Investment Securities..................................................       726,423       875,650       858,420
 Other Interest-Earning Assets..........................................        90,035        22,971        28,675
                                                                          ------------  ------------  ------------
  Total Interest Income.................................................     4,536,217     4,281,758     3,905,572

INTEREST EXPENSE ON DEPOSITS............................................     2,399,548     2,217,664     1,654,637
                                                                          ------------  ------------  ------------
NET INTEREST INCOME.....................................................     2,136,669     2,064,094     2,250,935

PROVISION FOR LOAN LOSSES...............................................           -0-           -0-        33,000
                                                                          ------------  ------------  ------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.....................     2,136,669     2,064,094     2,217,935

NONINTEREST INCOME
 Deposit Account Service Charges........................................        82,627        70,186        66,340
 Loan Service Charges and Fees..........................................        57,194        58,295        57,319
 Net Gain (Loss) on Sales of Interest-Earning Assets....................        (3,589)       26,789       (10,419)
 Other..................................................................        13,395        11,652         5,778
                                                                          ------------  ------------  ------------
  Total Noninterest Income..............................................       149,627       166,922       119,018
                                                                          ------------  ------------  ------------
NONINTEREST EXPENSE
 Compensation and Benefits..............................................       517,002       476,442       446,162
 Occupancy and Equipment................................................       146,133       136,290       153,766
 Federal Deposit Insurance Premiums.....................................       452,000       132,000       124,720
 Data Processing Fees...................................................       112,856       109,455        98,264
 Advertising and Promotion..............................................        53,468        52,775        49,397
 Loss on Foreclosed Real Estate.........................................           988           712           242
 Other..................................................................       195,582       174,453       165,295
                                                                          ------------  ------------  ------------
Total Noninterest Expense...............................................     1,478,029     1,082,127     1,037,846
                                                                          ------------  ------------  ------------
INCOME BEFORE INCOME TAXES..............................................       808,267     1,148,889     1,299,107

INCOME TAXES............................................................       224,800       434,737       456,317
                                                                          ------------  ------------  ------------
NET INCOME..............................................................  $    583,467  $    714,152  $    842,790
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

     The accompanying notes are an integral part of these financial statements.

                  NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY

                  CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

                  For the Three Years Ended December 31, 1996

                                                                                              NET
                                                                                          UNREALIZED
                                                                                             GAIN
                                                                                           (LOSS) ON
                                                                              RETAINED    INVESTMENT      TOTAL
                                                                              EARNINGS    SECURITIES      EQUITY
                                                                            ------------  -----------  ------------
BALANCES, JANUARY 1, 1994.................................................  $  3,491,078   $ 343,952   $  3,835,030
Net Income................................................................       842,790         -0-        842,790

Change in Net Unrealized Gain ............................................
 (Loss) on Investment Securities..........................................           -0-    (415,925)      (415,925)
                                                                            ------------  -----------  ------------
BALANCES, DECEMBER 31, 1994...............................................     4,333,868     (71,973)     4,261,895

Net Income................................................................       714,152         -0-        714,152

Change in Net Unrealized Gain ............................................
 (Loss) on Investment Securities..........................................           -0-     443,001        443,001
                                                                            ------------  -----------  ------------
BALANCES, DECEMBER 31, 1995...............................................     5,048,020     371,028      5,419,048

Net Income................................................................       583,467         -0-        583,467

Change in Net Unrealized Gain (Loss) on Investment Securities.............           -0-     100,395        100,395
                                                                            ------------  -----------  ------------
BALANCES, DECEMBER 31, 1996...............................................  $  5,631,487   $ 471,423   $  6,102,910
                                                                            ------------  -----------  ------------
                                                                            ------------  -----------  ------------




   The accompanying notes are an integral part of these financial statements.

                   NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                                           -------------------------------------
                                                                              1996         1995         1994
                                                                           -----------  -----------  -----------

OPERATING ACTIVITIES
Net Income...............................................................  $   583,467  $   714,152  $   842,790
                                                                           -----------  -----------  -----------

Adjustments to Reconcile Net Income to Net
 Cash Provided by Operating Activities:
  Provision for Loan Losses..............................................          -0-          -0-       33,000
  Depreciation...........................................................       44,450       49,613       41,645
  Amortization of Investment Securities Premiums and Discounts, Net......       (7,612)      25,389       46,408
  Increase in Unearned Loan Fees.........................................       13,150       32,969       12,773
  Net (Gain) on Sales of Foreclosed Real Estate..........................       (5,377)      (4,129)        (178)
  Federal Home Loan Bank Stock Dividends.................................      (34,000)     (30,400)     (22,600)
  Net (Gain) Loss on Sales of Interest-Earning Assets....................        3,589      (26,789)      10,419
  Deferred Income Taxes..................................................       18,584      166,993       20,800
  (Increase) Decrease in:
   Accrued Interest Receivable...........................................     (101,187)     (38,280)     (46,361)
   Other Assets..........................................................      (22,731)      (7,457)     (15,624)
  Increase (Decrease) in:
    Accrued Interest Payable..............................................       28,375       23,518      114,603
    Accrued Income Taxes..................................................          -0-          -0-      (24,340)
    Other Liabilities.....................................................      (12,762)       2,440        5,650
                                                                           -----------  -----------  -----------
     Total Adjustments...................................................      (75,521)     193,867      176,195
                                                                           -----------  -----------  -----------
       Net Cash Provided by Operating Activities.........................      507,946      908,019    1,018,985
                                                                           -----------  -----------  -----------
INVESTING ACTIVITIES
 Purchases of Investment Securities Available for Sale...................   (3,965,945)  (1,038,511)  (3,900,550)
 Proceeds From Sales of Investment Securities Available for Sale.........    1,003,203    4,191,894    1,139,939
 Proceeds From Maturities of Investment Securities Available for Sale....      500,000          -0-          -0-
 Principal Payments Received on Investment Securities Available for
  Sale...................................................................    1,260,389    1,188,975    1,462,766
 Purchases of Investment Securities Held to Maturity.....................     (166,667)         -0-          -0-
 Proceeds From Maturities of Investment Securities Held to Maturity......          -0-      260,000      150,000
 Net Increase in Loans...................................................   (3,872,912)  (3,814,824)  (2,533,183)
 Purchases of Plant and Equipment, Net...................................      (22,427)     (12,274)    (113,238)
 Proceeds From Sales of Foreclosed Real Estate...........................          -0-       25,162        4,726
                                                                           -----------  -----------  -----------
       Net Cash Provided by (Used in) Investing Activities...............   (5,264,359)     800,422   (3,789,540)
                                                                           -----------  -----------  -----------



                     NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                                          ---------------------------------------
                                                                              1996          1995         1994
                                                                          ------------  ------------  -----------

FINANCING ACTIVITIES
 Net Increase (Decrease) in Deposits....................................     5,812,778      (806,377)   1,450,338
                                                                          ------------  ------------  -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS....................     1,056,365       902,064   (1,320,217)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR............................     1,832,162       930,098    2,250,315
                                                                          ------------  ------------  -----------
CASH AND CASH EQUIVALENTS, END OF YEAR..................................  $  2,888,527  $  1,832,162  $   930,098
                                                                          ------------  ------------  -----------
                                                                          ------------  ------------  -----------
Supplementary Disclosures of Cash Flow Information:

 Cash Paid During the Year for:
 Interest...............................................................  $  2,371,173  $  2,194,146  $ 1,540,034
 Income Taxes...........................................................  $    231,305  $    269,749  $   459,114

Supplementary Disclosures of Noncash
 Investing Activities:
  Transfer of Mortgage-Backed and
   Related Securities From Held to Maturity
   Category to Available for Sale Category..............................  $        -0-  $  3,218,265  $       -0-
  Sale of Foreclosed Real Estate
   by Origination of Mortgage Loans.....................................  $     61,000  $    109,395  $    13,000
 Acquisition of Foreclosed Real Estate..................................  $     49,380  $     94,554  $    53,422
 Change in Unrealized Gain on Investment Securities
  Available for Sale....................................................  $    161,928  $    714,517  $  (670,846)
 Change in Deferred Income Tax Associated With
  Unrealized Gain on Investment Securities Available
  for Sale..............................................................  $     61,533  $    271,516  $  (254,921)
 Change in Net Unrealized Gain on Investment
  Securities Available for Sale.........................................  $    100,395  $    443,001  $  (415,925)










 The accompanying notes are an integral part of these financial statements.

                 NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1996, 1995 AND 1994

NOTE 1--SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation--The consolidated financial statements include the accounts of Newport Federal Savings and Loan Association and its wholly owned subsidiary, NFS Service Corporation. The subsidiary is a service corporation whose only asset is a $15,000 investment in Data Services Corporation of Cincinnati, Ohio, (see Note 2) which provides data processing services to the Association. The subsidiary has liabilities of $698 payable to the Association and shareholder's equity of $14,302 as of December 31, 1996, 1995 and 1994. Results of operations of the subsidiary were $-0- for the years ended December 31, 1996, 1995 and 1994. All intercompany accounts have been eliminated.

Reclassifications--Certain items in the 1994 and 1995 consolidated financial statements have been reclassified to conform with the 1996 consolidated financial statements.

Nature of Operations--The Association provides a variety of financial services to individuals and corporate customers through its two offices in Newport, Tennessee. The Association's primary deposit products are interest-bearing savings accounts and certificates of deposit. Its primary lending products are one-to-four family first mortgage loans.

Use of Estimates--The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans.

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collection of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and economic conditions that may affect the borrowers' ability to pay.

Real estate acquired through, or in lieu of, loan foreclosure is carried at the lower of cost or fair value less estimated costs to sell. Cost includes the balance of the loan plus acquisition costs and improvements made thereafter to facilitate sale. Costs related to the holding of the real estate are expensed.

Cash and Cash Equivalents--Cash and cash equivalents include "Cash and Amounts Due from Depository Institutions."

Cash and Amounts Due From Depository Institutions--Cash and amounts due from depository institutions includes approximately $2,270,000 on deposit with the Federal Home Loan Bank of Cincinnati as of December 31, 1996 ($1,245,000 in
1995).

Investment Securities--In accordance with SFAS No. 115, the Association has segregated its securities into the following categories:

(a) Held to Maturity--These debt securities are carried at cost, adjusted for amortization of premiums and accretion of discounts, which are recognized as adjustments to interest income, using a method which approximates the level yield method. In placing securities in this category, the Association has expressed a positive intent and ability to hold such securities until they mature. The Association has classified all of its obligations of states and political subdivisions in its held to maturity portfolio.

(b) Available for Sale--All other debt and equity securities have been placed in this category. These securities are carried at fair value based on quoted market prices. Any unrealized gain or loss is reported in the consolidated statements of financial condition as a component of equity, net of any deferred tax effect.

Realized gains or losses on the sales of securities available for sale are based on the net proceeds and amortized cost of the securities sold, using the specific identification method. See Note 2 for additional information on investment securities.

Loan Fees--Loan fees, net of initial direct costs related to initiating and closing loans, have been deferred and are being amortized into interest income over the remaining lives of the loans as an adjustment of yield, using the level yield method.

Recognition of Interest on Loans--Unearned interest on installment loans is recognized as income over the terms of the loans using a declining balance method. Interest on other loans is calculated by using the simple interest method on the principal outstanding. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that the collection of interest is doubtful.

Premises and Equipment, Net--Premises and equipment are stated at cost less accumulated depreciation. Depreciation, computed principally using the straight-line method for financial accounting purposes and accelerated methods for income tax reporting purposes, is based on estimated useful lives of five to thirty years.

Income Taxes--Income taxes are provided for the tax effects of the transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of investment securities, allowance for loan losses, deferred loan fees, and accumulated depreciation for financial accounting and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. An appropriate provision is made in the consolidated financial statements for deferred income taxes in recognition of these differences.

NOTE 2--INVESTMENT SECURITIES

The amortized cost and estimated fair value of investment securities classified as available for sale are as follows:

                                                             INVESTMENT SECURITIES AVAILABLE FOR SALE
                                                 -----------------------------------------------------------------
                                                                            GROSS         GROSS        ESTIMATED
                                                    AMORTIZED            UNREALIZED    UNREALIZED        FAIR
                                                       COST                 GAINS        LOSSES          VALUE
                                                 -----------------       -----------  -------------  -------------
As of December 31, 1996
Debt Securities:
 U.S. Treasury Securities and Obligations of
  U.S. Government Corporations and Agencies....       $ 2,977,719          $ 22,151      $(11,212)    $ 2,988,658
 Mortgage-Backed Securities....................         7,397,334            87,245       (83,884)      7,400,695
                                                 -----------------       -----------  -------------  -------------
  Total Debt Securities........................        10,375,053           109,396       (95,096)     10,389,353
                                                 -----------------       -----------  -------------  -------------
Equity Securities:
 Federal Home Loan Bank of Cincinnati Stock....           510,800               -0-           -0-         510,800
 Federal Home Loan Mortgage Corporation
  Preferred Stock..............................            27,448           746,060           -0-         773,508
 Data Services Corporation Stock...............            15,000               -0-           -0-          15,000
                                                 -----------------       -----------  -------------  -------------
Total Equity Securities........................           553,248           746,060           -0-       1,299,308
                                                 -----------------       -----------  -------------  -------------
                                                      $10,928,301          $855,456      $(95,096)    $ 11,688,661
                                                 -----------------       -----------  -------------  -------------
                                                 -----------------       -----------  -------------  -------------
As of December 31, 1995
Debt Securities:
 U.S. Treasury Securities and Obligations of
   U.S. Government Corporations and Agencies...       $ 1,515,904          $    -0-      $ (2,745)    $  1,513,159
 Mortgage-Backed Securities....................         7,652,275            85,324       (41,867)       7,695,732
  Total Debt Securities........................         9,168,179            85,324       (44,612)       9,208,891
Equity Securities:
 Federal Home Loan Bank of Cincinnati Stock....           476,800               -0-           -0-          476,800
 Federal Home Loan Mortgage Corporation
  Preferred Stock..............................            27,448           557,720           -0-          585,168
 Data Services Corporation Stock...............            15,000               -0-           -0-           15,000
  Total Equity Securities......................           519,248           557,720           -0-        1,076,968
                                                 -----------------       -----------  -------------  -------------
                                                      $ 9,687,427          $643,044     $ (44,612)     $10,285,859
                                                 -----------------       -----------  -------------  -------------
                                                 -----------------       -----------  -------------  -------------





Gross realized gains and losses from sales of investment securities classified as available for sale are as follows:



                                                                                    1996       1995        1994
                                                                                  ---------  ---------  ----------
Gross Realized Gains............................................................  $     -0-  $  40,039  $      589
Gross Realized Losses...........................................................     (3,589)   (13,250)    (11,008)
                                                                                  ---------  ---------  ----------
                                                                                  $  (3,589) $  26,789  $  (10,419)
                                                                                  ---------  ---------  ----------
                                                                                  ---------  ---------  ----------

The amortized cost and estimated fair value of investment securities classified as held to maturity are as follows:

                                                                       INVESTMENT SECURITIES HELD TO MATURITY
                                                               ------------------------------------------------------
                                                                  GROSS         GROSS       ESTIMATED
                                                                AMORTIZED    UNREALIZED    UNREALIZED        FAIR
                                                                   COST         GAINS        LOSSES         VALUE
                                                               ------------  -----------  -------------  ------------
As of December 31, 1996
 Obligations of States and
  Political Subdivisions.....................................  $  1,212,377   $  28,333     $     -0-    $  1,240,710
                                                               ------------  -----------          ---    ------------
                                                               ------------  -----------          ---    ------------
As of December 31, 1995
 Obligations of States and
  Political Subdivisions.....................................  $  1,046,208   $  41,476     $     -0-    $  1,087,684
                                                               ------------  -----------          ---    ------------
                                                               ------------  -----------          ---    ------------

The amortized cost and estimated fair value of debt securities as of December 31, 1996, by contractual maturity, are as follows:

                                                              AVAILABLE FOR SALE            HELD TO MATURITY
                                                         ----------------------------  --------------------------
                                                           ESTIMATED      ESTIMATED
                                                           AMORTIZED        FAIR        AMORTIZED        FAIR
                                                             COST           VALUE          COST         VALUE
                                                         -------------  -------------  ------------  ------------
Due in One Year or Less................................  $         -0-  $         -0-  $    115,109  $    116,225
Due After One Year Through Five Years..................      6,560,967      6,513,756       315,601       322,017
Due After Five Years Through Ten Years.................      1,487,467      1,463,296       781,667       802,468
Due After Ten Years....................................      2,326,619      2,412,301           -0-           -0-
                                                         -------------  -------------  ------------  ------------
                                                         $  10,375,053  $  10,389,353  $  1,212,377  $  1,240,710
                                                         -------------  -------------  ------------  ------------
                                                         -------------  -------------  ------------  ------------

The Association did not sell any investment securities classified as held to maturity during the years ended December 31, 1996, 1995, and 1994.

In 1995, in accordance with paragraph 61 of the FASB Special Report No.
155-B, the Association transferred mortgage-backed and related securities with an amortized cost of $3,218,265 from its held to maturity category to its available for sale category. These securities had a net unrealized loss of approximately $26,000 on the date transferred. There were no transfers between categories in 1996.

Investments with book values of approximately $1,400,000 (which approximates market values) as of both December 31, 1996 and 1995, respectively, were pledged to secure deposits of public funds.

NOTE 3--LOANS RECEIVABLE

The Association provides mortgage and consumer lending services to individuals primarily in the East Tennessee area. Loans receivable are summarized as follows:

                                                                                         1996           1995
                                                                                     -------------  -------------
First mortgage loans (principally conventional):
 Secured by one-to-four family residences..........................................  $  39,549,254  $  36,534,109
 Secured by other properties.......................................................      2,264,532      1,369,572
 Construction loans................................................................      1,889,100      2,340,900
                                                                                     -------------  -------------
                                                                                        43,702,886     40,244,581
                                                                                     -------------  -------------
Less:
 Undisbursed portion of construction loans.........................................        688,450        979,822
 Net deferred loan origination fees................................................        261,955        248,805
                                                                                     -------------  -------------
  Net first mortgage loans.........................................................     42,752,481     39,015,954
                                                                                     -------------  -------------
Consumer and commercial loans:
 Loans to depositors, secured by deposits..........................................        509,139        587,651
 Automobile........................................................................        664,253        513,868
 Home equity and second mortgage...................................................        233,882        232,540
 Other.............................................................................        564,579        512,932
                                                                                     -------------  -------------
                                                                                         1,971,853      1,846,991
                                                                                     -------------  -------------
Less unearned interest.............................................................            698          1,721
                                                                                     -------------  -------------
  Net consumer and commercial loans................................................      1,971,155      1,845,270
                                                                                     -------------  -------------
Less allowance for loan losses.....................................................        493,718        496,445
                                                                                     -------------  -------------
                                                                                     $  44,229,918  $  40,364,779
                                                                                     -------------  -------------
                                                                                     -------------  -------------

The Association had outstanding loan commitments of approximately $799,000 and $634,000 (in addition to undisbursed portion of construction loans) at rates ranging from 6% to 10% as of December 31, 1996 and 1995, respectively.

Activity in the allowance for loan losses consists of the following:

                                                                                  1996        1995        1994
                                                                               ----------  ----------  ----------
Allowance at beginning of year...............................................  $  496,445  $  498,452  $  474,809
 Provision charged to expense................................................         -0-         -0-      33,000
 Charge offs, net of recoveries..............................................      (2,727)     (2,007)     (9,357)
                                                                               ----------  ----------  ----------
Allowance at end of year.....................................................  $  493,718  $  496,445  $  498,452
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

As of December 31, 1996 and 1995, the Association had loans amounting to approximately $380,000 and $294,000, respectively, that were specifically classified as impaired. The average individual loan balance of these loans amounted to approximately $25,000 and $18,000 as of December, 31, 1996 and 1995, respectively. The allowance for loan losses related to impaired loans amounted to approximately $-0- and $8,000 as of December 31, 1996 and 1995, respectively. The following is a summary of cash receipts on these loans and how they were applied in 1996 and 1995:

                                                                                                1996       1995
                                                                                              ---------  ---------
Cash receipts applied to reduce principal balance...........................................  $  36,747  $  23,160
Cash receipts recognized as interest income.................................................     33,061     26,263
                                                                                              ---------  ---------
Total cash receipts.........................................................................  $  69,808  $  49,423
                                                                                              ---------  ---------
                                                                                              ---------  ---------

NOTE 4--PREMISES AND EQUIPMENT, NET

Premises and equipment, net are summarized as follows:

                                                                                               1996        1995
                                                                                            ----------  ----------
Land......................................................................................  $   46,000  $   46,000
Buildings.................................................................................     606,430     606,430
Furniture and equipment...................................................................     256,799     234,372
                                                                                            ----------  ----------
                                                                                               909,229     886,802
Less accumulated depreciation.............................................................     681,474     637,024
                                                                                            $  227,755  $  249,778
                                                                                            ----------  ----------
                                                                                            ----------  ----------

NOTE 5--DEPOSITS

A summary of deposits is as follows:

                                                                                     1996                1995
                                                                           ------------------------  -------------
Demand Deposits:
 Now Accounts............................................................  $              3,387,886   $  2,812,048
 Money Market Deposit Accounts...........................................                 2,273,793      2,033,635
 Passbook Savings........................................................                 9,693,141     10,157,698
                                                                           ------------------------  -------------
  Total Demand Deposits..................................................                15,354,820     15,003,381
                                                                           ------------------------  -------------
Term Deposits:
 Less than $100,000......................................................                26,421,000     24,449,952
 $100,000 or More........................................................                11,991,125      8,500,834
  Total Term Deposits....................................................                38,412,125     32,950,786
                                                                           ------------------------  -------------
                                                                           $             53,766,945  $  47,954,167
                                                                           ------------------------  -------------
                                                                           ------------------------  -------------

As of December 31, 1996, the scheduled maturities of certificates of deposit are as follows:

1997..........................................................................   $34,255,238
1998..........................................................................     3,884,456
1999..........................................................................       177,431
2000..........................................................................        95,000
                                                                                 -----------
                                                                                 $38,412,125
                                                                                 -----------
                                                                                 -----------

NOTE 6--INCOME TAXES

Income taxes as shown in the consolidated statements of income differ from the amount computed using the statutory federal income tax rate due to tax exempt interest income and state excise tax expense. Income taxes consist of:

                                                                                  1996        1995        1994
                                                                               ----------  ----------  ----------
Current......................................................................  $  206,216  $  267,744  $  435,517
Deferred.....................................................................      18,584     166,993      20,800
                                                                               ----------  ----------  ----------
                                                                               $  224,800  $  434,737  $  456,317
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

Deferred tax liabilities have been provided for taxable temporary differences related to the allowance for loan losses, accumulated depreciation, investments and loans. Deferred tax assets have been provided for deductible temporary differences related to the allowance for loan losses and deferred loan fees. The net deferred tax liability in the accompanying consolidated statements of financial condition include the following components:

                                                                                               1996        1995
                                                                                            ----------  ----------
Deferred Tax Liabilities..................................................................  $  583,986  $  498,977
Deferred Tax Assets.......................................................................      99,438      94,546
                                                                                            ----------  ----------
 Net Deferred Tax Liability...............................................................  $  484,548  $  404,431
                                                                                            ----------  ----------
                                                                                            ----------  ----------

In 1996, Congress enacted the Small Business Job Protection Act which effectively removes any recapture provisions related to tax bad debt reserves accumulated by the Association prior to 1988. However, any reserves accumulated after 1987 must be recaptured over a six year period. The tax liability associated with this recapture is included in the Association's deferred tax liability as of December 31, 1996. This change in tax law did not have a significant impact on income tax expense.

Beginning in 1996, the Association will utilize the six year moving average method to determine its tax bad debt deductions. The effect of this change will be to increase taxable income in 1996 and future years.

NOTE 7--REGULATORY MATTERS

The Association is subject to various regulatory capital requirements administered by its primary federal regulator, the Office of Thrift Supervision (OTS). Failure to meet the minimum regulatory capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators, that if undertaken, could have a direct material affect on the Association and the consolidated financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Association must meet specific capital guidelines involving quantitative measures of the Association's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Association's capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Management believes that the Association meets all capital adequacy requirements to which it is subject.

Quantitative measures established by OTS regulations to ensure capital adequacy require the Association to maintain minimum amounts and ratios of "tangible capital" and "core capital" to "adjusted total assets" and "risk based capital" to "risk-weighted assets" (as defined in the regulations). The Association's actual capital amounts and minimum capital requirements of the OTS are presented in the following table. All amounts are in thousands of dollars.

                                                                                                        TO COMPLY WITH
                                                                                                       MINIMUM CAPITAL
                                                                                   ACTUAL                REQUIREMENTS
                                                                          ------------------------  ----------------------
                                                                           AMOUNT        RATIO       AMOUNT       RATIO
                                                                          ---------      -----      ---------     -----
As of December 31, 1996:
Tangible Capital (To Adjusted Total Assets).............................  $   5,631       9.3%      $     909      1.5%
Core Capital (To Adjusted Total Assets).................................  $   5,631       9.3%      $   1,818      3.0%
Risk-Based Capital (To Risk-Weighted Assets)............................  $   5,972      21.9%      $   2,179      8.0%

As of December 31, 1995:
Tangible Capital (To Adjusted Total Assets).............................  $   5,048       9.3%      $     810      1.5%
Core Capital (To Adjusted Total Assets).................................  $   5,048       9.3%      $   1,621      3.0%
Risk-Based Capital (To Risk-Weighted Assets)............................  $   5,323      24.2%      $   1,759      8.0%

As of December 31, 1996 the Association is categorized as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Association must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that date that management believes have changed the institution's category. The Association's actual capital amounts and ratios are also presented in the following table. All amounts are in thousands of dollars.

                                                                                                          TO BE WELL
                                                                                                      CAPITALIZED UNDER
                                                                                                      PROMPT CORRECTIVE
                                                                                                      ACTION PROVISIONS
                                                                                   ACTUAL
                                                                          ------------------------  ----------------------
                                                                           AMOUNT        RATIO       AMOUNT       RATIO
                                                                          ---------      -----      --------      -----
As of December 31, 1996:
Total Capital (To Risk-Weighted Assets).................................  $   5,972       21.9%       $2,724      10.0%
Tier I Capital (To Risk-Weighted Assets)................................  $   5,631       20.7%       $1,634       6.0%
Tier I Capital (To Average Assets)......................................  $   5,631        9.8%       $2,866       5.0%

As of December 31, 1995:
Total Capital (To Risk-Weighted Assets).................................  $   5,323       24.2%       $2,199      10.5%
Tier I Capital (To Risk-Weighted Assets)................................  $   5,048       23.0%       $1,319       6.0%
Tier I Capital (To Average Assets)......................................  $   5,048        9.4%       $2,681       5.0%

In 1996 Congress enacted the Deposit Insurance Funds Act, which required the Association to pay a special assessment to the Federal Deposit Insurance Corporation of $316,765. In 1997, the Association's federal deposit insurance premiums will be based on an assessment rate of .000648 multiplied times insured deposit balances, which should significantly reduce the required premium amount.

NOTE 8--RETIREMENT PLAN

The Association has established a 401(k) retirement plan which allows eligible officers and employees to contribute up to fifteen percent of their annual compensation on a tax-deferred basis. The Association has the option, at the discretion of the board of directors, to make contributions to the plan. Total retirement plan expense was $36,521, $40,147, and $30,174 for the years ended December 31, 1996, 1995, and 1994, respectively.

NOTE 9--SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK

Most of the Association's business activity is with customers located within East Tennessee. Investments in state and municipal securities involve governmental entities within the State of Tennessee. As of December 31, 1996, the Association had concentrations of loans in real estate lending and consumer lending. Generally these loans are secured by the underlying real estate and consumer goods. The usual risk associated with such concentrations are generally mitigated by being spread over several hundred unrelated borrowers and by adequate collateral loan to value ratios.

------------------------------------     --------------------------------------
------------------------------------     --------------------------------------

No one has been authorized to give          UNITED TENNESSEE BANKSHARES, INC.
any information or to make any
representation other than as
contained in this prospectus. This
prospectus is not an offer to sell
or a solicitation of an offer to                   (Holding Company for
buy any of the securities offered              Newport Federal Savings and
hereby to any person in any                          Loan Association)
jurisdiction in which such offer
or solicitation is not authorized
or in which the person making such
offer or solicitation is not
qualified to do so or to any
person to whom it is unlawful.
Neither the delivery of this
prospectus nor any sale hereunder
shall under any circumstances
create any implication that there
has been no change in the affairs
of the Company or the Bank since
any of the dates as of which
information is furnished herein or
since the date hereof.

     Table of Contents

                            Page
                            ----

QUESTIONS AND ANSWERS......  (i)
RISK FACTORS............... (viii)
SELECTED CONSOLIDATED
 FINANCIAL INFORMATION AND
 OTHER DATA................    1                      PROSPECTUS
THE CONVERSION.............    5
UNITED TENNESSEE
 BANKSHARES, INC...........   18
NEWPORT FEDERAL SAVINGS AND
 LOAN ASSOCIATION..........   18
USE OF PROCEEDS............   19
DIVIDENDS..................   20
MARKET FOR THE COMMON
 STOCK.....................   20
PURCHASES BY DIRECTORS AND
 EXECUTIVE OFFICERS........   22
CAPITALIZATION.............   23
HISTORICAL AND PRO FORMA
 REGULATORY CAPITAL
 COMPLIANCE................   24                     Between 935,000
PRO FORMA DATA.............   25                  and 1,454,750 Shares
MANAGEMENT'S DISCUSSION AND
 ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF
 OPERATIONS................   29                      COMMON STOCK
BUSINESS...................   43
REGULATION.................   65
TAXATION...................   72
MANAGEMENT.................   73
CERTAIN RESTRICTIONS ON
 ACQUISITIONS..............   83
CERTAIN ANTI-TAKEOVER
 PROVISIONS................   84
DESCRIPTION OF COMMON
 STOCK.....................   88
REGISTRATION REQUIREMENTS..   89
LEGAL MATTERS..............   89
EXPERTS....................   90
ADDITIONAL INFORMATION.....   90
INDEX TO CONSOLIDATED                           TRIDENT SECURITIES, INC.
 FINANCIAL STATEMENTS......   91

Until December , 1997, or 25 days
after commencement of any
Syndicated Offering, whichever is
later, all dealers effecting
transactions in the registered
securities, whether or not
participating in this                            November , 1997
distribution, may be required to
deliver a prospectus. This is in
addition to the obligation of
dealers to deliver a prospectus
when acting as underwriters and
with respect to their unsold
allotments or subscriptions.

------------------------------------     --------------------------------------
------------------------------------     --------------------------------------

                   PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

       Article XIII of the Charter of the registrant (the "Corporation") sets forth circumstances under which directors, officers, employees and agents shall or may be indemnified against liability which they incur in their capacities as follows:

                            ARTICLE XIII - Indemnification

    (A) Except as provided in Section (B) of this Article, the Corporation shall indemnify a director who is made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative ("proceeding"), because he is or was a director against liability incurred in such proceeding if (1) he conducted himself in good faith;
(2) he reasonably believed, (a) in the case of conduct in his official capacity with the Corporation, that his conduct was in the Corporation's best interest and, (b) in all other cases, that his conduct was at least not opposed to its best interests; and, (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

    The Corporation shall further indemnify any director and any officer who is not a director who was wholly successful, on the merits or otherwise, in the defense of any proceedings to which he was a party because he is or was a director of the Corporation against reasonable expenses incurred by him in connection with the proceeding.

    (B) The Corporation shall not indemnify a director in connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

    (C) The Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if (1) the director furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in Section (A) of this Article; (2) he provides the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he is not entitled to indemnification; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under this
Article XIII.

    (D) The Corporation may not indemnify a director hereunder unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard set forth in Section (A) of this Article XIII. The determination shall be made:

         (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

         (2) If a quorum cannot be obtained under Subsection (1) of this Section, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

         (3)  By independent special legal counsel;

              (a) Selected by the board of directors or its committee in the manner prescribed in Subsections (1) or (2) of this Section;

              (b) If a quorum of the board of directors cannot be obtained under Subsection (1) of this Section and a committee cannot be designated under Subsection (2) of this Section, selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

         (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

    (E) Authorization of indemnification and evaluation that indemnification is permissible shall be made in the same manner as the determination that indemnification is permissible, except that, if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under Subsection (3) of this Section to select counsel.

    (F) The Corporation may indemnify and advance expenses to an officer, employee or agent of the Corporation who is not a director to the same extent as a director hereunder.

    (G) The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, employee benefit plan or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the Corporation would have power to indemnify him against the same liability hereunder.

    Article XII of the Corporation's Charter eliminates directors' liability to the Corporation or its stockholders as follows:

                  ARTICLE XII - Elimination of Directors' Liability

    Directors of the Corporation shall have no liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this Article XII shall not eliminate liability of a director (A) for any breach of the director's duty of loyalty to the Corporation or its shareholders; (B) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law; or (C) for unlawful distributions under Section 48-18-304 of the Tennessee Business Corporation Act.

    If the Tennessee Business Corporation Act is amended to permit further elimination or limitation of the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended. Any repeal or modification of this Article XII or applicable Tennessee law shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Item 25.  Other Expenses of Issuance and Distribution.

                    ESTIMATED EXPENSES INCIDENT TO THE CONVERSION

         Legal fees and expenses,
          including special and local counsel.....................$     115,000
         EDGAR file conversions and filings,
          printing, postage and mailings..........................      100,000
         Accounting fees and expenses.............................       30,000
         Appraisal fees and expenses..............................       20,500
         Business Plan and related
          consulting fees and expenses............................        5,000
         Blue Sky filing fees and expenses
          (including legal counsel)...............................       10,000
         Filing fees (OTS, SEC and Nasdaq)........................       25,000
         Conversion agent fees and expenses.......................        8,500
         Stock transfer  agent and certificates...................       15,000
         Sales agent's expenses...................................       40,000
         Other expenses...........................................       61,000
                                                                        -------
             Subtotal.............................................      430,000
         Sales agent's fees*....................190,000/220,000/250,000/285,000
                                                -------------------------------
             Total*............................$620,000/650,000/680,000/715,000
                                                -------------------------------
                                                -------------------------------

*Based on minimum/midpoint/maximum/maximum, as adjusted (see Prospectus in PartI)


Item 26.  Recent Sales of Unregistered Securities.

           Not applicable.

Item 27.  Exhibits:

       (a) The exhibits filed as a part of this registration statement areas follows:

    1.1  Engagement Letter with Trident Securities, Inc.

    1.2  Form of Agency Agreement with Trident Securities, Inc.

    2    Plan of Conversion (Exhibit A to Proxy Statement filed as Exhibit 99.2)

    3.1  Charter of United Tennessee Bankshares, Inc.

    3.2  Bylaws of United Tennessee Bankshares, Inc.

    4    Form of Stock Certificate of United Tennessee Bankshares, Inc.

    5    Opinion of Housley Kantarian & Bronstein, P.C. regarding
          legality of securities being registered

    8.1  Federal Tax Opinion of Housley Kantarian & Bronstein, P.C.

   8.2     State Tax Opinion of Pugh & Company, P.C.

   8.3 Opinion of RP Financial, LC as to the value of subscription rights for tax purposes

  10.1     Form of United Tennessee Bankshares, Inc. Stock Option and
            Incentive Plan

  10.2 Form of United Tennessee Bankshares, Inc. Management Recognition Plan and Trust Agreement

  10.3(a)  Employment Agreements between Newport Federal Savings and Loan
            Association and Richard G. Harwood, Nancy L. Bryant and
            Peggy Holston

  10.3(b)   Forms of Guarantee Agreements  between United Tennessee
             Bankshares, Inc. and Richard G. Harwood, Nancy L. Bryant and Peggy Holston

  10.4       Newport Federal Savings and Loan Association Long-Term Incentive
              Plan

  10.5       Newport Federal Savings and Loan Association Deferred
              Compensation Plan

  23.1 Consents of Housley Kantarian & Bronstein, P.C. (in opinions filed as Exhibits 5 and 8.1)

  23.2   Consent of Pugh & Company, P.C.

  23.3   Consent of RP Financial, LC

  24     Power of Attorney (see signature page)

  27     Financial Data Schedule

  99.1   Forms of Stock Order Form and Certification

  99.2 Forms of Proxy Statement for Special Meeting of Members of Newport Federal Savings and Loan Association and Proxy Card

  99.3   Forms of Miscellaneous Solicitation and Marketing Materials

  99.4   Appraisal Report dated September 12, 1997


    (b)  Financial Statement Schedules.

    No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 28.  Undertakings

         The undersigned registrant hereby undertakes:

    (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

       (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act").

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) Include any additional or changed material information on the plan of distribution.

    (2) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    (4) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Newport, State of Tennessee, as of the date set forth below.

                             UNITED TENNESSEE BANKSHARES, INC.


Date: September 25, 1997              By:  /s/ Richard G. Harwood
                                           ------------------------------------
                                           Richard G. Harwood
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)

                                  POWER OF ATTORNEY

    We, the undersigned directors and executive officers of United Tennessee Bankshares, Inc., hereby severally constitute and appoint Richard G. Harwood, with full power of substitution, our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Richard G. Harwood may deem necessary or advisable to enable United Tennessee Bankshares, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of United Tennessee Bankshares, Inc. common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Richard G. Harwood shall do or cause to be done by virtue thereof.

    In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated as of the date set forth above.


/s/ Richard G. Harwood                                /s/ J. William Myers
-----------------------------------                   -------------------------
Richard G. Harwood                                    J. William Myers
President, Chief Executive Officer and                Chairman of the Board
(Principal Executive, Financial
 and Accounting Officer)

/s/ Clyde E. Driskill, Jr.                            /s/ William B. Henry
-----------------------------------                   -------------------------
Clyde E. Driskill, Jr.                                William B. Henry
Director                                              Director

/s/ Robert L. Overholt                                /s/ Robert D. Self
-----------------------------------                   -------------------------
Robert L. Overholt                                    Robert D. Self
Director                                              Director